                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      First Tennessee National Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           THE ART OF CREATING VALUE


                      FIRST TENNESSEE NATIONAL CORPORATION
               1998 PROXY STATEMENT & 1997 FINANCIAL INFORMATION










                                                                  [LOGO](R)FIRST
                                                                       TENNESSEE

                                                               March 20, 1998

[LOGO] (R) FIRST TENNESSEE




Dear Shareholders:

      You are cordially invited to attend First Tennessee National Corporation's 1998 annual meeting of shareholders. We will hold the meeting on April 21, 1998, in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, at 10:00 a.m. We have enclosed the formal notice of the annual meeting, our 1998 proxy statement, and a form of proxy.

      At the meeting, we will ask you to elect four Class II directors and ratify the appointment of Arthur Andersen LLP as our independent auditors for 1998. The attached proxy statement contains information about these matters.

      This year we have included detailed financial information relating to our activities and operating performance during 1997 in an appendix to the proxy statement instead of a separate annual report to shareholders. In our continuing effort to improve disclosure and provide information in a more user-friendly manner, we have prepared a new Summary Annual Report, which is also enclosed.

      Your vote is important. Based on recent action by the Tennessee legislature, we are pleased to offer you the option this year of voting by telephone via an 800 number. You may still vote by mail, or if you attend the meeting and want to vote your shares, then prior to the balloting you should request that your form of proxy be withheld from voting. We request that you vote by telephone or return your proxy card in the postage-paid envelope as soon as possible.

                                         Sincerely yours,

                                         /s/ Ralph Horn
                                         --------------------------------------
                                         Ralph Horn
                                         Chairman of the Board,
                                         President and Chief Executive Officer

                      FIRST TENNESSEE NATIONAL CORPORATION

                               165 Madison Avenue
                            Memphis, Tennessee 38103

                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING
                                 April 21, 1998


      The annual meeting of shareholders of First Tennessee National Corporation will be held on April 21, 1998, at 10:00 a.m., local time, in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee. The items of business are:

      1. Election of four Class II directors to serve until the 2001 annual meeting of shareholders, or until their successors are duly elected and qualified.

      2.    Ratification of appointment of auditors.

      These items are described more fully in the following pages, which are made a part of this notice. The close of business February 27, 1998, is the record date for the meeting. All shareholders of record at that time are entitled to vote at the meeting.

      Management would appreciate your signing and returning the accompanying form of proxy promptly, so that if you are unable to attend the meeting your shares can nevertheless be voted.


                                               /s/ Lenore S. Creson
                                               --------------------
                                               Lenore S. Creson
                                               Corporate Secretary
                                               Memphis, Tennessee
                                               March 20, 1998




                                IMPORTANT NOTICE

                  PLEASE (1) VOTE BY TELEPHONE OR (2) MARK, DATE,
                  SIGN AND PROMPTLY MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                PROXY STATEMENT
                      FIRST TENNESSEE NATIONAL CORPORATION
                               165 Madison Avenue
                            Memphis, Tennessee 38103

Table of Contents                                                                                       Page
-----------------                                                                                       ----
General Matters                                                                                           1
      Stock Ownership Table                                                                               2
VOTE ITEM NO. 1 - ELECTION OF DIRECTORS                                                                   3
      Nominees                                                                                            4
      Continuing Directors                                                                                4
      The Board of Directors and its Committees                                                           5
Shareholder Proposals                                                                                     6
Executive Compensation                                                                                    6
      Summary Compensation Table                                                                          7
      Option/SAR Grants Table                                                                             9
      Aggregated Option/SAR Exercises and Values Table                                                   10
      Pension Plan Table                                                                                 10
      Employment Contracts and Termination of Employment and
            Change-in-Control Arrangements                                                               11
      Compensation Committee Interlocks and Insider Participation                                        12
      Certain Relationships and Related Transactions                                                     12
      Board Compensation Committee Report on Executive Compensation                                      13
      Total Shareholder Return Performance Graph                                                         18
      Compensation of Directors                                                                          18
      Section 16(a) Beneficial Ownership Reporting Compliance                                            19
VOTE ITEM NO. 2 - RATIFICATION OF APPOINTMENT OF AUDITORS                                                19
Other Matters                                                                                            19
Availability of Annual Report on Form 10-K                                                               20
Appendix - Financial Information                                                                        A-1

GENERAL MATTERS

      The following proxy statement will be mailed to shareholders beginning on or about March 20, 1998. The Board of Directors is soliciting proxies to be used at our annual meeting of the shareholders to be held on April 21, 1998, at 10:00 a.m. local time in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, and at any adjournment or adjournments thereof.

      The accompanying form of proxy is for use at the meeting if you will be unable to attend in person. You may revoke the proxy at any time before it is exercised. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of:

      1. Election of four Class II directors to serve until the 2001 annual meeting of shareholders or until their successors are duly elected and qualified.
      2.    Ratification of appointment of auditors.

      We will bear the entire cost of soliciting the proxies. In following up the original solicitation of the proxies by mail, we may request brokers and others to send proxies and proxy material to the beneficial owners of the shares and may reimburse them for their expenses in so doing. If necessary, we may also use several of our regular employees to solicit proxies from the shareholders, either personally or by telephone or by special letter, for which they will receive no compensation in addition to their normal compensation.

      Our common stock is the only class of voting securities. There were 128,125,070 shares of common stock outstanding and entitled to vote as of February 27, 1998, the record date for the annual shareholders' meeting. Each share is entitled to one vote. A majority of the votes entitled to be cast at the annual meeting constitutes a quorum for purposes of the meeting. A plurality of the votes cast is required to elect the nominees as directors. To approve the ratification of the appointment of auditors, the votes cast in favor of the item must exceed the votes cast in opposition to it. An "abstention" will be considered present for quorum purposes, but will not otherwise have any effect on either of the vote items. Broker "non-votes" will not be considered present for quorum purposes but will not otherwise have any effect on either of the vote items.

      We know of no person who owned beneficially, as that term is defined by Rule 13d-3 of the Securities Exchange Act of 1934, more than five percent (5%) of our common stock on December 31, 1997.

      The following table sets forth certain information as of December 31, 1997, concerning beneficial ownership of our common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and directors and executive officers as a group:


                             Stock Ownership Table

===================================================================================================

                Name of                         Amount and Nature of               Percent of Class
           Beneficial Owner                     Beneficial Ownership
                                                (Number of Shares)(1)
---------------------------------------------------------------------------------------------------
Robert C. Blattberg                                43,084 (2) (5)                        0.03
---------------------------------------------------------------------------------------------------
Carlos H. Cantu                                    21,730 (2) (5)                        0.02
---------------------------------------------------------------------------------------------------
George E. Cates                                    28,718 (2) (5)                        0.02
---------------------------------------------------------------------------------------------------
J. Kenneth Glass                                  355,232 (3) (4)                        0.28
---------------------------------------------------------------------------------------------------
James A. Haslam, III                               30,252 (2) (5)                        0.02
---------------------------------------------------------------------------------------------------
Ralph Horn                                      1,164,104 (3) (4)                        0.90
---------------------------------------------------------------------------------------------------
John C. Kelley, Jr.                               370,628 (3) (4)                        0.29
---------------------------------------------------------------------------------------------------
George P. Lewis                                   429,384 (3) (4)                        0.33
---------------------------------------------------------------------------------------------------
R. Brad Martin                                     28,933 (2) (5)                        0.02
---------------------------------------------------------------------------------------------------
Joseph Orgill, III                                239,956 (2) (5)                        0.19
---------------------------------------------------------------------------------------------------
Vicki R. Palmer                                    42,772 (2) (5)                        0.03
---------------------------------------------------------------------------------------------------
Michael D. Rose                                    80,260 (2) (5)                        0.06
---------------------------------------------------------------------------------------------------
William B. Sansom                                  53,603 (2) (5)                        0.04
---------------------------------------------------------------------------------------------------
Gordon P. Street, Jr.                              39,362 (2) (5)                        0.03
---------------------------------------------------------------------------------------------------
Elbert L. Thomas, Jr.                             170,760 (3) (4)                        0.13
---------------------------------------------------------------------------------------------------
Directors and Executive Officers
as a Group (20 persons)                         4,111,092 (3) (4)                        3.16
===================================================================================================

                        [Notes to table are on page 3.]

(1) All share amounts have been adjusted to reflect the 2-for-1 stock split that was paid February 20, 1998. The respective directors and officers have sole voting and investment powers with respect to all of such shares except as specified in note (2) and note (4).

(2) Includes 3,000 shares of restricted stock (5,400 shares as to Messrs. Cantu, Cates and Haslam and 4,200 shares as to Mr. Martin and Mrs. Palmer) with respect to which each nonemployee director possesses sole voting power, but no investment power.

(3)   Includes 197,058; 501,990; 203,402; 63,408; 107,892; and 1,810,724 shares as to which Messrs. Glass, Horn, Kelley, Lewis and Thomas and the directors and executive officers group, respectively, have the right to acquire beneficial ownership within 60 days through the exercise of stock options granted under our stock option plans. Also includes shares held at December 31, 1997, for 401(k) Savings Plan accounts.

(4)   Includes 46,816; 120,000; 46,816; 30,044; 29,876; and 412,640 shares of restricted stock with respect to which Messrs. Glass, Horn, Kelley, Lewis, Thomas and the director and executive officer group, respectively, have sole voting power but no investment power.

(5) Includes the following shares as to which the named nonemployee directors have the right to acquire beneficial ownership through the exercise of stock options granted under our director plan, all of which are 100% vested: Dr. Blattberg - 36,724; Mr. Cantu - 15,668; Mr. Cates - 18,656; Mr. Haslam - 14,710; Mr. Martin - 9,928; Mr. Orgill - 39,800; Mrs. Palmer
      - 36,664; Mr. Rose - 33,500; Mr. Sansom - 45,778; and Mr. Street -
      32,462.


VOTE ITEM NO. 1 - ELECTION OF DIRECTORS

      The Board of Directors is divided into three Classes. The term of office of each Class expires in successive years. The term of Class II directors expires at this annual meeting. The terms of Class I and Class III directors expire as stated below. The Board of Directors proposes the election of four Class II directors. Each director elected at the meeting will hold office until the specified annual meeting of shareholders and until his or her successor shall be elected and qualified.

      If any nominee proposed by the Board of Directors is unable to accept election, which the Board of Directors has no reason to anticipate, the persons named in the enclosed form of proxy will vote for the election of such other persons as management may recommend, unless the Board decides to reduce the number of directors pursuant to the Bylaws.

      We have provided below certain information about the nominees and directors (including age, current principal occupation which has continued for at least five years unless otherwise indicated, name and principal business of the organization in which his or her occupation is carried on, directorships in other reporting companies, and year first elected to our Board). All of our directors are also directors of First Tennessee Bank National Association (the "Bank" or "FTB"). The Bank is our principal operating subsidiary.

                             NOMINEES FOR DIRECTOR
                                    Class II
             For a Three-Year Term Expiring at 2001 Annual Meeting

ROBERT C. BLATTBERG (55) is the Polk Brothers Distinguished Professor of Retailing, J. L. Kellogg Graduate School of Management, Northwestern University, Evanston, Illinois. Dr. Blattberg is a director of one other public company, Factory Card Outlet of America. Dr. Blattberg has been a director since 1984 and is a member of the Audit Committee.

J. KENNETH GLASS (51) is President-Tennessee Banking Group of the Bank and Executive Vice President of First Tennessee. Mr. Glass has been an Executive Vice President of First Tennessee since 1995. Prior to 1993 he was Executive Vice President of the Bank and Tennessee Banking Group Manager. Mr. Glass has been a director since December 17, 1996.

JOHN C. KELLEY, JR. (54) is President-Memphis Banking Group of the Bank and Executive Vice President of First Tennessee. Mr. Kelley has been an Executive Vice President of First Tennessee since 1991. Prior to 1993 he was Executive Vice President of the Bank and Corporate Services Group Manager. Mr. Kelley has been a director since December 17, 1996.

MICHAEL D. ROSE (56) is a private investor. Prior to December 19, 1997, he was Chairman of the Board of Promus Hotel Corporation, Memphis, Tennessee, a franchisor and operator of hotel brands. Prior to January 1997, Mr. Rose was also Chairman of the Board of Harrah's Entertainment, Inc. Prior to June 30, 1995, Mr. Rose was Chairman of The Promus Companies Incorporated, and prior to April 1994, its Chief Executive Officer. Mr. Rose is a director of five other public companies, Promus Hotel Corporation, Ashland, Inc., Darden Restaurants, Inc., General Mills, Inc., and Stein Mart, Inc. Mr. Rose has been a director since 1984 and is a member of the Human Resources Committee.


                              CONTINUING DIRECTORS
                                   Class III
                      Term Expiring at 1999 Annual Meeting

CARLOS H. CANTU (64) is President and Chief Executive Officer of The ServiceMaster Company, Downers Grove, Illinois, a company that provides consumer services and supportive management services. Prior to January 1994, he was President and CEO of ServiceMaster Consumer Services LP. Mr. Cantu is a director of one other public company, Haggar Corporation. Mr. Cantu has been a director since April 16, 1996 and is a member of the Human Resources Committee.

GEORGE E. CATES (60) is Chairman of the Board and Chief Executive Officer of Mid-America Apartment Communities, Inc., ("Mid-America") Memphis, Tennessee, a real estate investment trust. Prior to January 1994, Mr. Cates was Chairman and Chief Executive Officer of the Cates Co., Inc., Mid-America's predecessor. Mr. Cates has been a director of the Corporation since April 16, 1996.

JAMES A. HASLAM, III (43) is Chief Executive Officer and Chief Operating Officer of Pilot Corporation, Knoxville, Tennessee, a national retail operator of convenience stores and travel centers. Mr. Haslam is a director of one other public company, Plasti-Line, Inc. Mr. Haslam has been a director since April 16, 1996 and is a member of the Audit Committee.

RALPH HORN (56) is Chairman of the Board, President, and Chief Executive Officer of First Tennessee and the Bank. Mr. Horn was elected President, Chief Operating Officer, and a Director of First Tennessee in August 1991, Chief Executive Officer in April 1994, and Chairman of the Board, effective January 1, 1996. Mr. Horn is a director of one other public company, Harrah's Entertainment, Inc.

                                    Class I
                     Term Expiring at 2000 Annual Meeting

R. BRAD MARTIN (46) is Chairman of the Board and Chief Executive Officer of Proffitt's, Inc., Knoxville, Tennessee, a retail merchandising company. Mr. Martin is a director of one other public company, Harrah's Entertainment, Inc. He has been a director since 1994 and is Chairman of the Human Resources Committee.

JOSEPH ORGILL, III (60) is Chairman of the Board of Orgill, Inc., Memphis, Tennessee, wholesale hardware distributors. Prior to January 1996, Orgill, Inc., was a subsidiary of West Union Corporation, Memphis, Tennessee, of which Mr. Orgill remains Chairman of the Board. Mr. Orgill has been a director since 1969.

VICKI R. PALMER (44) is Corporate Vice President and Treasurer of Coca-Cola Enterprises Inc., Atlanta, Georgia, bottler of soft drink products. Mrs. Palmer has been a director since 1993 and is Chairperson of the Audit Committee.

WILLIAM B. SANSOM (56) is Chairman of the Board and Chief Executive Officer of The H. T. Hackney Co., Knoxville, Tennessee, a diversified wholesale distribution firm serving the food, gas, oil and industrial markets in the Southeast. He is a director of one other public company, Martin Marietta Materials. Mr. Sansom has been a director since 1984 and is a member of the Human Resources Committee.

                   The Board of Directors and its Committees

      During 1997, the Board of Directors held five meetings. The average attendance at Board and committee meetings exceeded 92%. No director attended fewer than 75 percent of the meetings of the Board and the committees of the Board on which he or she served.

      The Board has several standing committees, including the Audit Committee and the Human Resources Committee. The Human Resources Committee serves as both a nominating committee and a compensation committee. The Audit Committee and the Human Resources Committee are each composed of directors who are not First Tennessee employees. Currently, Messrs. Blattberg, Haslam, and Street and Mrs. Palmer are serving on the Audit Committee and Messrs. Cantu, Martin, Rose and Sansom are serving on the Human Resources Committee.

      The Audit Committee is responsible for causing corporate audits and examinations to be made by independent auditors and supervising our internal audit program. The Committee approves, subject to shareholder ratification, the engagement of our independent auditors and reviews the scope and results of their examination. Other committee functions include review of our internal controls and our annual report to the SEC and proxy materials. During 1997 the Audit Committee held four meetings.

      As a nominating committee, the Human Resources Committee primarily considers recommendations for nominees to the Board of Directors, reviews the performance of incumbent directors and senior officers in determining whether to recommend them to the Board of Directors for reelection, reviews succession plans, and between annual meetings elects persons to offices except the offices of Chairman, CEO and President. As a compensation committee, the Human Resources Committee's primary functions include recommending to the Board major policies concerning compensation, periodically reviewing corporate compensation and management of human resources, fixing the compensation of executive officers, reviewing remuneration structures for non-executive officers, and making recommendations to the Board concerning compensation arrangements for directors and adoption or amendment of employee benefit and management compensation plans. During 1997 the Human Resources Committee held five meetings.

      It is our practice to encourage communication between management and shareholders. Management in turn communicates appropriate information to the Board. The Human Resources Committee, as a committee of the Board, follows this procedure in considering nominations for directorships and does not receive nominations directly from shareholders.

SHAREHOLDER PROPOSALS

      If you intend to present a shareholder proposal at the 1999 annual meeting, it must be received by the Corporate Secretary, First Tennessee National Corporation, P. O. Box 84, Memphis, Tennessee, 38101, not later than November 20, 1998, for inclusion in the proxy statement and form of proxy relating to that meeting.

      In addition, Section 7 of Article III and Section 11 of Article II of our Bylaws provide that a shareholder who wishes to nominate a person for election to the Board or submit a proposal at a shareholder meeting must comply with certain procedures, which require written notification to us, generally not less than 30 nor more than 60 days prior to the date of the shareholder meeting. If, however, we give fewer than 40 days' notice or public disclosure of the shareholder meeting date to shareholders, then we must receive the shareholder notification not later than 10 days after the earlier of the date notice of the shareholder meeting was mailed or publicly disclosed. The shareholder must disclose certain information about the nominee or item proposed, the shareholder and any other shareholders known to support the nominee or proposal.

EXECUTIVE COMPENSATION

      The Summary Compensation Table provides information for the last three years about the Chief Executive Officer ("CEO") and our other four most highly compensated executive officers. The amounts include all compensation earned during each year, including amounts deferred, by the named officers for all services rendered in all capacities to us and our subsidiaries. Information is provided for each entire year in which an individual served during any portion of the year as an executive officer. Additional information is provided in tabular form below about option grants and exercises in 1997, year-end option values, and pension benefits, along with a report of the Board's Human Resources Committee on executive compensation and certain other information concerning compensation of executive officers and directors.

                           Summary Compensation Table

                                            Annual Compensation                   Long-Term Compensation
                                  -----------------------------------    ---------------------------------------
                                                                                  Awards (3)           Payouts
                                                                         ----------------------------------------
         (a)            (b)       (c)          (d)           (e)            (f)          (g)              (h)          (i)
                                                                                      Securities
         Name                                                Other       Restricted   Underlying                    All Other
         and                                                 Annual        Stock       Options/           LTIP     Compensation
      Principal                 Salary        Bonus       Compensation    Award(s)      SARs            Payouts
       Position        Year      ($)           ($)            ($)          ($)(1)      (#)(2)              $         ($)(7)
       --------        ----     -----          ----           ---          ------      -------            ---        -------
Ralph Horn             1997    $523,077 (4)  $313,846     $  10,806      $       0    113,872 (4)        $  0      $138,930
Chairman, President    1996     497,866 (4)   224,040        10,560              0    108,026 (4)           0       146,322
& CEO                  1995     457,241       222,905        20,874 (6)          0          0               0       217,291
FTNC and FTB

J. Kenneth Glass       1997     343,577(4)    186,549         6,720              0     55,632 (4)           0        96,426
President-             1996     316,461       123,040         6,720        536,796     31,076               0        88,310
Tennessee              1995     245,692       102,407        14,568 (6)          0          0               0       103,520
Banking Grp.-FTB

John C. Kelley, Jr.    1997     338,077       181,294         6,720              0     48,608               0       116,175
President-Memphis      1996     310,961       120,902         6,720        536,796     30,542               0       105,483
Banking Grp.-FTB       1995     240,192       104,330        14,568 (6)          0          0               0       109,897

George P. Lewis        1997     215,795       104,661             0              0     10,310               0        27,117
Exec. Vice Pres.,      1996     205,519        74,912             0        320,046     13,408               0        26,735
Manager Money          1995     195,733        84,418             0              0          0               0        31,366
Mgmt. Grp.-FTB

Elbert L. Thomas, Jr.  1997     202,277 (4)   101,139(5)          0              0     45,764 (4)(5)        0        17,621
Exec. Vice Pres. &     1996     190,000 (4)    76,950(5)          0        320,046     69,720 (4)(5)        0        10,716
CFO                    1995     145,603        60,689             0        170,642          0               0         8,573
FTNC and FTB


         (1) Restricted stock awards are valued on the basis of the fair market value of a share of stock on the date of the award:
                  $14.77 (1-16-96) and $10.41 (2-28-95). On 12-31-97, the named officers held the following shares of restricted stock with market values as indicated: Mr. Horn - 120,000 shares ($4,005,000); Mr. Glass - 46,816 shares ($1,562,484); Mr.
                  Kelley - 46,816 shares ($1,562,484); Mr. Lewis - 30,044
                  shares ($1,002,719); Mr. Thomas - 29,876 shares ($997,112).
                  Dividends are paid on restricted stock at the same rate as all other shares of our common stock. Mr. Thomas was awarded 16,400 shares of restricted stock on 2-28-95. 2,732 of such shares vested 3-1-96; 5,468 shares vested on 2-28-97 and 8,200 shares vested on 2-27-98 because corporate performance criteria were met. Otherwise, such shares would have vested 2-1-05.

         2) All amounts represent shares subject to option. No stock appreciation rights (SAR's) were awarded.

         (3) All share amounts and share values have been revised to reflect the two-for-one stock splits, paid 2-20-98 and 2-16-96.

         (4) In both 1996 and 1995 Mr. Horn elected to receive a deferred compensation stock option in lieu of $100,000 of salary earned for the following year. The amounts in column (c) includes these amounts, in lieu of which an option for 27,700 shares was granted on 7-1-97 and an option for 43,384 shares was granted on 7-1-96. In 1996 Mr. Glass elected to receive a deferred compensation stock option in lieu of $30,000 of salary earned for 1997. The amount in column (c) includes this amount, in lieu of which options for 3,018 shares and 4,156 shares were granted on 1-2-98 and 7-1-97, respectively. In 1996 and 1995 Mr. Thomas elected to receive a deferred compensation stock option in lieu of $60,000 of 1997 salary and $90,000 of 1996 salary. The amounts in column (c) includes these amounts, in lieu of which options for 6,036 shares, 8,310 shares, 16,804 shares and 18,742 shares were granted on 1-2-98, 7-1-97, 1-2-97, and 7-1-96, respectively.

(5) In both 1996 and 1995 Mr. Thomas elected to receive a deferred compensation stock option in lieu of his annual bonus for the following year. The amount in column (d) for 1997 includes a bonus of $101,139 and the amount for 1996 includes a bonus of $76,950 in lieu of which options for 21,704 and 21,892 shares, respectively, were granted on 2-19-98 and 2-24-97.

(6) The amounts in column (e) for all years represent automobile allowance tax gross-up payments. In late 1995 it was determined that the payment for 1996, generally paid in January, would be accelerated to December of 1995. Thus, the 1995 amount reflects the gross-up amount for two years.

(7)   Elements of "All Other Compensation" for 1997 consist of the following:


                                      Mr. Horn          Mr. Glass      Mr. Kelley        Mr. Lewis         Mr. Thomas
                                      --------          ---------      ----------        --------          ----------
         Above MktRate:               $ 59,190            $59,229         $64,353           $2,443                 $0

         SurBen/SERP:                   54,940             17,397          32,022           14,524              7,935

         Flex $:                         5,400              5,400           5,400            5,400              5,400

         401(k) Match:                   4,750              4,750           4,750            4,750              4,286

         Auto Allowance:                14,650              9,650           9,650                0                  0

         Total:                       $138,930            $96,426        $116,175          $27,117            $17,621

      "Above Mkt Rate" represents above-market interest accrued on deferred compensation.

      "Sur Ben/SERP" represents insurance premiums with respect to our supplemental life insurance and excess pension plans. Under the Survivor Benefits Plan a benefit of 2 1/2 times final annual base salary is paid upon the participant's death prior to retirement (or 2 times final salary upon death after retirement).

      "Flex $" represents the Corporation's contribution to the Flexible Benefits Plan, based on salary, service and corporate performance.

      "401(k) Match" represents the Corporation's 50% matching contribution to the 401(k) Savings Plan, which is based on the amount contributed by the participant, up to 6% of compensation.

      The following table provides information about stock options granted to the officers named in the Summary Compensation Table during 1997. No stock appreciation rights (SAR's) were granted during 1997.

                  Option/SAR Grants in Last Fiscal Year Table

      Individual Grants

                                           (c) % of Total
                (b) Number of Securities    Options/SARs                                                (h) Alternatives to (f) and
                       Underlying            Granted to         (d) Exercise or                           (g): Grant Date Value.
                      Options/SARs        Employees in Fiscal       Base Price                           Grant Date Present Value
     (a) Name         Granted (#)(1)            Year                ($/sh) (1)    (e) Expiration Date            ($)(4)
     --------       ---------------       -------------------   ---------------   -------------------    -------------------------
     Mr. Horn            86,172                 1.84%                $21.13           4-16-07                  $376,544
                         27,700 (2)             0.59                  20.46 (2)       7-1-17                    198,303

     Mr. Glass           48,458                 1.03                  21.13           4-16-07                   213,494
                          4,156 (2)             0.09                  20.46 (2)       7-1-17                     29,753

     Mr. Kelley          48,068                 1.02                  21.13           4-16-07                   210,042

     Mr. Lewis           10,310                 0.22                  21.13           4-16-07                    45,051

     Mr. Thomas          21,892 (3)             0.47                  19.92 (2)       2-24-17                   151,497
                          9,714                 0.21                  21.13           4-16-07                    42,447
                          8,310 (2)             0.18                  20.46 (2)       7-1-17                     59,491


      (1) All share amounts and prices reflect the two-for-one stock split, paid 2-20-98. All options except those marked with footnote (2) or (3) were granted 4-16-97 and vest 50% after four years from the date of grant and 100% after five years, with accelerated vesting if certain performance criteria (our stock price equals or exceeds $28.89 on 4-15-00 or on 5 consecutive days before 4-16-00) are met. The performance criteria were met and the options vested 10-9-97. No SAR's were granted. The exercise price per share equals the fair market value of one share of our common stock on the date of grant. Under the terms of all options, including those marked with footnote (2) and (3), participants are permitted to pay the exercise price of the options with our stock; participants are permitted to defer receipt of shares upon an exercise and thereby defer gain; options exercised more than one year prior to the end of their term are eligible for a reload option grant when the exercise price is paid with our stock, with the reload option grant for the number of shares surrendered and having an exercise price equal to fair market value at the time of the first exercise and a term equal to the remainder of the first option's term; the option plan provides for tax withholding rights upon approval of the plan committee; and upon a Change in Control (as defined in the subsection entitled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements), all options vest.

      (2) Mr. Horn's, Mr. Glass's, and Mr. Thomas's options were granted on 7-1-97 in lieu of $100,000 of Mr. Horn's 1997 salary, $15,000 of Mr.
      Glass's 1997 salary, and $30,000 of Mr. Thomas's 1997 salary and vest 100% at the time of grant. No SAR's were granted. The exercise price per share equals 85% of the fair market value ($24.07) of one share of Corporation common stock on the grant date.

      (3) Mr. Thomas's option was granted 2-24-97 in lieu of his bonus of $76,950 for 1996 and contains the same terms as described for his option granted in lieu of salary.

      (4) A variation of the Black-Scholes option pricing model has been used. The following assumptions were made for purposes of calculating the Grant Date Value of the options granted 4-16-97, 7-1-97, and 2-24- 97, respectively: an exercise price of $21.13, $20.46, and $19.92; an option term of 10 years, 20 years, and 20 years; an interest rate of 6.89 %, 6.22%, and 6.42%; volatility of 22.74 %, 23.01%, and 22.45%; a dividend yield of 2.84%, 2.49%, and 2.56%; a reduction of 24.18%, 0%, and 0% to reflect the probability of forfeiture due to termination prior to vesting; and reduction of 12.71%, 13.44%, and 13.46% to reflect the probability of a shortened option term due to termination prior to the option expiration date. The actual value, if any, realized by a participant upon the exercise of an option may differ and will depend on the future market value of our common stock.

      The following table provides information about stock options and SAR's held at December 31, 1997, and exercises during 1997 by the officers named in the Summary Compensation Table. The values in column (e) reflect the spread between the market value at December 31, 1997 of the shares underlying the option and the exercise price of the option.

            Aggregated Option/SAR Exercises in Last Fiscal Year and
                    Fiscal Year-End Option/SAR Values Table


      (a)                 (b)                    (c)                     (d)                      (e)
    ---------     ------------------        ------------        --------------------       -----------------
                                                                      Number of                 Value of
                                                                Securities Underlying         Unexercised
                                                                     Unexercised              In-the-Money
                                                                   Options/SARs at          Options/SARs at
                                                                      FY-End (#)               FY-End ($)
                                                                ---------------------      -----------------

                    Shares Acquired             Value                Exercisable/             Exercisable/
      Name        on Exercise (#) (2)       Realized ($)         Unexercisable(1)(2)       Unexercisable (1)
      ----        -------------------       ------------         -------------------       -----------------
Mr. Horn                   0                      0                 501,990/17,212        $10,914,594/$396,908

Mr. Glass                  0                      0                 197,058/4,092          $4,379,267/$94,362

Mr. Kelley                 0                      0                 203,402/4,092          $4,631,460/$94,362

Mr. Lewis                  0                      0                  63,408/3,274          $1,439,770/$75,498

Mr. Thomas                 0                      0                 107,892/2,456          $1,931,093/$56,635

(1) No SAR's are attached to any of the options in the table. Option values are based on $33.38 per share, the average of the high and low sales price on 12-31-97.

(2)   All share amounts reflect the two-for-one stock split paid 2-20-98.

      The following table provides information about estimated combined benefits under both our Pension Plan and our Pension Restoration Plan.

                               Pension Plan Table

     Covered
  Compensation                                          Years of Service*
  ------------
                        15 Yrs.          20 Yrs.         25 Yrs.        30 Yrs.         35 Yrs.         40 Yrs.
                       --------         --------        --------       --------        --------        --------
    $100,000           $ 42,572         $ 51,462        $ 60,350       $ 64,298        $ 68,250        $ 72,203
     150,000             57,374           71,200          85,022         91,435          97,854         104,274
     200,000             72,176           90,938         109,695        118,572         127,458         136,345
     250,000             86,978          110,676         134,367        145,709         157,062         168,416
     300,000            101,780          130,414         159,040        172,846         186,666         200,487
     350,000            116,582          150,152         183,712        199,983         216,270         232,558
     400,000            131,384          169,890         208,385        227,120         245,874         264,629
     450,000            146,186          189,628         233,057        254,257         275,478         296,700
     500,000            160,988          209,366         257,730        281,394         305,082         328,771
     550,000            175,790          229,104         282,402        308,531         334,686         360,842
     600,000            190,592          248,842         307,075        335,668         364,290         392,913

      *Benefit shown is subject to limitations fixed by the Secretary of the Treasury pursuant to Section 415 of the Internal Revenue Code of 1986, as amended. The limitation is $125,000 for 1997 or 100% of the employee's average income in his three highest paid years, whichever is less. However, a benefit as high as $136,425 could be accrued prior to 1983 and such higher benefit may be paid to the employee who attained that level prior to 1983.

      Our Pension Plan is integrated with social security under an "offset" formula, applicable to all participants. Retirement benefits are based upon a participant's average base salary for the highest 60 consecutive months of the last 120 months of service ("Covered Compensation"), service, and social security benefits. Benefits are normally payable in monthly installments after age 65. The normal form of benefit payment for a married participant is a qualified joint and survivor annuity with the surviving spouse receiving for life 50% of the monthly amount the participant received. The normal form of benefit payment for an unmarried participant is an annuity payable for life and 10 years certain. For purposes of the plan "compensation" is defined as the total cash remuneration reportable on the employee's IRS form W-2, plus pre-tax contributions under the Savings Plan and employee contributions under the Flexible Benefits Plan, excluding bonuses, commissions, and incentive and contingent compensation. Our Pension Restoration Plan is an unfunded plan covering employees in the highest salary grades, including Messrs. Horn, Glass, and Kelley, whose benefits under the Pension Plan have been limited under Tax Code Section 415, as described in the note to the Pension Table, and Tax Code
Section 401(a)(17), which limits compensation to $160,000 for purposes of certain benefit calculations. "Compensation" is defined in the same manner as it is for purposes of the pension plan. Under the Pension Restoration Plan participants receive the difference between the monthly pension payable if tax code limitations did not apply and the actual pension payable. The estimated credited years of service and the compensation covered by the plans for each of the individuals named in the Summary Compensation Table are as follows: Mr. Horn, 34 ($423,077); Mr. Glass, 23 ($313,577); Mr. Kelley, 28 ($338,077); Mr.
Lewis, 36 ($215,795); and Mr. Thomas, 7 ($142,277).

               Employment Contracts and Termination of Employment
                       and Change-in-Control Arrangements

      We have entered into contracts with 50 officers, including each of the named executive officers, which may be terminated upon 3 year' prior notice. These contracts provide generally for a payment (which, for the named executive officers is equal to three times annual base salary plus annual target bonus) in the event of a termination of the officer's employment by us other than "for cause" or by the employee for "good reason" (as such terms are defined in the contracts) within 36 months after a "Change-in-Control" or the officer's termination of employment for any reason (other than "cause") during the 30-day period commencing one year after a Change-in-Control. The contracts provide generally for an excise tax gross-up with respect to any taxes incurred under Internal Revenue Code Section 4999 following a Change-in-Control and for 3 years continued welfare benefits. The term "Change-in-Control" is defined to include:

      - a merger or other business combination, unless (i) more than 60% (50% for purposes of the 30-day termination period and for benefit plans other than the severance contracts) of the voting power of the corporation resulting from the business combination is represented by our voting securities outstanding immediately prior thereto, (ii) no person or other entity beneficially owns 20% or more of the resulting corporation, and (iii) at least two-thirds (a majority for purposes of the 30-day termination period and for benefit plans other than the severance contracts) of the members of the board of directors of the resulting corporation were our directors at the time of board approval of the business combination,

      - the acquisition by a person or other entity of 20 percent or more of our outstanding voting stock,

      -     a change in a majority of the Board of Directors, or

      - shareholder approval of a plan of complete liquidation or a sale of substantially all of our assets.

      A Change-in-Control has the following effect on certain benefit plans in which the named executive officers participate:

      - Target annual bonuses are prorated through the date of the Change-in-Control and paid.

      - Restricted stock, stock options and accrued benefits under our Pension Restoration Plan vest.

      - Excess funding in the pension plan is allocated, according to a formula, to participants and retirees.

      - Deferred compensation under individual deferral agreements which accrue interest based on the 10-year Treasury rate and certain other benefits are paid over to previously established rabbi trusts. Funds in such trusts will remain available for the benefit of our general creditors prior to distribution.

      - Our Survivor Benefits Plan generally cannot be amended to reduce benefits.

      - Under the Directors and Executives Deferred Compensation Plan, a lump sum payout is made to participating employees and certain terminated employees of the present value, using a discount rate of 4.2%, of the participant's scheduled projected distributions, assuming employment through normal retirement date and continued interest accruals at above-market rates, described in the "Compensation of Directors" section below.

                       Compensation Committee Interlocks
                           and Insider Participation

      Messrs. Cantu, Martin, Rose, and Sansom, all of whom are non-employee directors, served as members of the Board of Director's Human Resources Committee ("Committee"), which is our compensation committee, during all or a portion of 1997. No interlocking relationships existed with respect to any of the members of the Committee.

                 Certain Relationships and Related Transactions

      Our banking subsidiaries have had banking transactions in the ordinary course of business with our executive officers and directors and their associates which are reported in a note to our financial statements, and they expect to have such transactions in the future. Such transactions, including nominees, which at December 31, 1997, amounted to 9.0 percent of our shareholders' equity, have been on substantially the same terms, including interest rates, except for one individual as described below, and collateral on loans, as those prevailing at the same time for comparable transactions with others and have not involved more than normal risk of collectibility or presented other unfavorable features. Two loans were made to a person not individually named in the Summary Compensation Table aggregating an amount less than $40,000 under an employee program which provided a below market interest rate at a time prior to that person becoming an executive officer.

      Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Total Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.

         Board Compensation Committee Report on Executive Compensation

      Our Bylaws require the Board of Directors or a Board committee to determine the compensation of executive officers. The Board has designated the Human Resources Committee ("Committee") to perform this function. The Committee is composed entirely of independent, nonemployee directors who have no interlocking relationships with us. The Committee has set forth below its report on the compensation policies applicable to executive officers and the bases for the compensation of the Chief Executive Officer ("CEO") during 1997.

      Our executive compensation programs are designed to align the interests of the executive officers with our performance and the interests of our shareholders. Approximately 60 percent of the executive officers' annual compensation potential is at risk based on corporate performance and total shareholder return (defined below). Compensation programs have been designed to reward executive officers in both cash and our stock based on performance that also rewards shareholders. When corporate performance does not meet criteria established by the Committee, incentive compensation is reduced accordingly. In addition, the executive compensation program has been designed to attract and retain qualified executive officers. Executive compensation consists generally of the following components:

      -  base salary
      -  annual incentive bonus
      -  long-term incentive awards
      - deferral of compensation at above-market rates or through stock option grants
      - customary employee and other benefits typically offered to similarly situated executives

      Base salary and annual bonus are based on an evaluation of the individual's position and responsibilities based on independent criteria and external market data and personal and corporate performance. The Committee does not assign a specific weight to any of the factors but places greater emphasis on corporate and personal performance in the overall mix.

      Long-term incentive awards consist of restricted stock awards containing provisions for acceleration of vesting upon achievement of corporate performance criteria and stock options. It is not our practice to "reprice" stock options or to price them at less than fair market value on the date of grant. We have offered deferred compensation at above-market rates and deferrals through the use of stock options with deferrals since 1995 limited to stock options or a 10-year Treasury rate of interest. Except for our stock fund within our 401(k) plan, other benefits provided to the executive officers are not tied to corporate performance.

      The Committee reviewed external market data provided by an independent consulting firm from fourteen highest-performing companies in the American Banker Top 50, a peer group of banking organizations against which we measure our strategic performance. We selected the highest- performing companies based generally on the following one and five-year return measures:

      -  return on assets
      -  return on equity
      -  earnings per share growth
      -  stock price performance
      -  total shareholder return

The purpose of the review was to determine compensation practices of these companies. The Committee also reviewed available compensation data on the other banking organizations in the American Banker Top 50. The compensation peer group used by the independent consulting firm did not include all of the banking organizations listed in the Total Shareholder Return Performance Graph ("TSR graph") for the 1997 peer group because compensation data on every organization included in the TSR graph was not available. The median asset size of the compensation highest- performing peer group was $28.9 billion. The median asset size of the American Banker Top 50 was $38.9 billion. In actual practice the compensation of executive officers approximates the median of the compensation highest-performing peer group, normalized for asset size. We do not, however, have a specific policy that mandates how our compensation practices will compare to the peer group.

      All compensation paid to executive officers during 1997 is fully deductible on our corporate federal income tax return with the exception of certain compensation paid to the CEO, as described below. Section 162(m) of the Tax Code generally disallows a tax deduction to public companies, including us, for compensation exceeding $1 million paid during the year to the CEO and the four other highest paid executive officers at year end. Certain performance-based compensation is not, however, subject to the deduction limit. Under Tax Code regulations the salary and TARSAP (defined below) portions of compensation do not meet the performance-based compensation criteria of Section 162(m). While some portion of compensation may not qualify as wholly-deductible in certain years, any such amount is not expected to be material to us. The Committee's practice is to consider ways to maximize the deductibility of executive compensation while retaining the discretion deemed necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent.

                           (i) The CEO's Compensation

      Base Salary: The Committee establishes the CEO's base salary annually based on the following:

      -  corporate performance
      -  achievement of objectives in his individualized written personal plan
      -  competitive practices within the industry.

The CEO develops his personal plan and submits it to the Committee for review and recommendation. The Board of Directors approves the plan, which generally contains strategic, quality and financial goals. A salary increase of 5.0 percent for Mr. Horn was approved in January of 1997 based on achievement of 1996 corporate return on common equity (ROE) objectives, Bank return on assets objectives, personal plan objectives, and competitive practices. Although no specific weight is assigned to these factors, the Committee places greater emphasis on corporate and personal performance than on competitive practices within the industry. Base salary represents approximately 30 percent of the CEO's total compensation potential.

      Annual Bonus: The CEO's annual bonus is based entirely on our corporate performance against financial objectives established by the Committee at the beginning of each year. The financial objectives for 1997 were based on ROE and earnings per share (EPS). The degree of our success in reaching these corporate targets determines a payout of zero percent to 100 percent of the CEO's annual bonus potential. The CEO may be awarded an annual bonus of a maximum of 60 percent of his salary dollars earned during 1997. This percentage was increased from 50 percent in 1996, based on an analysis of competitive practices within the industry. During 1997, our corporate performance resulted in a payout of 100 percent of the maximum.

      Long-term Awards: The CEO's long-term incentive compensation consists of restricted stock and stock options.

      Our restricted stock program has since 1990 included performance criteria as a condition to early vesting of awards to executive officers. The objective of this time accelerated restricted stock award plan ("TARSAP") feature is to associate more closely the long-term compensation of executive officers with shareholder interests. Under the TARSAP feature restricted stock is granted with accelerated vesting if performance criteria established by the Committee are met with respect to specified performance periods. Performance periods are for three years and overlap: e.g., 1995- 1997, 1996-1998, 1997-1999.
Performance criteria since inception have been based, for all participants, including the CEO, on total shareholder return (appreciation in the market value of our stock with dividends reinvested-"TSR") targets established at the beginning of each performance period. Targets are based on our percentile ranking in a peer group (the "100-bank peer group") of approximately the 100 largest banking organizations by asset size traded on U.S. exchanges, including the Nasdaq Stock Market's National Market System, with the condition that TSR must be a positive number. The 100-bank peer group is different from the peer group used to compare shareholder returns. The 100-bank peer group was originally selected in 1990, prior to the adoption of SEC rules requiring disclosure of a shareholder return performance graph, because the Committee believed that it was an appropriate index with which to associate more closely long-term compensation of executives with shareholder interests. The restricted stock program which contains the 100-bank peer group has produced the desired results, and thus, the Committee has continued to use it for the restricted stock program. In January of 1998, the Committee approved vesting the TARSAP shares for the 1995-1997 performance period. The Committee's decision was based on a TSR for the period January 1, 1995 through December 31, 1997 of 254 percent, which exceeded the target and ranked us in the top thirty-five percent of the peer group. The Committee accelerated the lapsing of the restrictions on these shares, which was originally scheduled for April 21, 1998, to February 27, 1998, to coincide with the anticipated payment date for executive officer annual bonuses. In addition to the TSR targets, the Committee adopted alternative criteria for the accelerated vesting of TARSAP awards made in 1996 and future years based upon our percentile ranking within the 100-bank peer group with respect to operating EPS growth rate (or exceeding a minimum operating EPS growth rate) and average operating ROE, with the condition that TSR must be a positive number.

      The total compensation paid to the CEO for 1997 that is not "performance-based" under the Tax Code exceeded the $1.0 million threshold established by Section 162(m), and we will not receive a tax deduction for that portion of compensation. Although the plan under which the TARSAP program was established was approved by the shareholders, the TARSAP program does not qualify as performance-based compensation under Section 162(m); however, this program qualifies for favorable accounting treatment, thus reducing the program's expense. The 221 percent increase in the price of our stock during the performance period with the commensurate increase in the value of the TARSAP award has resulted in the CEO's total nonperformance-based compensation exceeding the $1.0 million threshold. The amount of the tax deduction foregone is not considered material.

      In addition to performance-based restricted stock awards, the Committee generally awards stock options to executive officers, including the CEO, as a part of a broad-based stock option program under which awards are made to all of our employees, both full-time and part-time. The CEO's option award (which is the first grant disclosed in the "Option/SAR Grants in Last Fiscal Year Table") was based on an estimated value of the option which in combination with the restricted stock award provides the basis for a competitive long-term incentive package. Because the value of the option to the CEO is a function of the price growth of our stock, the amount realized by the CEO is tied directly to increases in shareholder value. In addition, the option grant contained a performance-based, accelerated vesting feature, which is described in part (ii) of this report.

      Other Benefits: The CEO's compensation reported in the Summary Compensation Table also includes accrual of above-market rates of interest on compensation deferred prior to 1996 and the cost of insurance to fund a supplemental retirement plan and life insurance benefit, which are not directly based on corporate performance. Above-market rates are accrued for deferred compensation of the CEO and other named executive officers to retain key officers. Generally, the plan under which this benefit is offered requires that the amount deferred be automatically recalculated at market rates if termination occurs prior to retirement.

                   (ii) Other Executive Officer Compensation

      Base Salary: The CEO recommends and the Committee approves the base salary for executive officers other than the CEO. Recommendations are generally based on corporate performance (as measured by financial, quality and strategic objectives), individual overall performance during the prior year, and competitiveness in the market place. Corporate performance objectives for 1996, which were achieved, were the same for executive officers as the CEO: corporate ROE and Bank return on assets objectives. It is our policy to maintain a competitive salary commensurate with the duties and responsibilities of the executive officers. Salary is intended to represent approximately 40 percent of an executive officer's potential annual compensation.

      Annual Bonus: Executive officers' annual bonus is based on achievement of corporate financial objectives and performance against personal objectives for the year, which are recorded in individualized written personal plans. Individual objectives must include financial, quality and strategic goals. The degree of completion of goals determines the award. Financial objectives for 1997 were based on ROE and EPS. Although Mr. Horn has an individualized personal plan, his annual bonus is based entirely on corporate financial performance as described above for the CEO, and the Chief Credit Officer's annual bonus is based solely on his individualized personal plan. The maximum annual bonus of executive officers is between 40 percent and 60 percent of salary dollars during the year, based on salary grade.

      Long-term Awards: The executive officers named in the Summary Compensation Table and all but one of the other executive officers participate in the TARSAP program described above with respect to the CEO. The performance criteria are identical. The number of shares awarded for a three-year performance period is generally 50 percent of the participant's salary grade mid-point, based on market value of the shares at the time of the award. We do not provide a federal income tax gross-up to executive officers at the vesting of restricted stock.

      In addition to performance-based restricted stock awards, the Committee generally awards stock options annually on our stock to executive officers, including the CEO, as a part of the option program discussed in part (i) of this report. The number of shares awarded to executive officers is equal to a percentage of salary (ranging from 100 percent to 200 percent depending on salary grade, with 200 percent used for the CEO) divided by the market value of one share of our stock at the time of grant. Executive officers may also be awarded shares in addition to those calculated as a percent of salary if in the opinion of the Committee additional shares are required to ensure a competitive compensation opportunity. The exercise price is the market value at the time of grant. Options are awarded based on personal performance and to encourage future performance as well as for retention purposes (with a ten-year term and vesting at 50 percent after four years and 100 percent after five years). The April 1997 grant's exercise price was $21.13. This grant contained a provision for accelerated vesting if the closing market price per share equals at least $28.89 for five consecutive days in the three years following the grant or at the end of the three year period. The April 1997 grant vested on October 9, 1997 as the provision for accelerated vesting was achieved. Options are not granted based on prior corporate performance.

      Other Benefits: We have adopted certain broad-based employee benefit plans in which executive officers participate and certain other retirement, life and health insurance plans and we provide customary personal benefits. Except for our stock fund within our 401(k) plan, the benefits under these plans are not tied to corporate performance. The executive officers named in the Summary Compensation Table participate in the other benefits described above with respect to the CEO.
                                                Human Resources Committee

                                                R. Brad Martin, Chairman
                                                Carlos H. Cantu
                                                Michael D. Rose
                                                William B. Sansom



      The following graph compares the yearly percentage change in our cumulative total shareholder return with returns based on the Standard and Poor's 500 index and a peer group index, which is described below and in a footnote to the graph. It should be noted that the "total shareholder return" reflected in the graph is not comparable to the "total shareholder return" described in the Compensation Committee Report because the former has a different measurement period and it has been adjusted and weighted for the market capitalization of the companies in the peer group, as required by SEC regulations. Our peer group consists of the American Banker Top 50 banking organizations as measured by market capitalization.

                   Total Shareholder Return Performance Graph






                            1992           1993           1994           1995            1996         1997
                            ----           ----           ----           ----            ----         ----
First Tennessee             $100           $109           $120           $185            $237         $432
S&P 500                      100            110            112            153             188          251
1997 Peer Group              100            107            101            157             220          327

      The graph assumes $100 is invested on December 31, 1992, and dividends are reinvested. Returns are market-capitalization weighted.

      The 1997 peer group consists of the following: AmSouth Bancorporation, Banc One Corporation, BankAmerica Corporation, BankBoston Corporation, Bankers Trust New York Corporation, Bank of New York, Barnett Banks, Inc., Branch Banking and Trust Company, The Chase Manhattan Corporation, Citicorp, Comerica Incorporated, Compass Bancshares, CoreStates Financial Corp, Crestar Financial Corporation, Fifth Third Bancorp, First American Corporation [TN], Firstar Corporation, First Chicago NBD Corporation, First Empire State Corporation, First of America Bank Corporation, First Security Corporation [DE], First Union Corporation, Fleet Financial Group, Huntington Bancshares Incorporated, J.P. Morgan, KeyCorp, Marshall & Ilsley Corporation, Mellon Bank Corporation, Mercantile Bancorporation, Inc., National City Corporation, NationsBank Corporation, Northern Trust Corporation, Norwest Corporation, Old Kent Financial Corporation, PNC Bank Corp, Popular Inc., Regions Financial Corporation, Republic New York Corporation, SouthTrust Corporation, Star Banc Corporation, State Street Bank and Trust Company, Summit Bancorp, SunTrust Banks, Inc., Synovus Financial Corporation, UnionBanCal Corporation, Union Planters Corporation, U.S. Bancorp [DE], Wachovia Corporation and Wells Fargo and Co.

                           Compensation of Directors

      During 1997, each nonemployee director was paid a retainer quarterly at an annual rate of $22,000 ($20,000 prior to April 15, 1997) plus a fee of $1,000 for each Board and each committee meeting attended. The chairpersons of the Audit and Human Resources Committees were paid monthly an additional retainer at an annual rate of $3,000 ($2,400 prior to April 15, 1997) each. Our practice is to hold Board and committee meetings jointly with the Bank's Board and committees. All of our directors are also directors of the Bank. Directors are not separately compensated for Bank Board or committee meetings except for those infrequent meetings that do not occur jointly. Directors who are officers are not separately compensated for their services as directors. Under the terms of our 1992 Restricted Stock Incentive Plan, which was approved by the shareholders, all nonemployee directors received an automatic, nondiscretionary award of 6,000 shares (adjusted for stock splits) of restricted stock on May 1, 1992, and all new nonemployee directors will receive such award upon election to the Board. Restrictions lapse at the rate of 10 percent annually. Such shares are forfeited if the director terminates for any reason other than death, disability, retirement, or the acquisition by a person of 20 percent of the voting power of our stock. Upon termination for any of the four listed reasons, all shares vest. Directors may elect to defer their retainers and fees. Under the Non- Employee Directors' Deferred Compensation Stock Option Plan, all non-employee directors have elected, and new non-employee directors are permitted to elect, to receive stock options in lieu of fees through 1999. The exercise price per share is 85% of fair market value of one share of our common stock on the date of grant, and the number of shares subject to option granted equals the amount of fees deferred divided by 15% of the fair market value of one share on the date of grant. Under the Directors and Executives Deferred Compensation Plan, not offered with respect to compensation earned since 1995, under which up to six annual deferrals may be elected, amounts deferred accrue interest at rates ranging from 17-22% annually, based on age at the time of deferral, with a reduction to a guaranteed rate based on 10-year Treasury obligations if a participant terminates prior to a change-in-control for a reason other than death, disability or retirement. Interim distributions in an amount between 85% and 100% of the amount originally deferred are made in the eighth through the eleventh years following the year of deferral, with the amount remaining in a participant's account and accrued interest generally paid monthly over the 15 years following retirement at age 65. Certain restrictions and limitations apply on payments and distributions. Under other deferral agreements, nonemployee directors have deferred and may defer amounts which generally accrue interest at a rate tied to 10-year Treasury obligations.

            Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires our directors and officers to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of all forms filed.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the past fiscal year all Section 16(a) filing requirements applicable to our officers and directors were complied with.

VOTE ITEM NO. 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

      The Board of Directors has appointed, subject to ratification by the shareholders at the annual meeting, the firm of Arthur Andersen LLP, independent accountants, to be our auditors for the year 1998. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement and to respond to appropriate questions.

OTHER MATTERS

      The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

      A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE FREE OF CHARGE TO EACH SHAREHOLDER OF RECORD UPON WRITTEN REQUEST TO THE TREASURER, FIRST TENNESSEE NATIONAL CORPORATION, P.
O. BOX 84, MEMPHIS, TENNESSEE, 38101. Each such written request must set forth a good faith representation that as of the record date specified in the notice of annual shareholders' meeting the person making the request was a beneficial owner of a security entitled to vote at the annual meeting of shareholders.

      The exhibits to the Annual Report on Form 10-K will also be supplied upon written request to the Treasurer and payment to us of the cost of furnishing the requested exhibit or exhibits. A document containing a list of each exhibit to Form 10-K, as well as a brief description and the cost of furnishing each such exhibit, will accompany the Annual Report on Form 10-K.

BY ORDER OF THE
BOARD OF DIRECTORS


/s/ Lenore S. Creson
--------------------
Corporate Secretary
March 20, 1998

                              FINANCIAL INFORMATION
                                        &

                                   DISCUSSION

                               (APPENDIX TO PROXY)

                      FINANCIAL INFORMATION AND DISCUSSION

                               TABLE OF CONTENTS


Selected Financial and Operating Data                            A-3

Management's Discussion and Analysis                             A-4

     Financial Highlights of 1997                                A-4

     Income Statement Analysis (1997 Compared to 1996)           A-5

     Income Statement Analysis (1996 Compared to 1995)          A-15

     Balance Sheet Review                                       A-16

     Risk Management                                            A-21

     Other                                                      A-29

Glossary                                                        A-30

Report of Independent Public Accountants                        A-33

Consolidated Statements of Condition                            A-34

Consolidated Statements of Income                               A-35

Consolidated Statements of Shareholders' Equity                 A-36

Consolidated Statements of Cash Flows                           A-37

Notes to Consolidated Financial Statements                      A-38

Consolidated Historical Statements of Income                    A-69

Consolidated Average Balance Sheets and Related
     Yields and Rates                                           A-70

Corporate Officers and Board of Directors                       A-72

                      FIRST TENNESSEE NATIONAL CORPORATION
              ANNUAL FINANCIAL STATEMENTS AND REVIEW OF OPERATIONS
                      SELECTED FINANCIAL AND OPERATING DATA


(Dollars in millions except per share data)             1997              1996                 1995
---------------------------------------------------------------------------------------------------------
SUMMARY INCOME STATEMENTS

Interest income                                    $   941.3         $   896.5            $   822.5
Less interest expense                                  458.2             445.3                431.8
---------------------------------------------------------------------------------------------------------
Net interest income                                    483.1             451.2                390.7
Provision for loan losses                               51.1              35.7                 20.6
---------------------------------------------------------------------------------------------------------
Net interest income after provision                    432.0             415.5                370.1
Noninterest income                                     668.1             571.2                492.6
---------------------------------------------------------------------------------------------------------
Adjusted gross income after provision                1,100.1             986.7                862.7
Noninterest expense                                    785.0             704.5                609.7
---------------------------------------------------------------------------------------------------------
Income before income taxes                             315.1             282.2                253.0
Applicable income taxes                                117.6             102.3                 88.1
---------------------------------------------------------------------------------------------------------
Net income                                         $   197.5         $   179.9            $   164.9
=========================================================================================================
COMMON STOCK DATA

Earnings per share                                 $    1.54         $    1.34            $    1.21
Diluted earnings per share                              1.50              1.32                 1.20
Cash dividends declared per share                       .615             .5475                 .485
Year-end book value per share                           7.44              7.14                 6.50
Closing price of common stock per share:
  High                                                33 3/4           19 5/16             15  7/16
  Low                                                 18 3/8           14 7/16              9 13/16
  Year-end                                            33 3/8           18  3/4              15  1/8
Dividends per share/closing price                    1.8-3.3%          2.8-3.8%             3.1-4.9%
Dividends/earnings                                      40.2              40.9                 39.8
Closing price/diluted earnings per share                22.3x             14.2x                12.6x
Market capitalization                              $ 4,279.0         $ 2,507.2            $ 2,032.1
Average shares outstanding (thousands)               128,365           134,393              136,050
Period-end shares outstanding (thousands)            128,209           133,715              134,356
Volume of shares traded (thousands)                  135,205           108,038              131,296
---------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES

Total assets                                       $13,280.6         $12,588.3            $11,359.5
Total loans*                                         7,945.1           7,472.1              6,887.2
Investment securities                                2,139.4           2,203.2              2,161.0
Earning assets                                      11,512.1          11,062.0             10,094.7
Deposits                                             9,207.1           8,945.5              8,132.4
Term borrowings                                        185.5             253.7                208.9
Shareholders' equity                                   878.8             897.5                822.8
---------------------------------------------------------------------------------------------------------
SELECTED PERIOD-END BALANCES

Total assets                                       $14,387.9         $13,058.9            $12,076.9
Total loans*                                         8,311.4           7,728.2              7,333.3
Investment securities                                2,186.5           2,239.5              2,111.4
Earning assets                                      12,220.2          11,045.8             10,483.6
Deposits                                             9,671.8           9,033.1              8,582.2
Term borrowings                                        168.9             234.6                260.0
Shareholders' equity                                   954.1             954.5                873.2
---------------------------------------------------------------------------------------------------------
SELECTED RATIOS

Return on average shareholders' equity                 22.47%            20.05%               20.04%
Return on average assets                                1.49              1.43                 1.45
Net interest margin                                     4.23              4.13                 3.92
Allowance for loan losses to loans*                     1.51              1.52                 1.54
Net charge-offs to average loans*                        .54               .41                  .30
Average total capital to average assets**               7.36              7.13                 7.24
Average shareholders' equity to average
  assets                                                6.62              7.13                 7.24
Average tangible equity to average
  tangible assets                                       5.81              6.20                 6.36
Average shareholders' equity to average
  net loans                                            11.24             12.20                12.15
---------------------------------------------------------------------------------------------------------
RETURN TO SHAREHOLDERS

Stock appreciation                                      78.0%             24.0%                48.5%
Dividend yield                                           3.3               3.6                  4.8
Annual return                                           81.3              27.6                 53.3
---------------------------------------------------------------------------------------------------------

[FN]
*  Net of unearned income.
** Total capital includes shareholders' equity and guaranteed preferred beneficial interests in First Tennessee's junior subordinated debentures.

See accompanying notes to consolidated financial statements. Common stock data reflects the 1998 and 1996 two-for-one stock splits.

                      FIRST TENNESSEE NATIONAL CORPORATION
              ANNUAL FINANCIAL STATEMENTS AND REVIEW OF OPERATIONS
                     SELECTED FINANCIAL AND OPERATING DATA


(Dollars in millions except per share data)             1994              1993                 1992
---------------------------------------------------------------------------------------------------------
SUMMARY INCOME STATEMENTS

Interest income                                    $   701.1         $   652.2           $    644.3
Less interest expense                                  306.6             276.1                298.7
---------------------------------------------------------------------------------------------------------
Net interest income                                    394.5             376.1                345.6
Provision for loan losses                               17.2              36.5                 45.2
---------------------------------------------------------------------------------------------------------
Net interest income after provision                    377.3             339.6                300.4
Noninterest income                                     456.2             388.1                253.8
---------------------------------------------------------------------------------------------------------
Adjusted gross income after provision                  833.5             727.7                554.2
Noninterest expense                                    625.7             552.6                404.6
---------------------------------------------------------------------------------------------------------
Income before income taxes                             207.8             175.1                149.6
Applicable income taxes                                 60.7              65.4                 56.9
---------------------------------------------------------------------------------------------------------
Net income                                         $   147.1         $   109.7           $     92.7
=========================================================================================================
COMMON STOCK DATA

Earnings per share                                 $    1.07         $     .81           $      .72
Diluted earnings per share                              1.07               .80                  .71
Cash dividends declared per share                       .435              .375                 .315
Year-end book value per share                           5.69              5.26                 4.79
Closing price of common stock per share:
  High                                              11 15/16            11 3/4               9  1/2
  Low                                                9  5/16             9                   6 9/16
  Year-end                                          10  3/16             9 5/8               9 3/16
Dividends per share/closing price                    3.6-4.6%          3.2-4.2%             3.3-4.8%
Dividends/earnings                                      38.0              39.7                 40.5
Closing price/diluted earnings per share                 9.5x             12.0x                12.9x
Market capitalization                              $ 1,388.5         $ 1,319.8           $  1,241.6
Average shares outstanding (thousands)               136,884           136,292              128,708
Period-end shares outstanding (thousands)            136,296           137,120              135,144
Volume of shares traded (thousands)                   93,384           101,944               85,576
---------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES

Total assets                                       $10,579.8         $ 9,982.4           $  8,911.5
Total loans*                                         5,984.4           4,996.4              4,698.4
Investment securities                                2,248.7           3,015.3              2,803.9
Earning assets                                       9,406.2           8,953.6              8,112.9
Deposits                                             7,714.4           7,186.0              7,030.2
Term borrowings                                        101.8             102.8                132.8
Shareholders' equity                                   759.5             684.1                622.5
---------------------------------------------------------------------------------------------------------
SELECTED PERIOD-END BALANCES

Total assets                                       $10,932.9         $10,800.7           $  9,749.4
Total loans*                                         6,498.0           5,560.3              4,788.5
Investment securities                                2,170.9           2,364.3              3,214.0
Earning assets                                       9,610.1           9,511.8              8,806.4
Deposits                                             7,880.3           7,602.7              7,365.6
Term borrowings                                        113.8              92.0                133.8
Shareholders' equity                                   774.9             721.1                647.6
---------------------------------------------------------------------------------------------------------
SELECTED RATIOS

Return on average shareholders' equity                 19.36%            16.04%               14.88%
Return on average assets                                1.39              1.10                 1.04
Net interest margin                                     4.25              4.27                 4.36
Allowance for loan losses to loans*                     1.69              1.99                 2.16
Net charge-offs to average loans*                        .30               .60                  .84
Average total capital to average assets**               7.18              6.85                 6.99
Average shareholders' equity to average
  assets                                                7.18              6.85                 6.99
Average tangible equity to average
  tangible assets                                       6.38              6.28                 6.38
Average shareholders' equity to average
  net loans                                            12.94             14.00                13.55
---------------------------------------------------------------------------------------------------------
RETURN TO SHAREHOLDERS

Stock appreciation                                       5.8%              4.8%                33.0%
Dividend yield                                           4.5               4.1                  4.6
Annual return                                           10.3               8.9                 37.6
---------------------------------------------------------------------------------------------------------

[FN]
 *  Net of unearned income.

** Total capital includes shareholders' equity and guaranteed preferred beneficial interests in First Tennessee's junior subordinated debentures.

See accompanying notes to consolidated financial statements. Common stock data reflects the 1998 and 1996 two-for-one stock splits.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
                            AND FINANCIAL CONDITION

First Tennessee National Corporation (First Tennessee) is headquartered in Memphis, Tennessee, and is a nationwide, diversified financial services institution which provides banking and other financial services to its customers through various regional and national business lines. The Regional Banking Group includes the retail/commercial bank, the credit card division and the trust division. The National Lines of Business include FT Mortgage Companies and affiliates (also referred to as mortgage banking), First Tennessee Capital Markets (also referred to as capital markets), formerly known as the bond division, and transaction processing (credit card merchant processing, automated teller machine network and check clearing operations).

Certain revenues and expenses are allocated and equity is assigned to the various business lines to reflect the inherent risk in each business line, based on management's best estimates. These allocations are periodically reviewed and may be revised from time to time to more accurately reflect current business conditions and risks. In addition, certain reclassifications of accounts may occur to reflect current reporting standards within the industry. In each case, the previous history is restated to ensure comparability.

For purposes of this discussion, noninterest income (also called fee income) and total revenues exclude securities gains and losses. Net interest income has been adjusted to a fully taxable equivalent (FTE) basis for certain tax-exempt loans and investments included in earning assets. Earning assets, including loans, have been expressed as averages, net of unearned income.

Forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) are contained in certain sections that follow such as Interest Rate Risk Management. These forward-looking statements may involve significant risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from the results discussed in these forward-looking statements.

The following financial discussion should be read with the accompanying consolidated financial statements and notes. A glossary is included at the end of this section to assist with terminology.

FINANCIAL HIGHLIGHTS OF 1997

A detailed discussion follows these highlights.

* Earnings for 1997 reflect the seventh consecutive year of RECORD EARNINGS for First Tennessee.

* Net income for the year INCREASED 10 PERCENT to $197.5 million from $179.9 million earned in 1996.

* Earnings per share (adjusted for the 1998 two-for-one stock split) were $1.54 in 1997, UP 15 PERCENT over the $1.34 earned in 1996. Diluted earnings per share were $1.50 in 1997 and $1.32 in 1996, an increase of 14 percent. The difference between the net income growth and the earnings per share growth reflects the positive effect of share repurchase programs on the computation of earnings per share.

* Returns remained at levels comparable to other high performing financial services institutions as RETURN ON AVERAGE SHAREHOLDERS' EQUITY grew from
     20.0 percent to 22.5 percent and RETURN ON AVERAGE ASSETS grew from 1.43 percent to 1.49 percent.

* Total revenues for 1997 GREW 12 PERCENT with growth in fee income of 17 percent and growth in net interest income of 7 percent. Mortgage banking led the increase in fee income with growth of 20 percent. The net interest margin improved 10 basis points to 4.23 percent.

* ASSET QUALITY REMAINED STRONG during 1997. Mortgage banking added a net $25.1 million to nonperforming assets as a result of a repurchase program; however, within the regional banking group, the ratio of nonperforming assets to total loans improved from .20 percent to .17 percent at December 31, 1997.

* In January 1998, a TWO-FOR-ONE STOCK SPLIT was approved which was payable February 20, 1998. All financial information has been restated to reflect the split.

* At December 31, 1997, First Tennessee was RANKED IN THE TOP 50 bank holding companies nationally in market capitalization ($4.3 billion) and assets ($14.4 billion).


INCOME STATEMENT ANALYSIS - 1997 COMPARED TO 1996

NONINTEREST INCOME
------------------

Noninterest income, also called fee income, provides the majority of First Tennessee's revenue. During 1997, fee income increased 17 percent, from $573.9 million to $668.8 million, and contributed 56 percent to total revenue in 1996 and 58 percent to total revenue in 1997. This high contribution level ranks First Tennessee sixth among the largest 50 bank holding companies in the nation for this ratio. Table 1 - Analysis of Noninterest Income provides six years of detail by category with growth rates.

TABLE 1 - ANALYSIS OF NONINTEREST INCOME

(Dollars in Thousands)                   1997        1996         1995           1994
---------------------------------------------------------------------------------------
NONINTEREST INCOME:
 Mortgage banking                    $ 330,131    $ 275,406    $ 213,563      $ 188,270
 Capital markets                        98,310       85,871       82,814         77,478
 Deposit transactions and
    cash management                     86,047       78,228       74,124         65,797
 Trust services and investment
    management                          40,941       34,704       34,435         27,895
 Merchant processing                    32,111       24,185       19,164         14,699
 Cardholder                             19,833       17,155       14,885         15,572
 Equity securities gains/(losses)         (854)      (2,495)       3,195         24,251
 Debt securities gains/(losses)            141         (186)        (751)        (4,298)
 All other income and commissions:
   Check clearing fees                  13,043       16,873       17,585         16,124
   Other service charges                10,474        9,891        7,709          7,334
   Other                                37,953       31,517       25,888         23,044
---------------------------------------------------------------------------------------
     Total other income                 61,470       58,281       51,182         46,502
---------------------------------------------------------------------------------------
     Total noninterest income        $ 668,130    $ 571,149    $ 492,611      $ 456,166
=======================================================================================
                                                                    Compound Annual
                                                                   Growth Rates (%)
                                                                   ----------------
(Dollars in Thousands)                     1993         1992        97/96    97/92
-----------------------------------------------------------------------------------
 Mortgage banking                       $ 139,542    $  33,560      19.9 +   58.0 +
 Capital markets                           91,525       80,275      14.5 +    4.1 +
 Deposit transactions and
    cash management                        59,580       54,621      10.0 +    9.5 +
 Trust services and investment
    management                             25,556       22,807      18.0 +   12.4 +
 Merchant processing                       12,021       10,755      32.8 +   24.5 +
 Cardholder                                15,769       15,579      15.6 +    4.9 +
 Equity securities gains/(losses)            (479)         342      65.8 +    N/A
 Debt securities gains/(losses)             1,371       (1,535)      N/A      N/A
 All other income and commissions:
   Check clearing fees                     14,569       12,956      22.7 -     .1 +
   Other service charges                    9,296        6,942       5.9 +    8.6 +
   Other                                   19,352       17,547      20.4 +   16.7 +
--------------------------------------------------------------
     Total other income                    43,217       37,445       5.5 +   10.4 +
--------------------------------------------------------------
     Total noninterest income           $ 388,102    $ 253,849      17.0 +   21.4 +
==============================================================

[FN]
Certain previously reported amounts have been reclassified to agree with current presentation.

MORTGAGE BANKING

FT Mortgage Companies, an affiliate of First Tennessee Bank National Association (FTBNA), originates and services residential mortgage loans. After origination, mortgage loans are typically sold to investors, primarily in the secondary market, while the rights to service such loans are usually retained. Various hedging strategies are used to mitigate changes in the market value of the loan associated with the time period between when a mortgage loan is priced to the customer and when it is sold to an investor. Any gains or losses from these hedging activities are reported as secondary marketing gains or losses (secondary marketing activities). Fees related to secondary marketing activities also include any pricing concessions that may be offered, as well as mortgage servicing rights, when the value of future revenue from servicing the mortgage is recorded. Servicing rights permit the collection of fees for gathering and processing monthly mortgage payments for the owner or servicer of the mortgage loans.

First Tennessee employs hedging strategies to mitigate the prepayment risk to these servicing revenue streams. Generally, any gains or losses from the sale of mortgage servicing hedges are reported in miscellaneous income.

As shown in Table 2 - Mortgage Banking, total mortgage banking fee income increased 20 percent in 1997, due primarily to 21 percent growth in the servicing portfolio and enhanced profitability in the loan origination process (origination fees and secondary marketing activities).

TABLE 2 - MORTGAGE BANKING

                                                                     Compound Annual
                                                                    Growth Rates (%)
                                                                   -------------------
(Dollars and volume in millions)       1997      1996      1995      97/96      97/95
--------------------------------------------------------------------------------------
NONINTEREST INCOME:
 Loan origination fees               $  83.5   $  85.6   $  59.6       2.5 -    18.4 +
 Secondary marketing activities        122.0      98.7      62.8      23.6 +    39.4 +
 Servicing fees                         94.4      69.2      54.8      36.4 +    31.2 +
 Sale of mortgage servicing rights      15.9      20.8      35.4      23.6 -    33.0 -
 Miscellaneous                          14.3       1.1       1.0   1,200.0 +   278.2 +
------------------------------------------------------------------
      Total noninterest income       $ 330.1   $ 275.4   $ 213.6      19.9 +    24.3 +
==================================================================
 Mortgage loan originations          $10,624   $10,396   $ 7,219       2.2 +    21.3 +
 Servicing portfolio                  26,929    22,288    16,663      20.8 +    27.1 +
------------------------------------------------------------------

Income derived from the loan origination process (loan origination fees plus secondary marketing activities) increased 12 percent in 1997, from $184.3 million to $205.5 million, as FT Mortgage Companies originated a record $10.6 billion of mortgage loans in 1997. This level of originations ranked FT Mortgage Companies as one of the top retail mortgage originators in the nation. In 1996, $10.4 billion of mortgage loans were originated. Refinance activity accounted for approximately 29 percent of total loan originations in 1997, compared with 30 percent in 1996. During 1996, originations were strong due to declining long-term interest rates (30 year mortgages) throughout much of the year. During the first few months of 1997, long-term interest rates increased which adversely affected loan originations. However, during the second half of 1997, long-term interest rates began to decline again, resulting in record origination volume during both the third and fourth quarters. The loan origination volume for 1997 was impacted by the use of more stringent loan quality standards and smaller pricing concessions. As a result, loan origination fees declined while fees related to secondary marketing activities increased.

Mortgage servicing fee income increased 36 percent in 1997, from $69.2 million to $94.4 million. The mortgage servicing portfolio totaled $26.9 billion at December 31, 1997, as compared with $22.3 billion at December 31, 1996. The change in the portfolio during 1997 was created from originations of $10.6 billion, reductions from sales of servicing of $1.4 billion and principal reductions of $4.6 billion from payments received in the normal course of business. Revenues from the sale of mortgage servicing rights declined 23 percent in 1997, from $20.8 million to $15.9 million, as a result of less servicing rights sold.

The growth in miscellaneous income came from gains of $6.0 million on the sales of certain mortgage servicing hedges that were replaced with lower cost hedging instruments and fees of $3.9 million related to a new program where First Tennessee buys delinquent loans to reduce future foreclosure losses.

CAPITAL MARKETS

First Tennessee Capital Markets generates fee income primarily from the purchase and sale of securities as both principal and agent. Inventory positions are limited to the procurement of securities solely for distribution to customers by the sales staff. Inventory is hedged to protect against movements in interest rates.

During 1997, noninterest income increased 14 percent from $85.9 million in 1996 to $98.3 million. Total securities bought and sold by the capital markets division increased 4 percent in 1997, from $217.8 billion to $226.6 billion. Total underwritings during 1997 were $29.0 billion compared with $30.0 billion in 1996. For 1997, First Tennessee Capital Markets ranked first in underwriting U.S. government agency debt with maturities longer than one year.

The increase in fee income during 1997 came from market expansion with the opening of a new office and other customer base expansion initiatives. In addition, a slowdown in national loan growth and the expectation that long-term rates would continue to drop resulted in an increased demand for longer maturity securities during the second half of the year, setting new record levels of fee income within the capital markets division. First Tennessee Capital Assets Corporation, a subsidiary that deals primarily in whole loan transactions, also had increased activity during the year which contributed to overall fee growth.

DEPOSIT TRANSACTIONS AND CASH MANAGEMENT

Deposit transaction fees are received for services related to retail deposit products (such as service charges on checking accounts) and cash management fees are generated by products and services such as electronic transaction processing (automated clearing house (ACH) and Electronic Data Interchange (EDI)), account reconciliation services, cash vault services, lockbox processing and information reporting (Prime Connection).

Noninterest income from deposit transactions and cash management increased 10 percent in 1997, from $78.2 million to $86.1 million. The increase in 1997 was a result of higher transaction volume in ACH processing, wholesale and express lockbox processing; new product sales; and pricing changes.

TRUST SERVICES AND INVESTMENT MANAGEMENT

Trust services includes fees from the asset management product lines of investment management accounts, personal trusts and employee benefits; and also from custodian and corporate trust services products. During 1997, noninterest income from trust services grew 18 percent, from $34.7 million to $40.9 million. The growth was led by the asset management business lines with increasing fees in investment management of 28 percent, employee benefits of 18 percent and personal trust of 15 percent. Noninterest income from corporate trust services, an indenture trustee business that acts as trustee on public bond issues, increased 5 percent.

Highland Capital Management Corp. (Highland), a wholly owned subsidiary, provides investment advisory services to the managed assets segments, and those segments grew 16 percent during 1997, reaching $6.7 billion on December 31, 1997, compared with $5.8 billion on December 31, 1996. Highland also provides investment advice to First Funds Growth and Income and Bond Portfolios, two portfolios of First Funds, a family of mutual funds managed by FTBNA. The Growth and Income Fund was reported in a January 8, 1998, article in the Wall Street Journal as one of the top 15 performers (out of 613) for growth and income mutual funds for the 52-week period ending December 31, 1997.

MERCHANT PROCESSING

Credit card merchant processing involves converting plastic media payments such as check cards, debit cards, credit cards, purchase cards, and private label credit card transactions into cash for merchants selling goods and services to consumers and businesses.

Fee income from merchant processing grew 33 percent in 1997, from $24.2 million to $32.1 million. Merchant transaction volume grew 14 percent, from 110 million transactions processed in 1996 to a record 125 million transactions processed in 1997. The growth in transaction volume came as a result of the economic growth in the industries which First Tennessee serves as well as continued expansion into the hospitality sector. Fee income also improved as the customer mix changed.

CARDHOLDER

Cardholder fees result from issuing and servicing credit cards and include the collection of late charges and annual fees, as well as interchange fees received from merchants for accepting a credit card payment.

Cardholder noninterest income increased 16 percent in 1997, from $17.2 million to $19.8 million. The credit card portfolio remained relatively flat during the year with growth of only 3 percent. The growth in fee income was driven primarily by pricing changes consistent with overall repricing trends in the industry.

SECURITIES GAINS/(LOSSES)

In 1997, there were $.8 million of equity securities losses compared with $2.5 million of equity securities losses for 1996 which included an equity securities loss of $3.0 million in the venture capital company's investment portfolio. In addition, there were $.1 million of debt securities gains in 1997 compared with $.2 million of debt securities losses in 1996.

ALL OTHER NONINTEREST INCOME

All Other Noninterest income grew 5 percent in 1997, from $58.3 million to $61.5 million. Check clearing fees declined 23 percent, from $16.9 million to $13.0 million, reflecting the loss of two major customers and the continuing impact of bank consolidations. Other service charges are generated from banking services performed, but are not directly related to deposit transactions, such as fees for money orders, travelers' checks, savings bonds, safe deposit box rentals, mutual fund services and safekeeping. During 1997, these fees grew 6 percent, from $9.9 million to $10.5 million, with the increase being spread over several of these categories. The Other category increased 20 percent, from $31.5 million to $38.0 million. Growth in annuity sales of over 100 percent was the primary contributor to this growth. The remaining increase was spread over several categories which included letter of credit fees, automated teller machine access fees, the sale of fixed assets, and insurance premiums and commissions.

NET INTEREST INCOME
-------------------

During 1997, net interest income increased 7 percent, from $456.6 million to $487.4 million, with earning assets increasing 4 percent, from $11.1 billion to $11.5 billion, primarily due to growth in commercial and consumer loans. Total interest-bearing liabilities grew 4 percent, from $9.2 billion to $9.6 billion, for the year. Table 3 - Net Interest Income and Earning Assets provides detail for the past three years.


TABLE 3 - NET INTEREST INCOME AND EARNING ASSETS

(Dollars in millions)                                             1997         1996            1995
-----------------------------------------------------------------------------------------------------
 Investment securities                                         $ 2,139.4    $ 2,203.2      $ 2,161.0
 Loans                                                           7,945.1      7,472.1        6,887.2
 Mortgage loans held for sale                                    1,005.9      1,059.4          706.1
 Other earning assets                                              421.7        327.3          340.4
-----------------------------------------------------------------------------------------------------
         Total earning assets                                  $11,512.1    $11,062.0      $10,094.7
-----------------------------------------------------------------------------------------------------
 Net interest income - FTE                                     $   487.4    $   456.6      $   395.7

 Yields on earning assets                                           8.21%        8.15%          8.20%
 Rates paid on interest-bearing liabilities excluding swap          4.76         4.75           4.95
-----------------------------------------------------------------------------------------------------
 Net interest spread excluding basis swap                           3.45         3.40           3.25
-----------------------------------------------------------------------------------------------------
 Effect of interest-free sources                                     .78          .80            .89
 Basis swap impact                                                     -         (.07)          (.22)
-----------------------------------------------------------------------------------------------------
 Net interest margin                                                4.23%        4.13%          3.92%
=====================================================================================================

The overall net interest margin (margin) improved 10 basis points in 1997. Seven basis points of this annual improvement came from the expiration in May 1996 of amortization expense related to a basis swap entered into in May 1993. Excluding the basis swap, the net interest spread (the difference between the yield on earning assets and the rates paid on interest-bearing liabilities) increased 5 basis points. Yields on earning assets (consumer and commercial loans) improved because of higher interest rates, while interest-bearing liability costs increased slightly. The small increase in rates paid on interest-bearing liabilities reflected higher costs for wholesale and purchased funds, partially offset by an overall improvement in deposit costs as many customers shifted from higher cost certificates of deposit to lower cost money market accounts.

The margin is affected by the activity levels and related funding for First Tennessee's specialty lines of business, as these nonbank business lines typically produce different margins than traditional banking activities. For example, in mortgage banking the negative impact occurs because the spread between the rates on mortgage loans temporarily in the warehouse and the related short-term funding rates is less than the comparable spread earned in the regional banking group. Consequently, as the warehouse volume increases, so does the negative effect on net interest margin. The increase in nonperforming loans in mortgage banking during the first quarter of 1997 also negatively affected the margin (See Asset Quality). Capital markets tends to negatively impact the net interest margin because of its strategy to reduce market risk by hedging its inventory in the cash markets which significantly reduces net interest income on these positions. As a result, First Tennessee's consolidated margin cannot be readily compared to that of other bank holding companies. Table 4 - Net Interest Margin Composition provides a breakdown of margin by business line for the past three years.

TABLE 4 - NET INTEREST MARGIN COMPOSITION

                                   1997       1996       1995
--------------------------------------------------------------
Regional banking group             4.71%      4.41%      4.12%
Capital markets                    (.12)      (.09)      (.11)
Mortgage banking                   (.37)      (.22)      (.14)
Transaction processing              .01        .03        .05
--------------------------------------------------------------
     Total net interest margin     4.23%      4.13%      3.92%
==============================================================

The regional banking group's margin improved from 4.41 percent in 1996 to 4.71 percent in 1997, due to positive changes in the mix of deposit liabilities, improvements in loan yields, and the termination of the basis swap. During 1997, through targeted marketing efforts, the maturities of deposit liabilities shortened and shifted from higher cost certificates of deposit to lower cost money market deposit products.

Interest rate sensitivity is primarily a function of the repricing structure of First Tennessee's balance sheet (Statement of Condition). Table 5 - Rate Sensitivity Analysis at December 31, 1997, shows the assets and liabilities as of year-end, subject to repricing in specified time intervals with each maturity interval referring to the earliest repricing opportunity (i.e., the earlier of scheduled contractual maturity or repricing date) for each asset and liability category. The resulting gap is one measure of the sensitivity of earnings to changes in interest rates.

In order to more appropriately reflect the repricing structure of First Tennessee's balance sheet, management has made certain adjustments to the balances shown in the table. Based on historical and industry data, an estimate of the expected prepayments on consumer loans and investment securities is reflected in the balances in the table. Changes in the economic and interest rate environments may also affect these expected prepayments.

Similarly, an adjustment to deposits is made to reflect the behavioral characteristics of certain core deposits that do not have specified contractual maturities (i.e., interest checking, savings and money market deposit accounts). Historically, balances on these deposit accounts have remained relatively stable despite changes in market interest rates. Management has classified certain of these accounts as non-interest sensitive based on management's historical pricing practices and runoff experience. Approximately 85 percent of interest checking and 99 percent of savings balances were classified as over one year at December 31, 1997. At December 31, 1997, the balance sheet was asset sensitive to interest rate movements and within guideline limits, with $605 million more assets than liabilities scheduled to reprice within one year (5 percent of earning assets). This point-in-time measurement indicates that over the course of a year a downward movement in rates may negatively impact the margin since assets will reprice faster than liabilities, while upward rate movements may favorably impact margin. It should be noted that the gap analysis neither takes into account future management actions that could be undertaken to alter the simulated results, nor does it contemplate a change in the slope of the yield curve. (For additional information see Risk Management-Interest Rate Risk Management.)

Based on First Tennessee's simulation models, earnings at risk during 1997 from a staggered increase in interest rates of 300 basis points averaged less than 3 percent of projected net interest income. At December 31, 1997, earnings exposure to a 300 basis point change in interest rates over the next 12 months was estimated to be less than 3 percent of projected 1998 net interest income. A 300 basis point staggered increase or decrease in interest rates is a hypothetical rate scenario, used to estimate risk, and does not necessarily represent management's current view of future interest rates or market developments.

With First Tennessee's existing balance sheet mix and the current interest rate environment, the regional banking group's margin is expected to be relatively stable. Going forward, the consolidated margin will continue to be influenced by the activity levels in the nonbanking lines of business, especially from mortgage banking as this business line experiences fluctuations in origination volume strongly tied to refinance activity.

Table 6 - Analysis of Changes in Net Interest Income provides rate and volume changes in interest income and interest expense for earning assets and interest-bearing liabilities for the past three years.

TABLE 5 - RATE SENSITIVITY ANALYSIS AT DECEMBER 31, 1997


                                                                         Interest Sensitivity Period
                                          ----------------------------------------------------------------------------------------
                                          Within 3     After 3 Months     After 6 Months      After 1 Year      After
(Dollars in millions)                      Months     Within 6 Months    Within 12 Months    Within 5 Years    5 Years      Total
----------------------------------------------------------------------------------------------------------------------------------
EARNING ASSETS:
Loans                                      $4,271         $ 395           $   896                $2,166          $583      $ 8,311
Investment securities                         231           160               394                 1,257           145        2,187
Mortgage loans held for sale                1,241             -                 -                     -             -        1,241
Federal funds sold and securities
  purchased under agreements to resell        226             -                 -                     -             -          226
Other earning assets                          255             -                 -                     -             -          255
----------------------------------------------------------------------------------------------------------------------------------
       Total earning assets                $6,224         $ 555            $1,290                $3,423          $728      $12,220
==================================================================================================================================
EARNING ASSET FUNDING:
Savings                                    $    3         $   -            $    -                  $219          $127      $   349
Checking interest                             190             -                 -                   744           316        1,250
Money market                                2,106             -                 -                     -             -        2,106
CD's under $100,000 and other time            504           616               651                   897            28        2,696
CD's $100,000 and more                        374           117               113                   120            11          735
Short-term borrowed funds                   2,578           210                 -                     -             -        2,788
Term borrowings                                 2             -                 -                    91            76          169
----------------------------------------------------------------------------------------------------------------------------------
       Total earning asset funding         $5,757         $ 943            $  764                $2,071          $558      $10,093
==================================================================================================================================
RATE SENSITIVITY GAP:
Period                                     $  467         $(388)           $  526                $1,352        $  170
Cumulative                                    467            79               605                 1,957         2,127
---------------------------------------------------------------------------------------------------------------------
RATE SENSITIVITY GAP ADJUSTED FOR INTEREST
  RATE FUTURES AND INTEREST RATE SWAPS:
Period                                     $  257         $(178)           $  526                $1,352        $  170
Cumulative                                    257            79               605                 1,957         2,127
---------------------------------------------------------------------------------------------------------------------
ADJUSTED GAP AS A PERCENTAGE OF TOTAL
  EARNING ASSETS:
Period                                        2.1%         (1.5)%             4.3%                 11.1%          1.4%
Cumulative                                    2.1            .6               4.9                  16.0          17.4
---------------------------------------------------------------------------------------------------------------------

[FN]
Interest-sensitive categories represent ranges in which assets and liabilities can be repriced, not necessarily their actual maturities. The 'After 5 Years' column includes assets and liabilities with interest sensitivity of more than 5 years or with indefinite repricing schedules. Noninterest earning/bearing balances have been excluded from this analysis.

TABLE 6 - ANALYSIS OF CHANGES IN NET INTEREST INCOME


                                                                 1997 Compared to 1996             1996 Compared to 1995
(Fully taxable equivalent)                                    Increase/(Decrease) Due to*       Increase/(Decrease) Due to*
                                                          --------------------------------------------------------------------
(Dollars in thousands)                                      Rate**    Volume**       Total      Rate**    Volume**       Total
------------------------------------------------------------------------------------------   --------------------------------
INTEREST INCOME - FTE:
Loans:
  Commercial                                              $  2,349    $ 19,268    $ 21,617    $ (7,084)   $ 20,005    $ 12,921
  Consumer                                                   5,596      13,203      18,799       2,238      21,688      23,926
  Permanent mortgage                                         1,128      (1,792)       (664)       (553)        148        (405)
  Credit card receivables                                   (1,359)      1,712         353      (4,580)      6,639       2,059
  Real estate construction                                     (29)      6,021       5,992      (1,946)      5,930       3,984
  Nonaccrual                                                (1,775)      1,118        (657)        182         (60)        122
-------------------------------------------------------                           --------                            --------
       Total loans                                           5,307      40,133      45,440     (10,280)     52,887      42,607
-------------------------------------------------------                           --------                            --------
Investment securities:
  U.S. Treasury and other U.S. government agencies           2,940      (4,639)     (1,699)      3,284       1,835       5,119
  States and municipalities                                     66      (1,180)     (1,114)       (542)      1,387         845
  Other                                                        120       1,218       1,338         (27)        (84)       (111)
-------------------------------------------------------                           --------                            --------
       Total investment securities                           2,950      (4,425)     (1,475)      2,935       2,918       5,853
-------------------------------------------------------                           --------                            --------
Other earning assets:
  Mortgage loans held for sale                                (925)     (4,281)     (5,206)       (171)     27,516      27,345
  Investment in bank time deposits                               3        (244)       (241)        (27)        581         554
  Federal funds sold and securities
    purchased under agreements to resell                        77       6,047       6,124        (206)     (3,337)     (3,543)
  Capital markets inventory                                     16        (949)       (933)     (1,097)      2,660       1,563
-------------------------------------------------------                           --------                            --------
       Total other earning assets                           (3,079)      2,823        (256)        617      25,302      25,919
-------------------------------------------------------                           --------                            --------
       Total earning assets                                  8,778      34,931      43,709      (6,631)     81,010      74,379
------------------------------------------------------------------------------------------      ------------------------------
       Total interest income - FTE                                                $ 43,709                            $ 74,379
------------------------------------------------------------------------------------------      ------------------------------
INTEREST EXPENSE:
Interest-bearing deposits:
  Savings                                                 $   (193)   $ (1,066)   $ (1,259)   $   (559)   $   (783)   $ (1,342)
  Checking interest and money market                        (5,502)      7,977       2,475     (15,908)     12,732      (3,176)
  Certificates of deposit under $100,000 and other time       (595)     (5,417)     (6,012)     (2,160)        844      (1,316)
  Certificates of deposit $100,000 and more                  1,078         369       1,447      (1,245)     16,949      15,704
-------------------------------------------------------                           --------                            --------
       Total interest-bearing deposits                      (8,423)      5,074      (3,349)    (19,774)     29,644       9,870
Federal funds purchased and securities
  sold under agreements to repurchase                        1,879       9,914      11,793      (8,130)      5,165      (2,965)
Commercial paper and other short-term borrowings               642       8,737       9,379      (3,683)      7,380       3,697
Term borrowings                                                933      (5,868)     (4,935)       (884)      3,716       2,832
-------------------------------------------------------                           --------                            --------
       Total interest-bearing liabilities                   (5,078)     17,966      12,888     (30,811)     44,245      13,434
------------------------------------------------------------------------------------------    --------------------------------
       Total interest expense                                                     $ 12,888                            $ 13,434
------------------------------------------------------------------------------------------    --------------------------------
Net interest income - FTE                                                         $ 30,821                            $ 60,945
==============================================================================================================================

[FN]
  * The changes in interest due to both rate and volume have been allocated to change due to rate and change due to volume in proportion to the absolute amounts of the changes in each.
 ** Variances are computed on a line-by-line basis and are non-additive.

PROVISION FOR LOAN LOSSES
-------------------------

The provision for loan losses is the charge to operating earnings that management determines to be necessary to maintain the allowance for loan losses at an adequate level reflecting management's estimate of the risk of loss inherent in the loan portfolio. The provision for loan losses was $51.1 million in 1997 compared with $35.7 million in 1996. The increase in provision primarily relates to a higher estimate of inherent losses in the credit card portfolio reflecting the national trend in credit card asset quality; commercial loans associated with a more normal credit cycle; and mortgages repurchased during 1997. A more detailed discussion follows in the Risk Management-Credit Risk Management/Asset Quality section.

NONINTEREST EXPENSE
-------------------

Noninterest expense, also called operating expense, increased 11 percent in 1997, from $704.5 million to $785.0 million, primarily because of growth in mortgage banking. Table 7 - Analysis of Noninterest Expense provides detail by category for the past six years with growth rates. Table 8 - Operating Expense Composition gives a breakdown of total expenses by business line for the prior three years.

TABLE 7 - ANALYSIS OF NONINTEREST EXPENSE

                                                                                                               Compound Annual
                                                                                                               Growth Rates (%)
                                                                                                               ----------------
(Dollars in thousands)                   1997        1996       1995        1994       1993        1992         97/96    97/92
-------------------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Employee compensation,
    incentives, and benefits          $ 409,783   $ 385,380  $ 340,508   $ 349,769  $ 308,601   $ 214,303        6.3 +   13.8 +
Operations services                      49,879      44,109     38,798      33,679     28,705      24,252       13.1 +   15.5 +
Occupancy                                42,848      39,815     37,867      34,102     27,673      24,738        7.6 +   11.6 +
Equipment rentals, depreciation,
    and maintenance                      40,093      34,121     31,845      29,202     22,246      17,516       17.5 +   18.0 +
Amortization of mortgage
    servicing rights                     37,452      26,041     14,980      14,936     25,478       4,482       43.8 +   52.9 +
Communications and courier               34,899      32,981     29,880      30,653     24,775      18,049        5.8 +   14.1 +
Advertising and public relations         18,722      17,629     12,972      10,678      7,987       6,165        6.2 +   24.9 +
Amortization of intangible assets         9,631       9,491      8,100       6,406      5,871       9,866        1.5 +     .5 -
All other expense:
  Contract employment                    17,420      11,288      5,744       5,323      5,631       1,893       54.3 +   55.9 +
  Supplies                               15,267      14,383     11,866      11,472     10,312       6,520        6.1 +   18.5 +
  Legal and professional fees            13,999      12,050     13,403      13,747     11,274      11,391       16.2 +    4.2 +
  Travel and entertainment               13,802      10,394      8,211      10,144      8,868       5,774       32.8 +   19.0 +
  Foreclosed real estate                 10,827       7,533      4,962       3,862      1,542       4,935       43.7 +   17.0 +
  Distribution on guaranteed
    preferred securities                  8,070           -          -           -          -           -        N/A      N/A
  Fed service fees                        5,799       7,814      9,489       8,544      7,778       7,228       25.8 -    4.3 -
  Deposit insurance premium               1,485       5,129      9,957      16,923     16,585      16,177       71.0 -   38.0 -
  Contribution to charitable
    foundation                                -           -          -       9,379          -           -        N/A      N/A
  Other                                  55,068      46,328     31,133      36,864     39,233      31,350       18.9 +   11.9 +
---------------------------------------------------------------------------------------------------------
        Total other expense             141,737     114,919     94,765     116,258    101,223      85,268       23.3 +   10.7 +
---------------------------------------------------------------------------------------------------------
        Total noninterest expense     $ 785,044   $ 704,486  $ 609,715   $ 625,683  $ 552,559   $ 404,639       11.4 +   14.2 +
=========================================================================================================

[FN]
Certain previously reported amounts have been reclassified to agree with current presentation.

TABLE 8 - OPERATING EXPENSE COMPOSITION

(Dollars in millions)                 1997            1996             1995
----------------------------------------------------------------------------
Regional banking group               $354.1          $322.9           $293.3
Mortgage banking                      290.9           256.0            195.6
Capital markets                        74.2            66.7             61.6
Transaction processing                 57.7            55.1             52.6
Corporate                               8.1             3.8              6.6
----------------------------------------------------------------------------
     Total operating expense         $785.0          $704.5           $609.7
============================================================================

Operating expense in the mortgage banking division increased 14 percent, from $256.0 million to $290.9 million, and accounted for 43 percent of the overall expense growth. Mortgage banking expense growth was driven by a larger servicing portfolio, increased mortgage origination production costs and additional expenses incurred to correct loan document deficiencies. Excluding mortgage banking, overall operating expenses increased 10 percent during 1997.

During 1996, First Tennessee was assessed $3.8 million (pre-tax) as a one-time fee for capitalizing the Savings Association Insurance Fund (SAIF). Excluding this one-time assessment, the total operating expense growth in 1997 would have been 12 percent.

Employee compensation, incentives, and benefits (personnel expense), the largest component of noninterest expense, increased 6 percent in 1997, from $385.4 million to $409.8 million. Personnel expense includes commissions paid in several lines of business, such as capital markets and mortgage banking. As the revenues increase or decrease and/or as the product mix changes in these business lines, the amount of commissions changes accordingly. Personnel expense increased 2 percent in mortgage banking and 12 percent in capital markets during 1997.

Amortization of capitalized mortgage servicing rights increased 44 percent, from $26.0 million to $37.4 million. This increase came as a result of a larger capitalized servicing portfolio and the implementation of a new accounting standard (Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities") which led to reclassification of certain amortization-related accounts.

All Other expense consists of many smaller expense categories such as contract employment, supplies, travel and entertainment, Fed service fees, foreclosed real estate expenses, deposit insurance premiums, contributions, and others. During 1997, All Other expense increased 23 percent, from $115.0 million to $141.8 million. The largest increase was expense associated with the qualifying capital securities issued during the year ($8.1 million). Mortgage banking accounted for approximately 89 percent of the remaining growth which included contract employment, foreclosure credit losses and miscellaneous expenses. Deposit insurance premium expense declined 71 percent and includes the one-time SAIF assessment already discussed. The FDIC premium was set to zero at the beginning of 1996 and currently only minimal administrative costs are being assessed to banks. Most of the remaining growth was spread over several categories.

INCOME STATEMENT ANALYSIS - 1996 COMPARED TO 1995

Earnings in 1996 were $179.9 million, an increase of 9 percent from $164.9 million earned in 1995. 1996 reflected the sixth consecutive year of record earnings. Earnings per share increased 11 percent from $1.21 in 1995 to $1.34 in 1996. Diluted earnings per share increased 10 percent from $1.20 in 1995 to $1.32 in 1996. Return on average common equity was 20.1 percent in 1996 compared with 20.0 percent in 1995. Return on average assets was 1.43 percent in 1996 and
1.45 percent in 1995.

Noninterest income increased 17 percent during 1996, from $490.2 million to $573.9 million. Mortgage banking contributed 74 percent of the growth in fee income between 1996 and 1995. During 1996, mortgage banking fees increased 29 percent, from $213.6 million to $275.4 million, from increased origination volume and a larger servicing portfolio. During 1996, originations were $10.4 billion compared with $7.2 billion in 1995, and the servicing portfolio was $22.3 billion at December 31, 1996, compared with $16.7 billion at December 31, 1995. Capital markets' fee income increased 4 percent in 1996, from $82.8 million to $85.9 million. The positive impact on fee income from expansion of capital markets' nonbank customer base and resulting higher transaction volume during the year was lessened due to reduced securities purchased by community bank customers. During 1996, deposit transactions and cash management fees grew 6 percent, from $74.1 million to $78.2 million; merchant processing fees grew 26 percent, from $19.2 million to $24.2 million; and cardholder fees grew 15 percent, from $14.9 million to $17.2 million. Trust services and investment management fees increased 15 percent, from $30.2 million to $34.7 million excluding the impact of an accounting change which added $4.2 million to 1995 fees. With this accounting change, the income growth as reported was 1 percent. All other noninterest income grew 14 percent in 1996, from $51.2 million to $58.3 million. Approximately 20 percent of the increase came from the implementation of a first-time ATM access fee to users who are not First Tennessee customers.

In 1996, there were $2.5 million of equity securities losses and $.2 million of debt securities losses compared with $3.2 million of equity securities gains and $.8 million of debt securities losses in 1995.

During 1996, net interest income increased 15 percent, from $395.7 million to $456.6 million. The net interest margin improved from 3.92 percent to 4.13 percent. The increase in the net interest margin reflected lower liability costs and the steepening of the yield curve during 1996. Fifteen basis points of the annual improvement came from the expiration in May 1996 of amortization expense related to the basis swap.

The provision for loan losses increased 73 percent during 1996, from $20.6 million to $35.7 million. The level of provision was increased to reserve for higher potential losses inherent in the loan portfolio.

During 1996, noninterest expense increased 16 percent, from $609.7 million to $704.5 million, primarily because of growth in mortgage banking. Mortgage banking accounted for 64 percent of the expense growth in 1996. Personnel expense, the largest component, increased 13 percent, from $340.5 million in 1995 to $385.4 million in 1996. Amortization of mortgage servicing rights increased 74 percent, from $15.0 million in 1995 to $26.0 million in 1996 as a result of a larger capitalized servicing portfolio. Deposit insurance premiums decreased 48 percent, from $10.0 million in 1995 to $5.1 million in 1996, as a result of the reduction in the FDIC premium to zero at the beginning of 1996, partially offset by the one-time SAIF assessment. All Other expense increased 21 percent, from $94.7 million in 1995 to $115.0 million in 1996, with the growth in mortgage banking accounting for all of this increase.

BALANCE SHEET REVIEW

At December 31, 1997, First Tennessee reported total assets of $14.4 billion compared with $13.1 billion at the end of 1996 and $12.1 billion at the end of 1995. Average assets were $13.3 billion in 1997 compared with $12.6 billion in 1996 and $11.4 billion in 1995.

EARNING ASSETS
--------------

Loans, investment securities and mortgage loans held for sale are the primary earning assets. For 1997, earning assets averaged $11.5 billion compared with $11.1 billion for 1996 and $10.1 billion for 1995. Average earning assets were 87 percent of total average assets in 1997, 88 percent in 1996 and 89 percent in 1995.

LOANS

Loans grew 6 percent, or $473.0 million, during 1997 and 8 percent, or $584.9 million, during 1996. Loans represented 69 percent of earning assets in 1997 and 68 percent of earning assets in both 1996 and 1995. Additional loan information is provided in Table 9 - Contractual Maturities of Loans at December 31, 1997, and Note 4 - Loans.

TABLE 9 - CONTRACTUAL MATURITIES OF LOANS AT DECEMBER 31, 1997

                                                                       After 1 Year
(Dollars in thousands)                               Within 1 Year    Within 5 Years     After 5 Years        Total
---------------------------------------------------------------------------------------------------------------------
Commercial                                             $2,307,366        $1,314,404     $     146,784      $3,768,554
Consumer                                                   73,601         1,469,049         1,312,590       2,855,240
Credit card receivables                                   581,451                 -                 -         581,451
Real estate construction                                  295,750            95,262            13,184         404,196
Permanent mortgage                                        249,988            68,906           344,600         663,494
Nonaccrual                                                 18,064             1,190            19,161          38,415
---------------------------------------------------------------------------------------------------------------------
    Total loans, net of unearned income                $3,526,220        $2,948,811     $   1,836,319      $8,311,350
=====================================================================================================================
For maturities over one year:
  Interest rates - floating                                              $1,196,279     $     331,746      $1,528,025
  Interest rates - fixed                                                  1,752,532         1,504,573       3,257,105
---------------------------------------------------------------------------------------------------------------------
    Total                                                                $2,948,811     $   1,836,319      $4,785,130
=====================================================================================================================

Commercial loans continued as the single largest loan category and represented approximately 46 percent of total loans between 1995 and 1997 (46 percent in 1997, 45 percent in 1996 and 46 percent in 1995). During 1997, commercial loans grew 7 percent, or $241.3 million, compared with 7 percent growth, or $235.1 million, in 1996. The increase in commercial loans, influenced by strong economic growth in Tennessee, came from expanded sales efforts intended to increase lending to small businesses and middle market companies in Tennessee and the Mid-South region.

The consumer loan portfolio consists of real estate, automobile, student and other consumer installment loans that require periodic payments of principal and interest. The consumer loan portfolio represented approximately 35 percent of total loans between 1995 and 1997 (35 percent in both 1997 and 1996 and 34 percent in 1995). During 1997, consumer loans grew 6 percent, or $152.5 million, compared with 10 percent growth, or $240.4 million in 1996. The growth came primarily in real estate loans and was reduced by the decline in indirect auto lending. First Tennessee significantly reduced its indirect auto loan portfolio in 1997 because of insufficient loan spreads from this product. The real estate loans are principally secured by first and/or second liens on residential property. First Tennessee is active in originating second mortgages not only in Tennessee through FTBNA, but also outside of this market primarily through Gulf Pacific Mortgage, a division of FTBNA. Gulf Pacific Mortgage originated 17 percent more loans in 1997 than in 1996, with 90 percent of this growth in home equity loans.

The permanent mortgage portfolio includes certain mortgage loans that First Tennessee periodically decides to retain. The permanent mortgage portfolio represented approximately 9 percent of total loans between 1995 and 1997 (8 percent in 1997, 9 percent in 1996 and 10 percent in 1995). This portfolio of loans declined 3 percent, or $21.6 million in 1997 as older loans paid down, and it grew only $1.6 million in 1996.

From 1995 to 1997, credit card receivables (i.e., outstanding balances on credit card accounts) represented approximately 7 percent of total loans. Credit card receivables increased 3 percent, or $14.5 million, in 1997 and increased 10 percent, or $49.8 million, during 1996. The increased use of debt by consumers led to this growth, while targeted promotional campaigns to regional banking customers, cross-selling efforts to mortgage customers and selective pricing programs helped retain customers during this intensely competitive period.

The real estate construction loan portfolio represented approximately 4 percent of total loans from 1995 to 1997 (4 percent in both 1997 and 1996 and 3 percent in 1995). During 1997, this portfolio grew 23 percent, or $62.3 million, compared with 27 percent growth, or $58.7 million, in 1996. The increase is reflective of economic growth in Tennessee, favorable market conditions, and growth in residential construction loans primarily originated by mortgage banking.

Going forward, with the anticipated slow growth in the national and regional economies, First Tennessee expects moderate loan growth. In the consumer-related loan portfolios, the opening of new finance company offices and targeted promotional programs are expected to help sustain and generate growth. As loan growth continues to outpace deposit growth, First Tennessee will continue to evaluate alternative sources of funding which may include loan sales, securitizations and syndications.

INVESTMENT SECURITIES

The investment portfolio of First Tennessee consists principally of debt securities used as a source of income, liquidity and collateral for repurchase agreements or public fund deposits. Additionally, the investment portfolio is used as a tool to manage risk from movements in interest rates. Table 10 - Contractual Maturities of Investment Securities at December 31, 1997, shows information pertaining to the composition, yields and maturities of the investment securities portfolio.

TABLE 10 - CONTRACTUAL MATURITIES OF INVESTMENT SECURITIES AT
           DECEMBER 31, 1997  (AMORTIZED COST)

                                                              After 1 Year        After 5 Years
                                        Within 1 Year        Within 5 Years      Within 10 Years              After 10 Years
                                      -----------------------------------------------------------------------------------------
(Dollars in thousands)                 Amount       Yield    Amount     Yield    Amount     Yield         Amount          Yield
-------------------------------------------------------------------------------------------------------------------------------
SECURITIES HELD TO MATURITY:
States and municipalities**           $   4,087     6.80%   $ 11,275    6.49%    $ 21,596   6.21%      $   16,272         6.53%
-------------------------------------------------------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE:
Mortgage-backed securities and
   collateralized mortgage
   obligations*                       $  15,617     6.93%   $ 91,297    6.70%    $178,996   7.07%      $1,344,467         6.69%
U.S. Treasury and other U.S.
   government agencies                  115,488     6.20     235,378    6.35       12,802   6.46              489         6.99
States and municipalities**               2,903     8.95       7,943    8.92       11,292   9.02              401        13.05
Other                                     3,001     7.20       4,924    6.91        2,365   7.00           80,608 ***     6.45
------------------------------------------------------------------------------------------------------------------------------
       Total                          $ 137,009     6.36%   $339,542    6.51%    $205,455   7.14       $1,425,965         6.68%
==============================================================================================================================

[FN]
   * Includes $1,629.2 million of government agency issued mortgage-backed securities and collateralized mortgage obligations which, when adjusted for early paydowns, have an estimated average life of 2.7 years.
  ** Weighted average yields on tax-exempt obligations have been computed by adjusting allowable tax-exempt income to a fully taxable equivalent basis using a tax rate of 35 percent.
 *** Represents equity securities with no stated maturity.

Average investment securities decreased 3 percent, or $63.8 million, in 1997, and these funds were redeployed into higher earning assets. During 1996, average investment securities increased 2 percent, or $42.2 million. Investment securities represented 19 percent of earning assets in 1997 compared with 20 percent in 1996 and 21 percent in 1995.

The investment portfolio is classified into two categories: securities available for sale (AFS) and securities held to maturity (HTM). The securities portfolio totaled $2.2 billion at December 31, 1997. The majority of these securities were classified as AFS with an average life of 2.4 years. These securities consisted primarily of mortgage-backed securities, collateralized mortgage obligations
(CMOs), U.S. Treasuries, U.S. government agencies and equities. At December 31, 1997, these securities had approximately $25.3 million of net unrealized gains that resulted in an increase in book equity of approximately $15.6 million, net of $9.7 million of deferred income taxes. At December 31, 1996, the AFS securities portfolio totaled $2.2 billion and had approximately $5.9 million of net unrealized gains that resulted in an increase in book equity of approximately $3.7 million, net of $2.2 million of deferred income taxes. At December 31, 1995, the AFS securities portfolio totaled $2.0 billion and had approximately $18.2 million of net unrealized gains that resulted in an increase in book equity of approximately $10.6 million, net of $7.6 million of deferred income taxes.

At December 31, 1997, the HTM securities (which were all municipal bonds), totaled $53.2 million and had an average life of 7.8 years. The HTM securities portfolio had a net unrealized gain at December 31, 1997, of $1.1 million. At December 31, 1996, the HTM securities totaled $65.9 million and had a net unrealized gain of $.8 million, and at December 31, 1995, the HTM securities portfolio totaled $74.7 million and had a net unrealized gain of $1.0 million.

Corporate guidelines call for all securities purchased for the investment portfolio to be rated investment grade by Moody's Investors Service or Standard & Poor's. At December 31, 1997, First Tennessee was in compliance with these guidelines. Securities backed by the U.S. government or its agencies, both on a direct and indirect basis, represented 94 percent of the investment portfolio at December 31, 1997.

MORTGAGE LOANS HELD FOR SALE

Mortgage loans held for sale (mortgage warehouse) are loans that have been originated and are awaiting securitization and/or delivery. These mortgages represented approximately 9 percent of total earning assets between 1995 and 1997 (9 percent in 1997, 10 percent in 1996 and 7 percent in 1995). During 1997, the mortgage warehouse averaged $1.0 billion and decreased 5 percent, or $53.5 million, from 1996. During 1996, the mortgage warehouse averaged $1.1 billion and increased 50 percent, or $353.3 million, from 1995. Since the mortgage warehouse loans are generally held in inventory for a short period of time (30 to 60 days), there may be significant differences between average and period-end balances. At year-end 1997, the mortgage warehouse totaled $1.2 billion compared with $787.4 million and $789.2 million at year-end 1996 and 1995, respectively.

DEPOSITS, OTHER SOURCES OF FUNDS, AND LIQUIDITY MANAGEMENT
----------------------------------------------------------

DEPOSITS

During 1997, core deposits grew 3 percent, or $254.4 million, and averaged $8.4 billion with the majority of the growth in non-interest bearing accounts. This compares with growth of 7 percent, or $509.2 million, and an average balance of $8.1 billion in 1996. In 1995, these deposits averaged $7.6 billion. Growth in 1997 was comparable to regional market growth and came primarily from expansion of First Tennessee's targeted customer base.

Interest-bearing core deposits grew 2 percent, or $112.8 million, during 1997 and averaged $6.2 billion compared with 6 percent growth, or $314.4 million, and an average balance of $6.0 billion in 1996. Interest-bearing core deposits averaged $5.7 billion in 1995. Noninterest-bearing deposits grew 7 percent, or $141.6 million, during 1997 and averaged $2.2 billion compared with 10 percent growth, or $194.8 million, and an average balance of $2.1 billion in 1996. Noninterest-bearing core deposits averaged $1.9 billion in 1995.

OTHER SOURCES OF FUNDS

Purchased funds averaged $3.3 billion for 1997, up 12 percent, or $352.1 million, from the previous year. This increase was primarily due to loan growth continuing to outpace deposit growth and the higher balance of nonearning assets. Purchased funds increased 21 percent, or $516.8 million, and averaged $2.9 billion and $2.4 billion during 1996 and 1995, respectively. Purchased funds accounted for 28 percent of First Tennessee's funding (core deposits plus purchased funds and term borrowings) in 1997, 26 percent in 1996, and 24 percent in 1995. See Note 9 - Short-Term Borrowings for additional information.

Term borrowings include senior and subordinated borrowings and advances with maturities greater than one year. Term borrowings decreased 27 percent, or $68.2 million, during 1997 and averaged $185.5 million compared with an increase of 21 percent, or $44.8 million, and an average balance of $253.7 million in 1996. Term borrowings averaged $208.9 million in 1995. See Note 10 - Term Borrowings for additional information.

LIQUIDITY MANAGEMENT

The objective of liquidity management is to ensure the continuous availability of funds to meet the demands of depositors, investors and borrowers. The Asset/Liability Committee, a committee consisting of senior management that meets regularly, is responsible for managing these needs which takes into account the marketability of assets; the sources, stability and availability of funding; and the level of unfunded commitments. Core deposits are First Tennessee's primary source of funding and one of the most stable sources of liquidity for a bank. In both 1997 and 1996, core deposits funded 73 percent of earning assets compared with 75 percent in 1995. FTBNA has a $3 billion bank note program available for additional liquidity. Under this program, the bank may borrow funds, from time to time, at maturities of 30 days to 30 years. At December 31, 1997, approximately $2.8 billion was available under the bank note program as a funding source.

Parent company liquidity is maintained by cash flows stemming from dividends and interest payments collected from subsidiaries, which represent the primary source of funds to pay dividends to shareholders and interest payments to debtholders. The amount of dividends from bank subsidiaries is subject to certain regulatory restrictions, which are described in Note 16 - Restrictions, Contingencies and Other Disclosures. The parent company statements are presented in Note 23 - Parent Company Financial Information. The parent company also has the ability to enhance its liquidity position by raising equity or incurring debt. Under an effective shelf registration statement on file with the Securities and Exchange Commission (SEC), First Tennessee, as of December 31, 1997, may offer from time to time, at its discretion, debt securities, and common and preferred stock aggregating up to $225 million. In addition, First Tennessee also has an effective capital securities shelf registration statement on file with the SEC under which up to $200 million of capital securities is available for issuance.

Maintaining adequate credit ratings on debt issues is critical to liquidity because it affects the ability of First Tennessee to attract funds from various sources on a cost-competitive basis. The various credit ratings are detailed in Table 11 - Credit Ratings at December 31, 1997.

TABLE 11 - CREDIT RATINGS AT DECEMBER 31, 1997

                                                                                                 Thomson         Fitch
                                                        Standard & Poor's    Moody's            Bankwatch         IBCA
----------------------------------------------------------------------------------------------------------------------
FIRST TENNESSEE NATIONAL CORPORATION
Overall rating                                                                                     B
Subordinated capital notes due 1999                       BBB+                 Baa1
Subordinated capital notes due 2005                       BBB+                 Baa1
Capital securities due 2027*                              BBB                   A3                                 A-
Commercial paper                                                                                 TBW-1
----------------------------------------------------------------------------------------------------------------------
FIRST TENNESSEE BANK NATIONAL ASSOCIATION
Short-term/long-term deposits                             A-1/A                P-1/A1            TBW-1
Other short-term/long-term funding**                      A-1/A                P-1/A1
Counterparty credit rating                                  A                    A1
----------------------------------------------------------------------------------------------------------------------

[FN]
 * Guaranteed preferred beneficial interests in First Tennessee's junior subordinated debentures (See Note 11 for description of securities).
** Other funding includes certificates of deposit and bank notes.

CAPITAL
-------

Total capital (shareholders' equity plus qualifying capital securities) at December 31, 1997, was $1,054.1 million, up 10 percent, or $99.6 million, from December 31, 1996. Shareholders' equity (excluding the qualifying capital securities) was $954.1 million at year-end 1997, relatively flat compared to year-end 1996. This followed an increase of 9 percent, or $81.3 million, from year-end 1995. The increase in total capital in 1997 included the issuance of qualifying capital securities and the retention of net income after dividends, reduced by share repurchase programs during the year. The increase in 1996 was primarily due to the retention of net income after dividends. The Consolidated Statements of Shareholders' Equity highlights the changes in equity since December 31, 1994.

Capital adequacy is an important indicator of financial stability and performance. Management's objectives are to maintain a level of capitalization that is sufficient to sustain asset growth, take advantage of profitable growth opportunities and promote depositor and investor confidence. Overall, First Tennessee's capital position remained strong as shown in Table 12 - Capital Ratios. Unrealized market valuations had no material effect on the ratios during the three year period. However, in 1997, excluding the effects of unrealized market valuations would have lowered the period-end equity to assets ratio to
6.54 percent.

TABLE 12 - CAPITAL RATIOS

                                                      1997       1996       1995
--------------------------------------------------------------------------------
Average total capital to average assets*               7.36%      7.13%      7.24%
Average shareholders' equity to average assets         6.62       7.13       7.24
Period-end shareholders' equity to assets              6.63       7.31       7.23
Period-end double leverage                            113.2      107.6      107.2
---------------------------------------------------------------------------------

[FN]
* Total capital includes shareholders' equity and guaranteed preferred beneficial interests in First Tennessee's junior subordinated debentures.

Banking regulators define minimum capital ratios for bank holding companies and their subsidiaries. Based on the risk-based capital rules and definitions prescribed by the banking regulators, should an institution's capital ratios decline below predetermined levels, it would become subject to a series of increasingly restrictive regulatory actions. The system categorizes a financial institution's capital position into one of five categories ranging from well-capitalized to critically under-capitalized. For an institution to qualify as well-capitalized, Tier 1 Capital, Total Capital and Leverage capital ratios must be at least 6 percent, 10 percent and 5 percent, respectively. As of December 31, 1997, First Tennessee and all of its banking affiliates had sufficient capital to qualify as well-capitalized institutions as shown in Note 12 - Regulatory Capital.

At the January 1998 meeting of the board of directors, a two-for-one stock split was approved. The stock split was effective February 20, 1998, and changed the par value of First Tennessee's common stock from $1.25 to $.625 per share and the shares of authorized common stock increased from 200 million to 400 million. All share-related information has been restated in this document to reflect the stock split.

At December 31, 1997, book value per common share was $7.44 based on shares outstanding of 128.2 million compared with book value per common share of $7.14 based on shares outstanding of 133.7 million at December 31, 1996. At December 31, 1995, book value per common share was $6.50 based on shares outstanding of
134.4 million. First Tennessee's shares are traded on The Nasdaq Stock Market national market system under the symbol FTEN, and are listed in the financial section of most newspapers as FstTN Ntl. The sales price ranges, earnings per share and dividends by quarter for each of the last two years are presented in Table 19 - Summary of Quarterly Financial Information.

At December 31, 1997, the closing sales price of First Tennessee's common stock was $33.375 per share. This price was 449 percent of year-end book value per share, and the annual dividend yield was 3.3 percent for 1997 based on dividends declared in 1997 and the closing market price of $18.75 on December 31, 1996. The quarterly dividend was last increased at the October 23, 1997, board of directors' meeting to $.165 per share, up 10 percent from $.15 per share.

Management has authority from the board of directors to repurchase stock, from time to time, for the various benefit plans. During 1997, a total of 7.5 million shares were repurchased, of which 3.8 million shares, at a cost of $83.3 million, were purchased under an accelerated purchase program, and the remaining shares were repurchased for stock option exercises. During 1997, 1.9 million shares were issued for benefit plans. During 1996, First Tennessee repurchased
1.7 million shares of its common stock, and 1.0 million shares were issued for benefit plans. During 1995, 9.7 million shares were repurchased, with 6.8 million shares being issued for acquisitions and .9 million shares being issued for benefit plans. On April 20, 1998, a grant of a broadly-based employee stock option program will vest. As of December 31, 1997, options related to approximately 1.3 million shares were outstanding options under this grant. Pursuant to board authority, First Tennessee plans to continue to purchase shares from time to time for its stock option plans, including the options that will vest in 1998, and will evaluate the level of capital and take action designed to generate or use capital to maximize the benefit to shareholders.

RISK MANAGEMENT

INTEREST RATE RISK MANAGEMENT
-----------------------------

The primary purpose of managing interest rate risk is to effectively invest First Tennessee's capital to manage and preserve the value created by its banking and nonbanking businesses. This is done by managing the structure of the balance sheet to maximize overall profitability, increase revenues, and achieve the desired level of net interest income while managing interest sensitivity risk and liquidity. Interest sensitivity risk is defined as the risk that future changes in interest rates will reduce net interest income.

Interest rate risk occurs when assets and liabilities reprice at different times as interest rates change. First Tennessee uses a variety of measurement tools to monitor and control the overall interest rate risk exposure of both its on- and off-balance sheet positions. One way to gauge the impact that future changes in interest rates may have on earnings is through an interest rate sensitivity analysis. This analysis examines the net position of assets, liabilities, and derivative instruments subject to repricing in specified time periods. Table 13
- Risk Sensitivity Analysis details First Tennessee's interest rate sensitivity profile at December 31, 1997. Table 13 is based on projected cashflows by expected maturity dates and does not necessarily reflect management's evaluation of interest rate risk as these instruments may reprice more frequently than at contractual maturity.

First Tennessee's net interest income and its financial condition are affected by changes in the level of market interest rates as the repricing characteristics of its loans and other assets do not necessarily match those of its deposits, other borrowings and capital. For example, a portion of fixed-rate assets that reprice within one year are funded with floating-rate debt. This position will benefit net interest income in a declining interest rate environment and will negatively impact net interest income in a rising interest rate environment. In the case of floating-rate assets and liabilities, First Tennessee may also be exposed to basis risk, which results from changing spreads between loans and deposit rates. These changing spreads are not highly correlated to changes in the level of interest rates and are driven by other market conditions.

Because the interest rate sensitivity analysis does not fully capture the impact of changes in the balance sheet mix, administered rates (such as the prime lending rate), embedded options, or lagged interest rate changes, it cannot be used in isolation to determine the level of interest rate risk exposure. Accordingly, First Tennessee also performs an earnings simulation analysis under a variety of market interest rate scenarios to identify more dynamic interest rate risk exposures. This simulation, which considers forecasted balance sheet changes, prepayment speeds, deposit mix, pricing impacts and other changes in the net interest spread, provides an estimate of the annual earnings at risk for given changes in interest rates. (See Net Interest Income discussion for additional assumptions and information.)

TABLE 13 - RISK SENSITIVITY ANALYSIS

HELD FOR PURPOSES OTHER THAN TRADING
                                                                                                           Fair
(Dollars in millions)           1998      1999      2000      2001       2002     2003+        Total       Value
-----------------------------------------------------------------------------------------------------------------
ASSETS:
Loans, net of unearned
 income*:
  Floating                    $ 3,500   $   287    $  103     $   83    $  78     $   100    $   4,151     $4,151
    Average interest rate        9.25%     8.37%     8.32%      8.40%    8.32%       8.19%        9.10%
  Fixed                       $ 1,394   $   801    $  595     $  445    $ 323     $   564    $   4,122     $4,138
    Average interest rate        8.44%     8.74%     8.71%      8.62%    8.49%       8.15%        8.52%
Mortgage loans held for
  sale Floating               $ 1,241   $     -    $    -     $    -    $   -     $     -    $   1,241     $1,248
    Average interest rate        7.49%        -         -          -        -           -         7.49%
Investment securities:
  Fixed                       $   785   $   460    $  431     $  215    $  151    $   145    $   2,187     $2,188
    Average interest rate        6.66%     6.60%     6.61%      6.69%     6.75%      6.78%        6.65%
Liquid assets**:
  Floating                    $   228   $     -    $    -     $    -    $    -    $     -    $     228     $  228
    Average interest rate        5.61%        -         -          -         -          -         5.61%
-----------------------------------------------------------------------------------------------------------------
LIABILITIES:
Interest-bearing
 deposits:
  Fixed                       $ 4,673   $    895   $  436     $  341    $  309    $   482    $   7,136     $7,175
    Average interest rate        5.02%      4.78%    3.54%      3.00%     2.61%      1.99%        4.49%
Short-term borrowings:
  Floating                    $ 2,765   $      -   $    -     $    -    $    -    $     -    $   2,765     $2,765
    Average interest rate        5.29%         -        -          -         -          -         5.29%
  Fixed                       $    23   $      -   $    -     $    -    $    -    $     -    $      23     $   23
    Average interest rate        4.67%         -        -          -         -          -         4.67%
Term borrowings:
  Fixed                       $     2   $     91   $    -     $    -    $    -    $    76    $     169     $  175
    Average interest rate        7.14%      9.93%       -          -         -       6.77%        8.47%
-----------------------------------------------------------------------------------------------------------------
INTEREST RATE DERIVATIVES -
(notional value)
Mortgage banking:
 Forward contracts:
  Commitments to sell         $ 1,645   $      -   $    -     $    -    $    -    $     -    $   1,645     $   (4)
   Weighted average
       settlement
        price                  100.17%         -        -          -         -          -       100.17%
 Option contracts****:
  Put options purchased       $    26     $    -   $    -     $    -    $    -    $     -    $      26        ***
   Weighted average strike
    price                       99.90%         -        -          -         -          -        99.90%
  Call options purchased      $   640     $    -   $    -     $    -    $    -    $     -    $     640     $    3
   Weighted average strike
    price                      114.86%         -        -          -         -          -       114.86%
 Floors purchased****         $     -     $1,500   $1,100     $  750    $  400    $     -    $   3,750     $   28
   Weighted average strike
    price                           -       5.00%    5.00%      5.56%     5.97%         -         5.22%
Interest rate risk
 management:
 Swaps                        $   210     $    -   $    -     $    -    $    -    $     -    $     210        ***
  Average pay rate
   (floating)                    5.90%         -        -          -         -          -         5.90%
  Average receive rate
   (fixed)                       6.20%         -        -          -         -          -         6.20%
 Caps:
  Purchased                   $     -     $    -   $    -     $    -    $  (20)   $     -    $     (20)       ***
   Weighted average strike
    price                           -          -        -          -      8.00%         -         8.00%
  Written                     $     -     $    -   $    -     $    -    $   20    $     -    $      20        ***
   Weighted average strike                                                              -
    price                           -          -        -          -      8.00%         -         8.00%
-----------------------------------------------------------------------------------------------------------------

[FN]
   *     Excludes nonaccrual loans.
  ** Consists of federal funds sold, securities purchased under agreements to resell and investments in time deposits.
 ***     Amount is less than $500,000.
**** Put options purchased had a remaining book value of $.1 million; call options purchased had a remaining book value of $1.7 million; and floors purchased had a remaining book value of $16.0 million at December 31, 1997.

CAPITAL MARKETS
                                                                                                                        Fair
(Dollars in millions)                       1998         1999        2000       2001     2002    2003+      Total      Value
----------------------------------------------------------------------------------------------------------------------------
ASSETS:
Capital markets inventory:
  Floating                                 $   253        $ -         $ -       $ -      $ -      $ -       $   253     $253
    Average interest rate                     6.36%         -           -         -        -        -          6.36%
----------------------------------------------------------------------------------------------------------------------------
INTEREST RATE DERIVATIVES:
Interest rate forward contracts:
  Commitments to buy                       $(1,599)       $ -         $ -       $ -      $ -      $ -       $(1,599)     $(3)
    Weighted average settlement
        price                                95.26%         -           -         -        -        -         95.26%
  Commitments to sell                      $ 1,671        $ -         $ -       $ -      $ -      $ -       $ 1,671      $ 1
    Weighted average settlement
        price                                96.68%         -           -         -        -        -         96.68%
Interest rate option contracts:
  Purchased                                  $ (11)       $ -         $ -       $ -      $ -      $ -       $   (11)       *
    Weighted average strike
        price                                99.60%         -           -         -        -        -         99.60%
  Written                                     $ 11        $ -         $ -       $ -      $ -      $ -       $    11        *
    Weighted average strike
        price                                99.60%         -           -         -        -        -         99.60%
----------------------------------------------------------------------------------------------------------------------------

[FN]
*Amount is less than $500,000.

CREDIT RISK MANAGEMENT / ASSET QUALITY
--------------------------------------
First Tennessee manages credit risk and asset quality through diversification in the loan portfolio and adherence to its credit policy process. First Tennessee's goal is not to avoid risk, but to manage it, and to include credit risk as part of the pricing decision for each product. To accomplish this purpose, management strives to identify loans experiencing difficulty early enough to correct the deficiencies. In addition, nonperforming loans are recognized in a timely manner, and charge-offs are recorded promptly based on realistic assessments of current collateral values and the borrower's ability to repay. The adequacy of reserves is assessed for the purpose of maintaining coverage of estimated losses inherent in the loan portfolio.

At December 31, 1997, First Tennessee did not have any concentrations of 10 percent or more of total loans in any single industry.

ALLOWANCE FOR LOAN LOSSES

Management's policy is to maintain the allowance for loan losses at a level sufficient to absorb the estimated losses inherent in the loan portfolio. The allowance for loan losses is increased by the provision for loan losses and recoveries and is decreased by charged-off loans. The evaluation process to determine potential losses includes consideration of the industry, the general economic environment, historical loss by loan type, and specific conditions of the individual borrower. While management uses analytical modeling techniques to identify potential losses on loans, future additions to the reserve may be necessary based on loan growth and changes in economic conditions.

The allowance for loan losses is allocated according to the amount systematically estimated as necessary to provide for the inherent losses within the various categories of loans. This allocation is based primarily on previous charge-off experience adjusted for changes in the risk characteristics of each category. In addition, classified loans over $1 million are evaluated separately and a specific reserve is set based on the expected loss of the individual loan. The anticipated effect of economic conditions on loan portfolios is another factor used in determining the allocable amounts.

The total allowance for loan losses increased 7 percent, or $8.1 million, in 1997 and 5 percent, or $5.2 million, in 1996. The ratio of allowance for loan losses to loans, net of unearned income, was 1.51 percent at December 31, 1997, compared with 1.52 percent at December 31, 1996, and 1.54 percent at December 31, 1995.

Table 14 - Analysis of Allowance for Loan Losses summarizes, by category, loans charged off and recoveries of loans previously charged off, and additions to the reserve which have been charged against operating earnings. A general reserve is also maintained to supplement specific allocations. Table 15 - Loans and Foreclosed Real Estate at December 31 gives a breakdown of the allowance allocation by major loan types and commercial loan grades at December 31, 1997, compared with the same period in 1996.

TABLE 14 - ANALYSIS OF ALLOWANCE FOR LOAN LOSSES

(Dollars in thousands)                      1997           1996            1995            1994           1993             1992
---------------------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES:
Beginning balance                      $   117,748     $   112,567     $   109,859     $  110,720     $   103,223      $   97,550
Provision for loan losses                   51,115          35,677          20,592         17,182          36,461          45,248
Allowance from acquisitions                      -               -           2,632              -             971               -
Charge-offs:
  Commercial                                 6,388           3,355           5,614          6,458          16,905          20,597
  Consumer                                  16,574          15,531          12,373          9,180           8,909          10,524
  Credit card receivables                   27,420          22,964          16,874         12,674          13,357          17,013
  Real estate construction                     245              10              44              -           2,320             173
  Permanent mortgage*                        3,648             522             326            884           1,170           2,339
---------------------------------------------------------------------------------------------------------------------------------
       Total charge-offs                    54,275          42,382          35,231         29,196          42,661          50,646
---------------------------------------------------------------------------------------------------------------------------------
Recoveries:
  Commercial                                 4,340           3,712           6,728          4,001           6,266           5,833
  Consumer                                   4,919           5,720           5,732          4,415           3,590           2,759
  Credit card receivables                    1,689           2,112           2,022          1,890           2,262           1,985
  Real estate construction                     171             171              59            373             159             215
  Permanent mortgage                           152             171             174            474             449             279
---------------------------------------------------------------------------------------------------------------------------------
       Total recoveries                     11,271          11,886          14,715         11,153          12,726          11,071
---------------------------------------------------------------------------------------------------------------------------------
       Net charge-offs                      43,004          30,496          20,516         18,043          29,935          39,575
---------------------------------------------------------------------------------------------------------------------------------
Ending balance                         $   125,859     $   117,748     $   112,567    $   109,859     $   110,720     $   103,223
=================================================================================================================================
LOANS, OUTSTANDING AT
       DECEMBER 31**                   $ 8,311,350     $ 7,728,203     $ 7,333,283    $ 6,498,042     $ 5,560,348     $ 4,788,548
---------------------------------------------------------------------------------------------------------------------------------
Average loans, outstanding
       during the year**               $ 7,945,143     $ 7,472,095     $ 6,887,218    $ 5,984,424     $ 4,996,339     $ 4,698,381
---------------------------------------------------------------------------------------------------------------------------------
RATIOS**:
Allowance to loans                            1.51%           1.52%           1.54%          1.69%          1.99%            2.16%
Net charge-offs to average loans               .54             .41             .30            .30            .60              .84
Net charge-offs to allowance                  34.2            25.9            18.2           16.4           27.0             38.3
---------------------------------------------------------------------------------------------------------------------------------

[FN]
* Permanent mortgage charge-offs for 1997 include $3,170,000 of charge-offs related to the mortgage loans repurchased since the beginning of 1997 (for further information on repurchased mortgages see the Repurchased Mortgage Loans discussion).
** Net of unearned income.

TABLE 15 - LOANS AND FORECLOSED REAL ESTATE AT DECEMBER 31

                                                          1997                                                1996
--------------------------------------------------------------------------------------------------     -------------------
                                                 Construction                            Allowance               Allowance
                                                     and        Commercial                for Loan                for Loan
(Dollars in millions)               Commercial    Development   Real Estate    TOTAL        Loss         Total       Loss
-------------------------------------------------------------------------------------------------------------------------
Internal grades*:
      A                                $   251       $   -       $   -        $   251       $  1       $   225      $   -
      B                                    567           5          84            656          2           636          1
      C                                  1,824         235         459          2,518         22         2,251         23
      C-                                   372          48         154            574          6           558          4
      D                                     74           3          13             90          4            55          4
      E                                     13           -           2             15          1            31          4
      F                                     14           2           4             20          6            31          7
-------------------------------------------------------------------------------------------------------------------------
                                         3,115         293         716          4,124         42         3,787         43
Impaired loans:
   Contractually past due                    6           -           1              7          3             7          3
   Contractually current                     1           -           -              1          -             3          1
Nonaccrual loans:
   Contractually past due                    1           -           -              1          -             1          -
   Contractually current                     -           -           -              -          -             -          -
-------------------------------------------------------------------------------------------------------------------------
    Total commercial and
       commercial real estate loans    $ 3,123       $ 293       $ 717        $ 4,133       $ 45       $ 3,798      $  47
-------------------------------------------------------------------------------------------------------------------------
Retail:
   Consumer                                                                     2,855         26         2,684         24
   Credit card                                                                    581         27           565         24
   Permanent mortgages                                                            664          3           642          3
   Mortgage banking nonaccrual                                                     29          3             8          1
-------------------------------------------------------------------------------------------------------------------------
    Total retail loans                                                          4,129         59         3,899         52
-------------------------------------------------------------------------------------------------------------------------
Other/Unfunded commitments                                                         49          3            31          2
General reserve                                                                     -         19             -         17
-------------------------------------------------------------------------------------------------------------------------
       Total loans                                                            $ 8,311      $ 126       $ 7,728      $ 118
=========================================================================================================================
Foreclosed real estate:
   Foreclosed property                 $     1       $   2       $   1        $     4                  $     5
   Foreclosed property -
      mortgage banking                                                              8                        3
-------------------------------------------------------------------------------------------------------------------------
       Total foreclosed real estate                                           $    12                  $     8
=========================================================================================================================

[FN]
Loans are expressed net of unearned income. All amounts in the Allowance for Loan Loss columns have been rounded to the nearest million dollars. Grade A loans have reserve amounts of less than $500,000.

*Based on internal loan classifications. Definitions of each credit grade are provided below:
GRADE A: Established, stable companies with excellent earnings, liquidity, and capital. Possess many of the same characteristics as Standard & Poor's (S&P) AA rated companies.
GRADE B: Established, stable companies with good earnings, liquidity, and capital. Possess many of the same characteristics as S&P A rated companies.
GRADE C: Established, stable companies with satisfactory earnings, liquidity, and capital and with consistent, positive trends relative to industry norms.
GRADE C-:Established, stable companies with either inconsistent and/or marginal earnings, or liquidity, or capital. Overall acceptable credits with minor weaknesses which warrant additional servicing.
GRADE D: Financial condition adversely affected by temporary lack of earnings or liquidity or changes in the operating environment. An action plan is required to rehabilitate the credit or have it refinanced elsewhere.
GRADE E: Significant developing weaknesses or adverse trends in earnings, liquidity, capital, or operating environment. No discernible market for refinancing is available.
GRADE F: Significantly higher than normal probability that: (1) legal action or liquidation of collateral is required; (2) there will be a loss; or (3) or both will occur. This grade is believed to be substantially equivalent to the regulators' classifications of substandard or doubtful.
IMPAIRED:A loan for which it is probable that all amounts due, according to the contractual terms of the loan agreement, will not be collected.
NONACCRUAL: A loan that is placed on nonaccrual status is not included in any of these six grades, but is placed in a separate nonaccrual category. Commercial and real estate loans are placed on nonaccrual status automatically once they become 90 days or more past due.

NET CHARGE-OFFS

Each lending product has, as a normal course of business, an expected level of net charge-offs based on the desired profit margin of that product. The level of charge-offs can vary from period to period due to the size, type and number of individual credits. All of these factors are dependent on economic conditions and may be cyclical.

Net charge-offs increased to $43.0 million at December 31, 1997. Net charge-offs were $30.5 million for 1996 and $20.5 million for 1995. The ratio of net charge-offs to average loans increased to .54 percent for 1997 from .41 percent for 1996 and .30 percent for 1995. The increase in the level of net charge-offs was primarily related to credit card receivables, repurchased mortgages (discussed in more detail in the Repurchased Mortgage Loans section) and commercial loans. Consumer loan net charge-offs remained relatively flat to 1996 levels. Excluding the repurchased mortgages, the ratio of net charge-offs to average loans would have increased to .50 percent in 1997. Additional detail regarding charge-offs and recoveries can be found in Table 14.

Table 16 - Charge-off Ratios provides charge-off information by loan type. The commercial and commercial real estate net charge-off percentage increased in 1997 due to a larger increase in charge-offs than in recoveries, which reflects a more normal tendency. In 1996 and 1995, commercial and commercial real estate loan recoveries exceeded charge-offs. The consumer loan net charge-off percentage increased 4 basis points between 1997 and 1996. Credit card receivables net charge-offs as a percentage of average loans increased 79 basis points between 1997 and 1996. The increase in credit card receivables net charge-offs since 1995 reflected a deteriorating industry trend in overall credit card quality. However, First Tennessee remained favorable to national averages because of our regional targeted programs rather than the mass preapproved direct mail solicitations used by many issuers in the industry. In addition, during 1997, the credit card charge-off ratio peaked at 5.15 percent in the second quarter of 1997, and improved to 4.59 percent in the fourth quarter of 1997.

TABLE 16 - CHARGE-OFF RATIOS

                                                 1997           1996           1995
-----------------------------------------------------------------------------------
Total net charge-offs excluding
    repurchased mortgages                        .50%           .41%           .30%
Impact of repurchased mortgages                  .04              -              -
-----------------------------------------------------------------------------------
Total net charge-offs                            .54%           .41%           .30%
==================================================================================

BREAKDOWN BY LOAN CATEGORY:
Commercial and commercial real estate            .05%          (.01)%         (.03)%
Consumer                                         .42            .38            .28
Credit card receivables                         4.72           3.93           3.09
Permanent mortgage*                              .05            .05            .02
----------------------------------------------------------------------------------

[FN]
* Excludes repurchased mortgages.
A negative ratio indicates that recoveries exceeded charge-offs. Loans are averages expressed net of unearned income.

Going forward, in light of current economic conditions, anticipated trends and First Tennessee's balance sheet mix, management believes overall asset quality will remain positive and net charge-offs as a percentage of average loans should remain relatively stable during 1998. Commercial loan charge-offs will continue to rise and will approach a more normal charge-off level. Adverse industry trends in credit card quality appear to be abating. As industry credit card charge-offs improve, First Tennessee should experience parallel improvement in credit card charge-offs.

NONPERFORMING ASSETS

Nonperforming loans consist of impaired, other nonaccrual and restructured loans. These, along with foreclosed real estate and other assets, represent nonperforming assets. Impaired loans are those loans for which it is probable that all amounts due, according to the contractual terms of the loan agreement, will not be collected and for which recognition of interest income has been discontinued. Nonaccrual loans are those loans on which recognition of interest income has been discontinued. Restructured loans generally take the form of an extension of the original repayment period and/or a reduction or deferral of interest or principal because of a deterioration in the financial position of the borrower.

Nonperforming assets increased 89 percent, or $23.9 million, in 1997 and decreased 15 percent, or $4.9 million, in 1996. The increase in nonperforming assets was primarily due to the repurchased mortgages (discussed in more detail in the Repurchased Mortgage Loans section). Nonperforming assets in the regional banking group declined 8 percent, or $1.2 million in 1997. Total nonperforming loans increased 103 percent, or $19.5 million, in 1997 compared with a decrease of 1 percent, or $.1 million, in 1996. In the regional banking group, nonperforming loans declined 6 percent, or $.6 million in 1997. At December 31, 1997, foreclosed properties amounted to $12.2 million, an increase of 56 percent from the $7.8 million of foreclosed properties reported in 1996. In the regional banking group, foreclosed properties declined 12 percent, or $.6 million in 1997.

Information regarding nonperforming assets and loans is presented in Table 17
- Nonperforming Assets at December 31. As shown in the table, the ratio of nonperforming assets to total loans was .61 percent at December 31, 1997. In the regional banking group, the ratio of nonperforming assets to total loans was .17 percent. Table 18 - Changes in Nonperforming Assets gives additional information related to nonperforming assets for 1995 through 1997.

TABLE 17 - NONPERFORMING ASSETS AT DECEMBER 31

(Dollars in thousands)                                1997        1996        1995         1994        1993         1992
---------------------------------------------------------------------------------------------------------------------------
AMOUNTS:
Impaired loans*                                     $  8,712    $ 10,322    $ 11,865
Other nonaccrual loans                                29,703       8,604       7,175
---------------------------------------------------------------------------------------------------------------------------
    Total nonaccrual loans                            38,415      18,926      19,040     $ 16,853    $ 27,599      $ 32,761
Restructured loans                                         -           -           -          158       1,195         2,493
---------------------------------------------------------------------------------------------------------------------------
    Total nonperforming loans                         38,415      18,926      19,040       17,011      28,794        35,254
Foreclosed real estate                                12,202       7,823      11,794       19,215      35,048        29,690
Other assets                                             235         196       1,022        2,055       1,292         1,292
---------------------------------------------------------------------------------------------------------------------------
      Total nonperforming assets                    $ 50,852    $ 26,945    $ 31,856     $ 38,281    $ 65,134      $ 66,236
===========================================================================================================================
Non-government
   guaranteed past due loans**                      $ 21,015    $ 20,011    $ 19,796     $ 11,213    $ 13,634      $ 13,876
Government guaranteed
   past due loans**                                   11,059      10,736      10,820       10,030      11,024         8,906
---------------------------------------------------------------------------------------------------------------------------
RATIOS***:
Nonperforming loans to total loans                       .46%        .24%        .26%         .26%        .52%          .74%
Nonperforming assets to total loans plus
   foreclosed real estate and other assets               .61         .35         .43          .59        1.16          1.37
Nonperforming assets and
   non-government guaranteed past due
   loans to total loans plus foreclosed
   real estate and other assets                          .86         .61         .70          .76        1.41          1.66
---------------------------------------------------------------------------------------------------------------------------

[FN]
     * For the years 1997, 1996 and 1995 impaired loans included $196,000, $279,000 and $303,000 of restructured loans, respectively.
    ** Loans that are 90 days or more past due as to principal and/or interest and not yet impaired or on nonaccrual status.
   *** Total loans are net of unearned income.
Certain previously reported amounts have been adjusted to agree with current presentation.

TABLE 18 - CHANGES IN NONPERFORMING ASSETS

(Dollars in millions)                   1997             1996            1995
-------------------------------------------------------------------------------
Beginning balance                       $ 26.9           $ 31.9          $ 38.3
Additional nonperforming assets          104.2             22.6            23.5
Acquisitions                                 -                -             1.1
Return to accrual                            -                -             (.2)
Payments                                 (71.5)           (24.9)          (26.0)
Charge-offs                               (8.7)            (2.7)           (4.8)
-------------------------------------------------------------------------------
Ending balance                          $ 50.9           $ 26.9          $ 31.9
===============================================================================

PAST DUE LOANS AND POTENTIAL PROBLEM ASSETS

Past due loans are loans contractually past due 90 days or more as to interest or principal payments, but which have not yet been put on nonaccrual status. The ratio of past due loans to total loans was essentially unchanged from 1996 to 1997 at .4 percent. Past due loans were $32.1 million at December 31, 1997, compared with $30.7 million for 1996. Additional historical past due loan information can be found in Table 17.

Potential problem assets, which are not included in nonperforming assets, decreased to $70.3 million at December 31, 1997, from $78.4 million at December 31, 1996, and were 1 percent of total loans in 1997 and 1996. Potential problem assets represent those assets where information about possible credit problems of borrowers has caused management to have serious doubts about the borrower's ability to comply with present repayment terms. This definition is believed to be substantially consistent with the standards established by the Office of the Comptroller of the Currency for loans classified substandard and doubtful.

REPURCHASED MORTGAGE LOANS

Within the course of normal mortgage banking activities, a small percentage of nonperforming assets are created when FHA/VA borrowers are delinquent in their monthly payments prior to the completion of the insuring process. Additionally, loans which have been sold, may be found not to meet an investors' origination criteria and could be required to be repurchased. In the first quarter of 1997, these nonperforming assets increased $28.3 million to $39.9 million as several events led to a backlog in the documentation and insuring operations. The consolidation of the six independent mortgage companies into Dallas, combined with the 1996 production volume surge during which refinancing activity was more than double expected origination levels, created a document flow problem. As a result, some loans became delinquent prior to being insured. The insuring process is unique to government (FHA/VA) loans which are pooled (packaged) and sold as mortgage-backed securities called GNMA securities. When a loan becomes more than 90 days past due, the originator has the option of repurchasing the loan out of the GNMA pool then, or waiting until the loan has been foreclosed. When a repurchase does occur, the loan is classified as a nonperforming asset if it has not been previously insured. Management of the nonperforming assets, through curing the delinquencies or sale of foreclosed properties, has resulted in a reduction in these assets, bringing the balance to $36.7 million at year-end 1997. Additionally, First Tennessee has recently become the first mortgage banking company in the nation to sign-on with FNMA's REO management and liquidation program. Through this relationship, which includes the use of FNMA's nationwide network of residential real estate service providers, our ability to efficiently liquidate foreclosed properties will increase.

OTHER

YEAR 2000

As with other companies, advances and changes in technology can have a significant impact on the business and operations. Many computer programs were originally designed to recognize calendar years by their last two digits. Calculations performed using these truncated fields will not work properly with dates from the year 2000 and beyond. This "Year 2000 computer issue" can create risk for a company from unforeseen problems in its own computer systems and from the company's vendors and customers.

First Tennessee began planning its Year 2000 conversion process in 1995. Among other things, the process included the formation of a company-wide project office that meets regularly to coordinate and review the status of conversion initiatives. A comprehensive review to identify the systems affected by this issue was completed, estimated cost projections were determined and an implementation plan was compiled and is currently being executed and is on schedule. As a result of the tasks already completed, First Tennessee expects to either modify or replace certain existing systems. In addition, based on business plans and expectations, new systems are being purchased which will be Year 2000 compliant. Project completion is planned for first quarter of 1999 to allow for adequate training, testing and production integration. First Tennessee is also actively working to assess the compliance efforts of its major external counterparties and vendors.

Spending for maintenance and modification associated with Year 2000 will be expensed as incurred. Costs of new systems will be capitalized and amortized consistent with the American Institute of Certified Public Accountants' Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Based upon current information, management presently believes that specific costs related to First Tennessee's Year 2000 systems issues will not have a material impact on the operations, cash flows or financial condition of First Tennessee.

TABLE 19 - SUMMARY OF QUARTERLY FINANCIAL INFORMATION

                                                    1997                                                  1996
                                -----------------------------------------------    ------------------------------------------------
(Dollars in millions except     FOURTH        THIRD        SECOND        FIRST       FOURTH       THIRD      SECOND       FIRST
   per share data)              QUARTER      QUARTER       QUARTER      QUARTER     QUARTER      QUARTER     QUARTER     QUARTER
-----------------------------------------------------------------------------------------------------------------------------------
SUMMARY INCOME INFORMATION:
Interest income                 $ 246.3      $ 241.8       $ 230.9      $  222.3    $  227.1     $  225.7    $   226.0   $    217.7
Interest expense                  121.3        118.2         111.9         106.8       109.3        110.7        113.0        112.3
Provision for loan losses          13.3         12.8          12.5          12.5        11.3          8.8          7.6          8.0
Noninterest income before
  securities transactions         195.4        180.4         154.0         139.0       165.5        142.4        129.7        136.3
Securities gains/(losses)            .1            -           (.8)            -        (3.0)           -            -           .3
Noninterest expense               214.6        204.1         186.0         180.3       186.0        174.9        168.0        175.6
Net income                         57.8         54.7          46.4          38.6        53.3         46.8         42.4         37.4
--------------------------------------------------------------------------------    -----------------------------------------------
NET INCOME PER COMMON SHARE     $   .45      $   .43       $   .36       $   .30    $    .40     $    .35    $     .31      $   .28
DILUTED NET INCOME
  PER COMMON SHARE                  .44          .42           .35           .29         .39          .34          .31          .27
--------------------------------------------------------------------------------    -----------------------------------------------
COMMON STOCK INFORMATION:
Closing price per share:
  High                          $33 3/4      $29 1/8       $24 7/8       $24 1/2    $19 5/16     $17 1/16      $17 1/2     $16  7/8
  Low                            28           24 1/16       21            18 3/8     17 1/16      14 7/16       15 1/4      14 9/16
  Period-end                     33 3/8       28 1/2        24            21 1/8     18  3/4      16 9/16      15 5/16      16  1/2
Dividends declared per share       .165          .15           .15           .15         .15        .1325        .1325        .1325
-----------------------------------------------------------------------------------------------------------------------------------

[FN]
Per share data reflects the 1998 and 1996 two-for-one stock splits.

GLOSSARY

ALLOWANCE FOR LOAN LOSSES - Valuation reserve representing the amount considered by management to be adequate to cover estimated losses inherent in the loan portfolio.

BASIS POINT - The equivalent of one-hundredth of one percent (0.01). One hundred basis points equals one percent. This unit is generally used to measure movements in interest yields and rates.

BASIS RISK - Refers to changes in the relationship between various interest rate segments (e.g. the difference between the Prime and the Fed Funds Rates).

BASIS SWAP - A notional principle swap that was intended to hedge the basis risk of the loan portfolio. First Tennessee's basis swap was terminated in 1995 in order to restructure the rate sensitive position and limit the loss going forward in a rising rate scenario.

BOOK VALUE PER SHARE - A ratio determined by dividing shareholders' equity at the end of a period by the number of common shares outstanding at the end of that period.

CHARGE-OFFS - The amount charged against the allowance for loan losses to reduce specific loans to their collectible amount.

CLASSIFIED LOAN - A loan that has caused management to have serious doubts about the borrower's ability to comply with present repayment terms. Included in this category are grade F performing and nonperforming loans. In compliance with the standards established by the Office of the Comptroller of the Currency (OCC) these loans are classified as substandard, doubtful, and loss depending on the severity of the loan's deterioration.

COMMERCIAL PAPER - A short-term unsecured debt obligation of the parent company with maturities typically of 30 days to 270 days.

COMMERCIAL AND STANDBY LETTERS OF CREDIT - Commercial letters of credit are issued or confirmed by an entity to ensure the payment of its customers' payables and receivables. Standby letters of credit are issued by an entity to ensure its customers' performance in dealing with others.

COMMITMENT TO EXTEND CREDIT - Agreements to make or acquire a loan or lease as long as agreed-upon terms (e.g., expiry, covenants, or notice) are met.

Generally these commitments have fixed expiration dates or other termination clauses and may require payment of a fee.

CORE DEPOSITS - Core deposits consist of all interest-bearing and noninterest-bearing deposits, except certificates of deposit over $100,000. They include checking interest deposits, money market deposit accounts, time and other savings, plus demand deposits.

DERIVATIVE FINANCIAL INSTRUMENT - Futures, forwards, swaps, option contracts, or other financial instruments with similar characteristics, such as interest rate caps or floors, or fixed-rate loan commitments.

DILUTED EARNINGS PER SHARE - Net income, divided by average shares outstanding plus the number of shares that would be outstanding if all dilutive common shares had been issued. Dilutive common shares, for example, would be outstanding options where the average stock price exceeds the price at which the option was granted.

DOUBLE LEVERAGE RATIO - A ratio that measures the degree to which parent company debt supports investments in subsidiaries. It is calculated by dividing the parent company's investment in subsidiaries by total consolidated equity.

EARNING ASSETS - Assets that generate interest or dividend income or yield-related fee income, such as loans and investment securities.

EARNINGS PER SHARE, ALSO CALLED BASIC EARNINGS OR BASIC NET INCOME PER SHARE - Net income, divided by the average number of common shares outstanding in the period. (See also diluted earnings per share)

FEDERAL FUNDS SOLD/PURCHASED - Excess balances of depository institutions which are loaned to each other, generally on an overnight basis.

FULLY TAXABLE-EQUIVALENT INCOME (FTE) - Income which has been adjusted by increasing tax-exempt income to a level that would yield the same after-tax income had that income been subject to taxation.

HEDGE - An instrument used to reduce risk by entering into a transaction which offsets existing or anticipated exposures to changes in interest rates.

INTEREST-FREE SOURCES - Noninterest bearing liabilities (such as demand deposits, other liabilities, and shareholders' equity) net of nonearning assets (such as cash, fixed assets, and other assets).

INTEREST RATE CAPS AND FLOORS - Contracts with notional principal amounts that require the seller, in exchange for a fee, to make payments to the purchaser if a specified market interest rate exceeds a fixed upper "capped" level or falls below a fixed lower "floor" level on specified future dates.

INTEREST RATE FORWARD AND FUTURES CONTRACTS - Contracts representing commitments either to purchase or sell at a specified future date a specified security or financial instrument at a specified price, and may be settled in cash or through delivery. These obligations are generally short term in nature.

INTEREST RATE OPTION (OPTIONS) - A contract that grants the holder (purchaser), for a fee, the right to either purchase or sell a financial instrument at a specified price within a specified period of time or on a specified date from the writer (seller) of the option.

INTEREST RATE SENSITIVITY - The relationship of changes in interest income and interest expense to fluctuations in interest rates over a defined period of time.

INTEREST RATE SWAP (SWAP) - An agreement in which two entities agree to exchange, at specified intervals, interest payment streams calculated on an agreed upon notional principal amount with at least one stream based on a floating rate index.

INTEREST SENSITIVITY GAP - The difference between interest-rate sensitive assets and interest-rate sensitive liabilities over a designated time period. A net asset exists when interest-rate sensitive assets exceed interest-rate sensitive liabilities. A net liability position exists when liabilities exceed assets.

LEVERAGE RATIO - Tier 1 capital divided by quarterly average assets excluding any adjustments for available for sale securities unrealized gains/(losses), goodwill, and certain other intangible assets.

LIQUIDITY - The ability of a corporation to generate adequate funds to meet its cash flow requirements. It is measured by the ability to quickly convert assets into cash with minimal exposure to interest rate risk, by the size and stability of the core deposit base, and by additional borrowing capacity within the money markets.

MARKET CAPITALIZATION - Market value of a firm computed by multiplying the amount of shares outstanding by the current stock price.

MORTGAGE SERVICING RIGHTS - The right to service mortgage loans, generally owned by someone else, for a fee. Loan servicing includes collecting payments; remitting funds to investors, insurance companies, and taxing authorities; collecting delinquent payments; and foreclosing on properties when necessary.

NET INTEREST INCOME (NII) - Interest income less interest expense.

NET INTEREST MARGIN - A measurement of how effectively the bank utilizes its earning assets in relationship to the interest cost of funding them. It is computed by dividing fully taxable-equivalent net interest income by average interest earning assets.

NET INTEREST SPREAD - The difference between the average yield earned on earning assets on a fully taxable equivalent basis and the average rate paid for interest-bearing liabilities.

NONACCRUAL LOANS - Loans on which interest accruals have been discontinued due to the borrower's financial difficulties. Interest income on these loans is reported on a cash basis as it is collected after recovery of principal.

NONPERFORMING ASSETS - Interest earning assets on which interest income is not being accrued, restructured loans on which interest rates or terms of repayment have been materially revised, real estate properties acquired through foreclosure, and repossessed assets.

NOTIONAL PRINCIPAL AMOUNT - An amount on which payments for interest rate swaps and interest rate options, caps and floors are based. The "notional amount" is not paid or received.

OPERATING MARGIN (also called Return on Revenue - ROR) - A measure of profitability that indicates operation efficiency and productivity. It is calculated by dividing the fully taxable-equivalent pre-tax profit before loan loss provision by the fully taxable-equivalent net interest income plus noninterest income.

PRICE/EARNINGS RATIO - The relationship of the market price of a share of common stock to the earnings per share of the stock, expressed as a multiple.

PROVISION FOR LOAN LOSSES - The periodic charge to earnings for potential losses in the loan portfolio.

PURCHASED FUNDS - The combination of certificates of deposit greater than $100,000, federal funds purchased, securities sold under agreement to repurchase, bank notes, commercial paper, and other short-term borrowings.

RECOVERIES - The amount added to the allowance for loan losses when funds are received on a loan which was previously charged off.

REPURCHASE AGREEMENT - A method of short-term financing in which one party agrees to buy back, at a future date (generally overnight) and an agreed-upon price, a security it sells to another party.

RESTRUCTURED LOANS - Loans where the institution, for economic or legal reasons related to the debtor's financial difficulties, grants a concession to the debtor that it would not otherwise consider.

RETURN ON AVERAGE ASSETS (ROA) - A measure of profitability that indicates how effectively an institution utilized its assets. It is calculated by dividing annualized net income by total average assets.

RETURN ON AVERAGE EQUITY (ROE) - A measure of profitability that indicates what an institution earned on its shareholders' investment. ROE is calculated by dividing net income by total average shareholders' equity.

REVENUE - The sum of net interest income and noninterest income. For some comparisons, securities gains/losses are excluded.

RISK-ADJUSTED ASSETS - A regulatory risk-based calculation that takes into account the broad differences in risks among a banking organization's assets and off-balance sheet instruments.

SECURITIZED ASSETS OR SECURITIZATION - The process by which financial assets are packaged, underwritten and sold as securities.

SHAREHOLDER RETURN, ALSO CALLED TOTAL RETURN - The sum of dividend income and price appreciation of an equity security for a given period of time divided by the price of the security at the beginning of the period.

TIER 1 CAPITAL RATIO - Ratio consisting of shareholders' equity before any adjustments for available for sale securities unrealized gains/(losses) reduced by goodwill, certain other intangible assets and the disallowable portion of mortgage servicing rights divided by risk-adjusted assets.

TOTAL CAPITAL RATIO - Tier 1 capital plus the allowable portion of the allowance for loan losses and qualifying subordinated debt divided by risk-adjusted assets.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of First Tennessee National
Corporation:

         We have audited the accompanying consolidated statements of condition of First Tennessee National Corporation (a Tennessee corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Tennessee National Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.






/s/Arthur Andersen LLP

Memphis, Tennessee,
January 20, 1998

CONSOLIDATED STATEMENTS OF CONDITION                               FIRST TENNESSEE NATIONAL CORPORATION
-------------------------------------------------------------------------------------------------------
                                                                                December 31
                                                                   ------------------------------------
(Dollars in thousands)                                                     1997             1996
-------------------------------------------------------------------------------------------------------
ASSETS:
Cash and due from banks (Note 16)                                    $    775,760       $    959,604
Federal funds sold and securities purchased under
   agreements to resell                                                   225,861            138,365
-------------------------------------------------------------------------------------------------------
               Total cash and cash equivalents                          1,001,621          1,097,969
-------------------------------------------------------------------------------------------------------
Investment in bank time deposits                                            2,522              1,922
Capital markets inventory                                                 253,240            150,402
Mortgage loans held for sale                                            1,240,648            787,362
Securities available for sale (Note 3)                                  2,133,303          2,173,620
Securities held to maturity (market value of $54,323 at
   December 31, 1997, and $66,677 at December 31, 1996) (Note 3)           53,230             65,914
Loans, net of unearned income (Note 4)                                  8,311,350          7,728,203
       Less:  Allowance for loan losses                                   125,859            117,748
-------------------------------------------------------------------------------------------------------
               Total net loans                                          8,185,491          7,610,455
-------------------------------------------------------------------------------------------------------
Premises and equipment, net (Note 5)                                      206,895            185,624
Real estate acquired by foreclosure                                        12,202              7,823
Mortgage servicing rights, net (Note 6)                                   408,921            266,027
Intangible assets, net (Note 7)                                           112,411            119,465
Capital markets receivables and other assets                              777,413            592,319
-------------------------------------------------------------------------------------------------------
               TOTAL ASSETS                                          $ 14,387,897       $ 13,058,902
=======================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
  Interest-bearing (Note 8)                                          $  7,135,733       $  6,677,669
  Noninterest-bearing                                                   2,536,046          2,355,393
-------------------------------------------------------------------------------------------------------
               Total deposits                                           9,671,779          9,033,062
-------------------------------------------------------------------------------------------------------
Federal funds purchased and securities sold under
   agreements to repurchase (Note 9)                                    2,085,679          1,881,187
Commercial paper and other short-term borrowings (Note 9)                 702,388            377,369
Capital markets payables and other liabilities                            705,062            578,113
Term borrowings (Note 10)                                                 168,893            234,645
-------------------------------------------------------------------------------------------------------
               Total liabilities                                       13,333,801         12,104,376
-------------------------------------------------------------------------------------------------------
Guaranteed preferred beneficial interests in
  First Tennessee's junior subordinated debentures (Note 11)              100,000                  -
-------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY:
Preferred stock - no par value (5,000,000 shares
   authorized, but unissued)                                                    -                  -
Common stock - $.625 par value (shares authorized -
   400,000,000; shares issued - 128,209,142 at
   December 31, 1997 and 133,715,038 at December 31, 1996)                 80,131             83,572
Capital surplus                                                            49,536             48,657
Undivided profits                                                         811,396            823,175
Unrealized market adjustment                                               15,333              2,697
Deferred compensation on restricted stock incentive plans                  (2,300)            (3,575)
-------------------------------------------------------------------------------------------------------
               Total shareholders' equity                                 954,096            954,526
-------------------------------------------------------------------------------------------------------
               TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $ 14,387,897       $ 13,058,902
=======================================================================================================

[FN]
See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME                                   FIRST TENNESSEE NATIONAL CORPORATION
----------------------------------------------------------------------------------------------------------------
                                                                            Year Ended December 31
                                                            ----------------------------------------------------
(Dollars in thousands except per share data)                     1997               1996                 1995
----------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
Interest and fees on loans                                  $    699,617       $    653,466         $    611,026
Interest on investment securities:
  Taxable                                                        135,321            135,969              130,830
  Tax-exempt                                                       4,502              5,146                4,621
Interest on mortgage loans held for sale                          76,840             82,046               54,701
Interest on capital markets inventory                             13,399             14,139               12,630
Interest on other earning assets                                  11,614              5,731                8,720
----------------------------------------------------------------------------------------------------------------
          Total interest income                                  941,293            896,497              822,528
----------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Interest on deposits:
  Savings                                                          8,188              9,447               10,789
  Checking interest and money market account                      95,123             92,648               95,824
  Certificates of deposit under $100,000 and other time          160,522            166,534              167,850
  Certificates of deposit $100,000 and more                       47,730             46,283               30,579
Interest on short-term borrowings                                130,719            109,547              108,815
Interest on term borrowings                                       15,915             20,850               18,018
----------------------------------------------------------------------------------------------------------------
          Total interest expense                                 458,197            445,309              431,875
----------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                              483,096            451,188              390,653
Provision for loan losses                                         51,115             35,677               20,592
----------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES              431,981            415,511              370,061
----------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Mortgage banking                                                 330,131            275,406              213,563
Capital markets                                                   98,310             85,871               82,814
Deposit transactions and cash management                          86,047             78,228               74,124
Trust services and investment management                          40,941             34,704               34,435
Merchant processing                                               32,111             24,185               19,164
Cardholder fees                                                   19,833             17,155               14,885
Equity securities gains/(losses)                                    (854)            (2,495)               3,195
Debt securities gains/(losses)                                       141               (186)                (751)
All other income and commissions (Note 13)                        61,470             58,281               51,182
----------------------------------------------------------------------------------------------------------------
          Total noninterest income                               668,130            571,149              492,611
----------------------------------------------------------------------------------------------------------------
ADJUSTED GROSS INCOME AFTER PROVISION FOR LOAN LOSSES          1,100,111            986,660              862,672
----------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Employee compensation, incentives, and benefits                  409,783            385,380              340,508
Operations services                                               49,879             44,109               38,798
Occupancy                                                         42,848             39,815               37,867
Equipment rentals, depreciation, and maintenance                  40,093             34,121               31,845
Amortization of mortgage servicing rights                         37,452             26,041               14,980
Communications and courier                                        34,899             32,981               29,880
Advertising and public relations                                  18,722             17,629               12,972
Amortization of intangible assets                                  9,631              9,491                8,100
All other expense (Note 13)                                      141,737            114,919               94,765
----------------------------------------------------------------------------------------------------------------
          Total noninterest expense                              785,044            704,486              609,715
----------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                       315,067            282,174              252,957
Applicable income taxes (Note 14)                                117,595            102,267               88,069
----------------------------------------------------------------------------------------------------------------
NET INCOME                                                  $    197,472       $    179,907         $    164,888
================================================================================================================
EARNINGS PER SHARE (Note 15)                                $       1.54       $       1.34         $       1.21
----------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE (Note 15)                        $       1.50       $       1.32         $       1.20
----------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES OUTSTANDING                          128,365,434        134,393,172          136,049,588
----------------------------------------------------------------------------------------------------------------

[FN]
See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY                                        FIRST TENNESSEE NATIONAL CORPORATION
---------------------------------------------------------------------------------------------------------------------------
                                                                                                      Unrealized   Deferred
                                            Common                   Common    Capital   Undivided     Market       Compen-
(Dollars in thousands)                      Shares        Total      Stock     Surplus    Profits     Adjustment    sation
---------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1994                 136,295,832   $ 774,905   $ 85,185   $ 91,558  $ 625,231   $ (24,273)   $ (2,796)
Adjustment related to change in
  reporting date for acquisition
  accounted for as a pooling of
  interests                                          -      (7,757)         -          -     (7,757)          -           -
---------------------------------------------------------------------------------------------------------------------------
ADJUSTED BALANCE, JANUARY 1, 1995          136,295,832     767,148     85,185     91,558    617,474     (24,273)     (2,796)
Net income                                           -     164,888          -          -    164,888           -           -
Cash dividends declared                              -     (65,576)         -          -    (65,576)          -           -
Common stock issued:
  Peoples Commercial Services
    Corporation acquisition                  1,683,620      17,865      1,052     16,813          -           -           -
  Financial Investment Corporation
    acquisition                              5,130,964      69,997      3,207     66,790          -           -           -
  For exercise of stock options                875,556       4,834        547      4,287          -           -           -
  Restricted: employee benefit plan             16,400           -         11        160          -           -        (171)
Common stock repurchased                    (9,654,216)   (122,796)    (6,034)  (116,762)         -           -           -
Change in unrealized market adjustment               -      34,855          -          -          -      34,855           -
Amortization of deferred compensation
  on restricted stock incentive plans                -       1,165          -          -          -           -       1,165
Other                                            8,316         844          5        764         75           -           -
---------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1995                 134,356,472     873,224     83,973     63,610    716,861      10,582      (1,802)
Net income                                           -     179,907          -          -    179,907           -           -
Cash dividends declared                              -     (73,593)         -          -    (73,593)          -           -
Common stock issued:
  For exercise of stock options                788,914       5,569        493      5,076          -           -           -
  Restricted:
    Employee benefit plan                      204,392           -        128      2,890          -           -      (3,018)
    Incentive to non-employee directors         18,000           -         11        285          -           -        (296)
Common stock repurchased                    (1,652,926)    (28,356)    (1,033)   (27,323)         -           -           -
Change in unrealized market adjustment               -      (7,885)         -          -          -      (7,885)          -
Amortization of deferred compensation
  on restricted stock incentive plans                -       1,541          -          -          -           -       1,541
Other                                              186       4,119          -      4,119          -           -          -
---------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996                 133,715,038     954,526     83,572     48,657    823,175       2,697      (3,575)
Net income                                           -     197,472          -          -    197,472           -           -
Cash dividends declared                              -     (79,362)         -          -    (79,362)          -           -
Common stock issued:
  Federal Flood Certification
    Corporation acquisition                     74,552       1,362         47      1,315          -           -           -
  For exercise of stock options              1,899,888      24,174      1,187     22,987          -           -           -
Tax benefit from non-qualified
  stock options                                      -       4,962          -      4,962          -           -           -
Common stock repurchased                    (7,480,380)   (169,492)    (4,675)   (34,928)  (129,889)          -           -
Change in unrealized market adjustment               -      12,636          -          -          -      12,636           -
Amortization of deferred compensation
  on restricted stock incentive plans                -       1,275          -          -          -           -       1,275
Other                                               44       6,543          -      6,543          -           -          -
---------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1997                 128,209,142   $ 954,096   $ 80,131   $ 49,536  $ 811,396    $ 15,333   $  (2,300)
===========================================================================================================================

[FN]
See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS       FIRST TENNESSEE NATIONAL CORPORATION
--------------------------------------------------------------------------------


                                                                                Year Ended December 31
                                                                    -----------------------------------------------
(Dollars in thousands)                                                   1997             1996              1995
-------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
Net income                                                           $  197,472       $   179,907        $  164,888
Adjustments to reconcile net income to net cash
     provided/(used) by operating activities:
      Provision for loan losses                                          51,115            35,677            20,592
      Provision for deferred income tax                                  45,521            39,274            33,508
      Depreciation and amortization of premises and equipment            32,784            28,806            25,289
      Amortization of mortgage servicing rights                          37,452            26,041            14,980
      Amortization of intangible assets                                   9,631             9,491             8,100
      Net other amortization and accretion                                5,916            14,453            20,575
      Market value adjustment on foreclosed property                      9,145             6,479             4,266
      Equity securities (gains)/losses                                      854             2,495            (3,195)
      Debt securities (gains)/losses                                       (141)              186               751
      Net (gains)/losses on disposals of fixed assets                      (698)              270             1,421
      Net (increase)/decrease in:
         Capital markets inventory                                     (102,838)           32,253           (12,624)
         Mortgage loans held for sale                                  (453,286)            1,821          (273,217)
         Capital markets receivables                                    (24,433)           29,174           (34,024)
         Interest receivable                                             (7,609)             (865)           (5,145)
         Other assets                                                  (343,697)         (250,156)         (266,296)
      Net increase/(decrease) in:
         Capital markets payables                                        33,152           (39,643)           39,104
         Interest payable                                                 2,977              (626)           18,046
         Other liabilities                                               46,655           (16,211)          152,620
-------------------------------------------------------------------------------------------------------------------
          Total adjustments                                            (657,500)          (81,081)         (255,249)
-------------------------------------------------------------------------------------------------------------------
          Net cash provided/(used) by operating activities             (460,028)           98,826           (90,361)
-------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
Held to maturity securities:
     Maturities                                                          12,656            10,184            89,457
     Purchases                                                                -            (1,462)          (38,709)
Available for sale securities:
     Sales                                                              104,067           391,795           443,135
     Maturities                                                         767,625           476,770           189,229
     Purchases                                                         (808,952)       (1,016,553)         (375,926)
Premises and equipment:
     Sales                                                                4,212             1,856             2,756
     Purchases                                                          (56,099)          (37,549)          (38,545)
Net increase in loans                                                  (637,790)         (424,844)         (658,230)
Decrease in investment in bank time deposits                               (600)              197               415
Acquisitions, net of cash and cash equivalents acquired                    (185)              400            58,504
-------------------------------------------------------------------------------------------------------------------
               Net cash used by investing activities                   (615,066)         (599,206)         (327,914)
-------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
Common stock:
     Exercise of stock options                                           24,309             5,779             4,977
     Cash dividends                                                     (78,348)          (71,310)          (62,694)
     Repurchase of shares                                              (169,520)          (28,356)         (122,796)
Term borrowings:
     Issuance                                                                 -                 -           164,182
     Payments                                                           (65,923)          (25,544)          (18,035)
Issuance of guaranteed preferred beneficial interests
     in First Tennessee's junior subordinated debentures                100,000                 -                 -
Net increase/(decrease) in:
     Deposits                                                           638,717           444,121           306,737
     Short-term borrowings                                              529,511           497,811           (56,200)
-------------------------------------------------------------------------------------------------------------------
          Net cash provided by financing activities                     978,746           822,501           216,171
-------------------------------------------------------------------------------------------------------------------
          Net increase/(decrease) in cash and cash equivalents          (96,348)          322,121          (202,104)
-------------------------------------------------------------------------------------------------------------------
          Cash and cash equivalents at beginning of period            1,097,969           775,848           977,952
-------------------------------------------------------------------------------------------------------------------
          Cash and cash equivalents at end of period                 $1,001,621       $ 1,097,969        $  775,848
===================================================================================================================
     Total interest paid                                             $  454,881       $   438,830        $  396,063
     Total income taxes paid                                             61,007            48,345            53,065
-------------------------------------------------------------------------------------------------------------------

[FN]
See accompanying notes to consolidated financial statements.

                      FIRST TENNESSEE NATIONAL CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING. The consolidated financial statements of First Tennessee National Corporation (First Tennessee), including its subsidiaries, are prepared in conformity with generally accepted accounting principles and follow general practice within the banking industry. This preparation requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates and assumptions are based on information available as of the date of the financial statements and could differ from actual results.

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION. The consolidated financial statements include the accounts of First Tennessee and its majority-owned subsidiaries. Affiliates that are not majority owned are accounted for by the equity method. All significant intercompany transactions and balances have been eliminated. For purposes of comparability, certain prior period amounts have been reclassified to conform with current year presentation. None of these reclassifications had any effect on net income or earnings per share for any of the periods presented.

Prior year financial statements are restated to include the accounts of companies that are acquired and accounted for as poolings of interests. Business combinations accounted for as purchases are included in the financial statements from the respective dates of acquisition.

STATEMENTS OF CASH FLOWS. For purposes of this statement, cash and due from banks, federal funds sold, and securities purchased under agreements to resell are considered cash and cash equivalents. Federal funds are usually sold for one-day periods, and securities purchased under agreements to resell are short-term, highly liquid investments.

The following significant non-cash stock transactions have been adjusted for a two-for-one stock split that First Tennessee effected in February 1998 and for a two-for-one stock split effected in February 1996. In 1995, First Tennessee issued approximately 15,961,000 shares of its common stock related to the acquisitions of Carl I. Brown and Company, Community Bancshares, Inc., Peoples Commercial Services Corporation and Financial Investment Corporation.

CAPITAL MARKETS INVENTORY. Inventories purchased in connection with underwriting or dealer activities are carried at market value. Gains and losses, both realized and unrealized, on these inventories are reflected in noninterest income as capital markets income.

INVESTMENT SECURITIES. Securities that First Tennessee has the ability and positive intent to hold to maturity are classified as securities held to maturity and are carried at amortized cost. Securities that may be sold prior to maturity for asset/liability management purposes and equity securities are classified as securities available for sale and are carried at fair value. The unrealized gains and losses on securities available for sale are excluded from earnings and are reported, net of tax, as a component of shareholders' equity.

The amortized cost of all securities is adjusted for amortization of premium and accretion of discount to maturity, or earlier call date if appropriate, using the level yield method. Such amortization and accretion is included in interest income from securities. Realized gains and losses and declines in value judged to be other than temporary are computed by the specific identification method and reported in noninterest income.

SECURITIES PURCHASED UNDER RESALE AGREEMENTS AND SECURITIES SOLD UNDER REPURCHASE AGREEMENTS. First Tennessee Capital Markets enters into short-term purchases of securities under agreements to resell as a means of converting proceeds from securities sold short into interest earning assets. Under these transactions, the securities are delivered to the dealer custody account at the Federal Reserve Bank.

Securities sold under agreements to repurchase (securities sold) are offered to cash management customers as an automated, collateralized investment account. Securities sold are also used by the regional banking group to obtain favorable borrowing rates on its purchased funds. Under these transactions, securities are delivered to the counterparty's custody account. In the normal course of business, First Tennessee does not use this as a primary funding source.

MORTGAGE BANKING. First Tennessee's mortgage lenders originate loans with the intent to sell them in the secondary market. Mortgage loans held for sale are recorded at the lower of aggregate cost or market value. Gains and losses realized from the sale of these assets and adjustments to market value are included in noninterest income.

Servicing rights related to the mortgages sold are ordinarily retained. Accounting standards require the recognition of mortgage servicing rights (MSRs) as separate assets by allocating the total cost between the loan and the servicing right based on their relative fair values. First Tennessee uses valuations obtained from published pricing lists to determine the fair value of the servicing rights created. These valuations are tested for reasonableness against prices obtained from flow and bulk sales of servicing and against prices determined using a valuation model which calculates the present value of future cash flows. Model assumptions are periodically reviewed and may be revised from time to time to more accurately reflect current assumptions such as prepayment speeds.

For purposes of impairment evaluation and measurement, the MSRs are stratified based on the predominant risk characteristics of the underlying loans. For First Tennessee, these strata include adjustable rate conventional and government; fixed rate conventional and government by interest rate band; and multifamily. The MSRs are amortized as noninterest expense over the period of and in proportion to the estimated net servicing revenues. A quarterly value impairment analysis is performed using a discounted cash flow methodology that is disaggregated by predominant risk characteristics. Impairment, if any, is recognized through a valuation allowance for individual strata. See further detail about mortgage banking policies in the derivative financial instruments disclosure below.

LOANS. Loans are stated at principal amounts outstanding, net of unearned income. Interest on loans is recognized at the applicable interest rate on the principal amount outstanding. Impaired loans are generally carried on a nonaccrual status. Loans are ordinarily placed on nonaccrual status when, in management's opinion, the collection of principal or interest is unlikely, or when the collection of principal or interest is 90 days or more past due. Consumer installment loans and credit card receivables are not placed on nonaccrual status, but are charged off when past due 120 days and 180 days, respectively.

Accrued but uncollected interest is reversed and charged against interest income when the loan is placed on nonaccrual status. On consumer loans, accrued but uncollected interest is reversed when the loan is charged off. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to recover the principal balance and accrued interest. Interest payments received on nonaccrual and impaired loans are normally applied to principal. Once all principal has been received, additional interest payments are recognized on a cash basis as interest income.

ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is maintained at a level that management determines is adequate to absorb losses inherent in the loan portfolio. Management's assessment includes the systematic evaluation of several factors: current and anticipated economic conditions and their impact on specific borrowers and industry groups; the level of classified and nonperforming loans; the historical loss experience by loan type; the results of regulatory examinations of the portfolio; and, in specific cases, the estimated value of underlying collateral. The actual amounts realized could differ in the near term from the amounts assumed in arriving at the allowance for possible loan losses reported in the financial statements.

All losses of principal are charged to the account when the loss actually occurs or when a determination is made that a loss is probable. Additions are made to the allowance through periodic provisions charged to current operations and recovery of principal on loans previously charged off.

PREMISES AND EQUIPMENT. Premises and equipment are carried at cost less accumulated depreciation and amortization and include additions that materially extend the useful lives of existing premises and equipment. All other maintenance and repair expenditures are expensed as incurred. Gains and losses on dispositions are reflected in noninterest income and expense.

Depreciation and amortization are computed principally on the straight-line method over the estimated useful lives of the assets and are expensed to noninterest expense. Leasehold improvements are amortized over the lesser of the lease periods or the estimated useful lives using the straight-line method.

REAL ESTATE ACQUIRED BY FORECLOSURE. Real estate acquired by foreclosure consists of properties that have been acquired in satisfaction of debt. These properties are carried at the lower of the outstanding loan amount or the estimated fair market value minus the estimated cost to sell the real estate. Losses arising at foreclosure are charged to the allowance for loan losses. Required developmental costs associated with foreclosed property under construction are capitalized and included in determining the estimated net realizable value of the property which is reviewed periodically, and any write-downs are charged against current earnings as market adjustments.

INTANGIBLE ASSETS. Intangible assets consist of "Premium on purchased deposits and assets" and "Goodwill." The "Premium on purchased deposits and assets" represents identified intangible assets, which are amortized over their estimated useful lives, except for those assets related to deposit bases that are primarily amortized over 10 years. "Goodwill" represents the excess of cost over net assets of acquired subsidiaries less identifiable intangible assets and is amortized to noninterest expense using the straight-line method over periods ranging from 15 to 40 years. Management evaluates whether events or circumstances have occurred that indicate the remaining useful life or carrying value of goodwill should be revised.

DERIVATIVE FINANCIAL INSTRUMENTS. First Tennessee utilizes derivative financial instruments in order to manage exposure to fluctuations in interest rates and to meet the financial needs of customers. For interest rate risk management purposes, First Tennessee primarily utilizes interest rate swaps. Mortgage banking operations mainly use mandatory forward delivery commitments and purchased options to hedge against risks associated with the warehouse, the pipeline, or the servicing portfolio. Capital markets uses various derivatives, including interest rate swaps, futures, forward and option contracts and securities underwriting commitments in order to meet the needs of its customers with forwards being the most commonly used instrument.

To qualify as a hedge used to manage interest rate risk, the following criteria must be met: (1) the asset or liability to be hedged exposes First Tennessee to interest rate risk; (2) the instrument alters or reduces sensitivity to interest rate changes; and (3) the instrument is designated and effective as a hedge.

For interest rate contracts used to hedge interest rate risk, income and expense are deferred and amortized over the lives of the hedged assets or liabilities. The amortization of this income and expense is an adjustment to interest income or expense of the hedged item. Fees are deferred and amortized over the lives of the contracts. Any related assets or liabilities are recorded on the balance sheet in other assets or other liabilities.

For those derivatives used to manage interest rate risk that are terminated prior to maturity, realized gains and losses are deferred and amortized straight-line over the remaining original life of the agreement as an adjustment to the hedged asset or liability. If the underlying hedged asset or liability is sold or prepaid, the related portion of any unrecognized gain or loss on the derivative is recognized in current earnings as part of the gain or loss on the sale or prepayment.

Forward and option contracts used by mortgage banking operations to hedge against interest rate risks in the warehouse and the pipeline are designated to a specific asset and are reviewed periodically for a high correlation of expected changes in value. Option contracts used to hedge against risks in the servicing portfolio are designated to a specific risk tranche of servicing rights, must reduce earnings risk, and are periodically reviewed for a high correlation of expected changes in value.

Forward and option contracts used to hedge the warehouse are considered in the lower of cost or market valuation of the warehouse with any related gains or losses being recognized in mortgage banking noninterest income. Premiums paid for purchased options are deferred and reported in other assets and are amortized over the lives of the contracts to mortgage banking noninterest income.

Options used to hedge the servicing portfolio are adjusted for changes in intrinsic value with gains and losses recognized as a basis adjustment of the related mortgage servicing rights risk tranche. Premiums are deferred and amortized on a straight-line basis over the contract life to other noninterest expense. The deferred gains and losses are recognized on the balance sheet in mortgage servicing rights, and unamortized premiums are recorded in other assets.

For derivatives hedging the warehouse and pipeline that are terminated prior to maturity, gains and losses are recognized in current earnings as mortgage banking noninterest income for excess coverage and are deferred and recognized at the time the loan is sold if the sale is deferred to a future date. For derivatives hedging the servicing portfolio that are terminated prior to maturity, gains and losses are split between the return of time value premium and the intrinsic value. Gains or losses from the change in the intrinsic value are deferred as a basis adjustment to the related mortgage servicing rights risk tranche, and the gains or losses resulting from the return of time value premium are recognized in current earnings in other noninterest expense.

Any contracts that fail to qualify for hedge accounting are measured at fair value with any gains or losses included in current earnings in noninterest income.

Derivative contracts utilized in trading activities by capital markets are measured at fair value, and gains or losses are recognized in capital markets noninterest income as they occur. Related assets are recorded on the balance sheet as capital markets inventory or receivables and any liabilities are recognized as capital markets payables.

Cash flows from derivative contracts are reported as operating activities on the Consolidated Statements of Cash Flows.

INCOME TAXES. The provision for income taxes is based on income reported for consolidated financial statement purposes and includes deferred taxes resulting from the recognition of certain revenues and expenses in different periods for tax reporting purposes. First Tennessee files a consolidated federal income tax return except for a credit life insurance company which files a separate return.

EARNINGS PER SHARE. Earnings per share is computed by dividing net income by the weighted average number of common shares outstanding for each period. Diluted earnings per share is computed by dividing net income by the weighted average number of common shares outstanding adjusted to include the number of additional common shares that would have been outstanding if the dilutive potential common shares resulting from options granted under First Tennessee's stock option plans had been issued. First Tennessee utilizes the treasury stock method in this calculation. Previously reported per share amounts have been restated for the effect of acquisitions accounted for as poolings of interests and for both the February 20, 1998, and February 16, 1996, two-for-one stock splits.

ACCOUNTING CHANGES. On January 1, 1997, First Tennessee adopted Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." The
Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings based on a control-oriented "financial components" approach. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and liabilities it has incurred, derecognizes financial assets when control has been surrendered and derecognizes liabilities when extinguished. The adoption of this standard required a change in the method used to recognize mortgage servicing rights, increasing both the amortization expense as well as the servicing income. In addition, certain construction loan participations which were originally recorded as sales are now reflected as borrowings.

SFAS No. 128, "Earnings per Share," was adopted as of January 1, 1997. This standard specifies the computation, presentation and disclosure requirements for earnings per share (EPS). The objective of SFAS No. 128 is to simplify the computation and to make the United States' standard more compatible with EPS standards of other countries and with that of the International Accounting Standards Committee. First Tennessee now presents on the income statement both earnings per share and diluted earnings per share for all periods presented.

On January 1, 1996, First Tennessee adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This standard requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the expected undiscounted future cash flows from the use of the asset and its eventual disposition are less than the carrying amount of the asset, an impairment loss is recognized. The impairment loss is measured based upon the present value of the expected future cash flows.

SFAS No. 123, "Accounting for Stock-Based Compensation," was adopted January 1, 1996. SFAS No. 123 defines a fair value-based method of accounting for stock-based compensation plans. Under the fair value-based method, compensation cost is measured at the grant date based upon the value of the award and is recognized over the service period. The standard encourages all entities to adopt this method of accounting; however, it allows an entity to continue to measure compensation costs for its plans as prescribed in Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees." Under this election, First Tennessee continues to account for stock-based compensation in accordance with APB Opinion No. 25 and provides additional disclosure on the pro forma impact of the fair value-based method under SFAS No. 123. See Note 19
- Stock Option, Restrictive Stock Incentive, and Dividend Reinvestment Plans for further disclosure.

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting comprehensive income and its components in the financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity. The only component of comprehensive income First Tennessee currently would be required to report is unrealized holding gains/(losses) on available-for-sale securities. First Tennessee will adopt this standard in the first quarter of 1998.

NOTE 2 - ACQUISITIONS

On July 14, 1997, First Tennessee acquired for approximately 75,000 shares of its common stock all of the outstanding common stock of Federal Flood Certification Corporation (Federal Flood), located in Dallas, Texas. Federal Flood became a wholly owned subsidiary of First Tennessee Bank National Association (FTBNA), the principal subsidiary of First Tennessee. The acquisition was accounted for as a purchase and was immaterial to First Tennessee.

The following table provides information concerning acquisitions completed during the three years ended December 31, 1997. Acquisitions accounted for as poolings of interests are included in First Tennessee's consolidated financial statements for all periods presented. Acquisitions accounted for as purchases are included in the financial statements from the date of the acquisition. All share information reflects the 1998 and 1996 two-for-one stock splits.

                                                                  Date of
Acquisition                              Location                 Acquisition
-----------------------------------------------------------------------------
Federal Flood Certification Corporation  Dallas, Texas            7/14/97
Financial Investment Corporation         Springdale, Arkansas     10/1/95
HomeBanc Mortgage Corporation*           Atlanta, Georgia         7/1/95
Peoples Commercial Services Corporation  Senatobia, Mississippi   4/1/95
Community Bancshares, Inc.               Germantown, Tennessee    2/24/95
Carl I. Brown and Company                Kansas City, Missouri    1/3/95
-----------------------------------------------------------------------------

                                         Common Shares
                                         Issued                  Method of
Acquisition                              (thousands)             Accounting
------------------------------------------------------------------------------
Federal Flood Certification Corporation     75                   Purchase
Financial Investment Corporation         5,131                   Purchase
HomeBanc Mortgage Corporation*           $7 million cash         Purchase
Peoples Commercial Services Corporation  1,684                   Purchase
Community Bancshares, Inc.               5,684                   Pooling
Carl I. Brown and Company                3,462                   Pooling
------------------------------------------------------------------------------

[FN]
* Acquired certain assets and liabilities.

NOTE 3 - INVESTMENT SECURITIES

The following tables summarize First Tennessee's securities held to maturity and available for sale at December 31, 1997 and 1996:

                                                                    AT DECEMBER 31, 1997*
                                                  -----------------------------------------------------------
                                                                    Gross           Gross          Estimated
                                                   Amortized      Unrealized      Unrealized          Fair
(Dollars in thousands)                                Cost          Gains           Losses            Value
-------------------------------------------------------------------------------------------------------------
SECURITIES HELD TO MATURITY:
States and municipalities                         $   53,230      $    1,270      $     (177)      $   54,323
-------------------------------------------------------------------------------------------------------------

SECURITIES AVAILABLE FOR SALE:
U.S. Treasury and other
  U.S. government agencies                        $  364,157      $    2,242      $     (387)      $  366,012
Government agency
  issued MBS                                         248,876           4,305            (943)         252,238
Government agency
  issued CMOs                                      1,380,289           9,040            (884)       1,388,445
States and municipalities                             22,539             851              --           23,390
Private issue CMOs                                     1,212              23              --            1,235
Other                                                 10,290             117            (608)           9,799
Equity**                                              80,608          13,040          (1,464)          92,184
-------------------------------------------------------------------------------------------------------------
         Total securities available for sale      $2,107,971      $   29,618      $   (4,286)      $2,133,303
=============================================================================================================

[FN]
     * Includes $1,816,347,000 of securities pledged to secure public deposits, securities sold under agreements to repurchase and for other purposes.
    ** Equity securities include venture capital investment securities.

                                                                    At December 31, 1996*
                                                  -----------------------------------------------------------
                                                                     Gross          Gross          Estimated
                                                   Amortized      Unrealized      Unrealized          Fair
(Dollars in thousands)                                Cost           Gains          Losses           Value
-------------------------------------------------------------------------------------------------------------
SECURITIES HELD TO MATURITY:
States and municipalities                         $   65,914      $    1,083      $     (320)      $   66,677
-------------------------------------------------------------------------------------------------------------

SECURITIES AVAILABLE FOR SALE:
U.S. Treasury and other
  U.S. government agencies                        $  469,483      $    3,136      $     (513)      $  472,106
Government agency
  issued MBS                                         318,924           4,248          (3,737)         319,435
Government agency
  issued CMOs                                      1,263,693           4,865          (4,002)       1,264,556
States and municipalities                             25,169             956              (8)          26,117
Private issue CMOs                                     1,502              19              --            1,521
Other                                                 17,381             138            (528)          16,991
Equity**                                              71,529           1,756            (391)          72,894
-------------------------------------------------------------------------------------------------------------
         Total securities available for sale      $2,167,681      $   15,118      $   (9,179)      $2,173,620
=============================================================================================================

[FN]
     * Includes $1,682,483,000 of securities pledged to secure public deposits, securities sold under agreements to repurchase and for other purposes.
    ** Equity securities include venture capital investment securities.

Provided below are the amortized cost and estimated fair value by contractual maturity for the securities portfolios at December 31, 1997:


                                              Held to Maturity                Available for Sale
                                         --------------------------      --------------------------
                                                          Estimated                      Estimated
By Contractual Maturity                   Amortized          Fair         Amortized        Fair
(Dollars in thousands)                       Cost           Value            Cost          Value
---------------------------------------------------------------------------------------------------
Within 1 year                            $    4,087      $    4,110      $  121,392      $  121,421
After 1 year; within 5 years                 11,275          11,433         248,245         249,699
After 5 years; within 10 years               21,596          22,172          26,459          27,139
After 10 years                               16,272          16,608             890             942
---------------------------------------------------------------------------------------------------
       Subtotal                              53,230          54,323         396,986         399,201
---------------------------------------------------------------------------------------------------
Mortgage-backed securities and CMOs              --              --       1,630,377       1,641,918
Equity securities                                --              --          80,608          92,184
---------------------------------------------------------------------------------------------------
            Total                        $   53,230      $   54,323      $2,107,971      $2,133,303
===================================================================================================

[FN]
Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

The table below provides information on realized gross gains and realized gross losses on sales from the available for sale portfolio for the years ended December 31:

                            Available     Available
                           for Sale -    for Sale -
(Dollars in thousands)        Debt         Equity       Total
---------------------------------------------------------------
1997
Gross gains on sales       $   373       $   214       $   587
Gross losses on sales         (441)           --          (441)
---------------------------------------------------------------
1996
Gross gains on sales       $ 1,164       $   540       $ 1,704
Gross losses on sales       (1,385)           --        (1,385)
---------------------------------------------------------------
1995
Gross gains on sales       $   514       $ 5,466       $ 5,980
Gross losses on sales         (742)         (114)         (856)
---------------------------------------------------------------


NOTE 4 - LOANS

A summary of the major categories of loans outstanding at December 31 is shown below:

(Dollars in thousands)                          1997           1996
----------------------------------------------------------------------
Commercial                                  $3,768,554      $3,521,473
Consumer:
     Real estate*                            1,954,590       1,753,933
     Auto                                      505,536         571,473
     Student                                   257,518         245,336
     Other                                     137,596         113,217
----------------------------------------------------------------------
           Total consumer                    2,855,240       2,683,959
Permanent mortgage                             663,494         641,245
Credit card receivables                        581,451         564,803
Real estate construction                       404,196         297,797
Nonaccrual                                      38,415          18,926
----------------------------------------------------------------------
     Loans, net of unearned income**         8,311,350       7,728,203
             Allowance for loan losses         125,859         117,748
----------------------------------------------------------------------
               Total net loans              $8,185,491      $7,610,455
======================================================================

[FN]
  * Consumer real estate loans included $1,910,323,000 and $1,705,758,000 of first and second liens and home equity loans at December 31, 1997 and 1996, respectively.
 ** Loans are presented net of $5,244,000 and $5,023,000 of unearned income at December 31, 1997 and 1996, respectively.

On January 1, 1995, First Tennessee adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." On that date, impaired loans included in nonperforming loans totaled $9,742,000 with a related allowance of $2,542,000. Included in nonperforming loans are other nonaccrual loans and loans which have been restructured. At December 31, 1997 and 1996, there were no outstanding commitments to advance additional funds to customers whose loans had been restructured. The following table presents nonperforming loans at December 31:

(Dollars in thousands)                  1997         1996
----------------------------------------------------------
Impaired loans                        $ 8,712      $10,322
Other nonaccrual loans                 29,703        8,604
----------------------------------------------------------
       Total nonperforming loans      $38,415      $18,926
==========================================================

[FN]
Restructured impaired loans at December 31, 1997 and 1996, were $196,000 and $279,000, respectively.

Interest income received during 1997 for impaired loans was $197,000 and for other nonaccrual loans was $669,000. Under their original terms, interest income would have been approximately $1,005,000 for the impaired loans and $2,533,000 for the other nonaccrual loans outstanding at December 31, 1997. The average balance of impaired loans was approximately $11,187,000 for 1997 and $9,784,000 for 1996.

Activity in the allowance for loan losses related to non-impaired and impaired loans for years ended December 31 is summarized as follows:

(Dollars in thousands)           Non-impaired      Impaired          Total
----------------------------------------------------------------------------
Balance at December 31, 1994      $ 109,859       $      --       $ 109,859
Transfer of allowance                (2,542)          2,542              --
Allowance from acquisitions           2,632              --           2,632
Provision for loan losses            14,388           6,204          20,592
Charge-offs                         (29,766)         (5,465)        (35,231)
Loan recoveries                      14,480             235          14,715
----------------------------------------------------------------------------
      Net charge-offs               (15,286)         (5,230)        (20,516)
----------------------------------------------------------------------------
Balance at December 31, 1995        109,051           3,516         112,567
Provision for loan losses            33,179           2,498          35,677
Charge-offs                         (39,555)         (2,827)        (42,382)
Loan recoveries                      11,542             344          11,886
----------------------------------------------------------------------------
      Net charge-offs               (28,013)         (2,483)        (30,496)
----------------------------------------------------------------------------
Balance at December 31, 1996        114,217           3,531         117,748
Provision for loan losses            46,007           5,108          51,115
Charge-offs                         (48,974)         (5,301)        (54,275)
Loan recoveries                      10,857             414          11,271
----------------------------------------------------------------------------
      Net charge-offs               (38,117)         (4,887)        (43,004)
----------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997      $ 122,107       $   3,752       $ 125,859
============================================================================

Certain executive officers and directors (and their associates) of First Tennessee were loan customers during 1997 and 1996. Such loans are at normal credit terms, including interest rates and collateral, and do not represent more than a normal risk of collection. The following is a summary of related party loans outstanding and the activity for the years ended December 31:

(Dollars in thousands)               1997            1996
------------------------------------------------------------
Balance at beginning of year      $ 101,573       $ 128,911
Additions                           307,895         292,615
Deletions:
  Repayments                       (307,383)       (254,775)
  No longer related                 (16,218)        (65,178)
------------------------------------------------------------
         Total deletions           (323,601)       (319,953)
------------------------------------------------------------
BALANCE AT END OF YEAR            $  85,867       $ 101,573
============================================================

Amounts due from customers on acceptances and bank acceptances outstanding were $2,487,000 and $4,329,000 at December 31, 1997 and 1996, respectively.

NOTE 5 - PREMISES, EQUIPMENT AND LEASES

Premises and equipment at December 31 are summarized below:

(Dollars in thousands)                                1997          1996
--------------------------------------------------------------------------
Land                                                $ 31,373      $ 29,130
Buildings                                            137,373       130,822
Leasehold improvements                                27,833        20,272
Furniture, fixtures and equipment                    183,826       176,151
--------------------------------------------------------------------------
       Premises and equipment, at cost               380,405       356,375
Less accumulated depreciation and amortization       173,510       170,751
--------------------------------------------------------------------------
       Premises and equipment, net                  $206,895      $185,624
==========================================================================

First Tennessee is obligated under a number of noncancelable operating leases for premises and equipment with terms up to 20 years, which may include the payment of taxes, insurance and maintenance costs.

Minimum future lease payments for operating leases on premises and equipment at December 31, 1997, are shown below:

(Dollars in thousands)
-----------------------------------------------------------------
1998                                                     $ 26,997
1999                                                       23,272
2000                                                       17,476
2001                                                       14,286
2002                                                       10,474
2003 and after                                             20,740
-----------------------------------------------------------------
       Total minimum lease payments                      $113,245
=================================================================

[FN]
Payments required under capital leases are not material.

Rent expense incurred under all operating lease obligations was as follows for the years ended December 31:

(Dollars in thousands)     1997           1996           1995
----------------------------------------------------------------
Rent expense, gross      $ 29,820       $ 27,746       $ 27,779
Rent income                (1,670)        (1,517)        (1,776)
----------------------------------------------------------------
Rent expense, net        $ 28,150       $ 26,229       $ 26,003
================================================================

NOTE 6 - CAPITALIZED MORTGAGE SERVICING RIGHTS

Following is a summary of changes in capitalized mortgage servicing rights, net of accumulated amortization, included in the Consolidated Statements of
Condition:

(Dollars in thousands)
--------------------------------------------------------
December 31, 1994                             $  72,722
Amortization                                    (14,980)
Originated mortgage servicing rights             92,262
Purchased mortgage servicing rights, net           (784)
--------------------------------------------------------
December 31, 1995                               149,220
Amortization                                    (26,041)
Addition of mortgage servicing rights           144,988
Sales of mortgage servicing rights               (2,140)
--------------------------------------------------------
December 31, 1996                               266,027
Amortization                                    (37,452)
Addition of mortgage servicing rights           182,959
Sales of mortgage servicing rights               (2,613)
--------------------------------------------------------
DECEMBER 31, 1997                             $ 408,921
========================================================

The mortgage servicing rights at December 31, 1997 and 1996, had estimated market values of approximately $437.7 million and $293.1 million, respectively. These balances represent the rights to service approximately $24 billion and $19 billion of mortgage loans at December 31, 1997 and 1996. In addition, First Tennessee had approximately $2 billion and $3 billion of mortgage loans for which the servicing rights were not capitalized at December 31, 1997 and 1996. These mortgage servicing rights had estimated market values of $15.8 million and $30.6 million, respectively. No valuation allowance was required as of December 31, 1997 or 1996.


NOTE 7 - INTANGIBLE ASSETS

Following is a summary of intangible assets, net of accumulated amortization, included in the Consolidated Statements of Condition:

                                             Premium on
                                              Purchased
                                              Deposits
(Dollars in thousands)         Goodwill      and Assets
-------------------------------------------------------
December 31, 1994              $ 66,086       $ 25,639
Amortization expense             (3,676)        (4,424)
Acquisitions                     29,382         15,978
-------------------------------------------------------
December 31, 1995                91,792         37,193
Amortization expense             (4,386)        (5,105)
Acquisitions/Divestitures           237           (266)
-------------------------------------------------------
December 31, 1996                87,643         31,822
Amortization expense             (4,343)        (5,288)
Acquisitions/Divestitures           377          2,200
-------------------------------------------------------
December 31, 1997              $ 83,677       $ 28,734
=======================================================

NOTE 8 - TIME DEPOSIT MATURITIES

Following is a table of maturities for time deposits outstanding at December 31, 1997, which include "Certificates of deposit under $100,000 and other time" and "Certificates of deposit $100,000 and more". "Certificates of deposit $100,000 and more" totaled $735,188,000 at December 31, 1997. Time deposits are included in "Interest-bearing" deposits on the Consolidated Statements of Condition.

(Dollars in thousands)
-----------------------------------------------------
1998                                       $2,360,733
1999                                          624,752
2000                                          214,870
2001                                           76,916
2002 and after                                153,599
-----------------------------------------------------
     Total                                 $3,430,870
=====================================================

NOTE 9 - SHORT-TERM BORROWINGS

Short-term borrowings include federal funds purchased and securities sold under agreements to repurchase, commercial paper, and other borrowed funds which include term federal funds purchased, short-term bank notes, and advances from the Federal Home Loan Bank. The advances from the Federal Home Loan Bank, which totaled $250 million at December 31, 1997, are collateralized 150 percent with first-lien permanent mortgage loans of FTBNA.

Federal funds purchased and securities sold under agreements to repurchase and commercial paper generally have maturities of less than 90 days. Other short-term borrowings have original maturities of one year or less.

The detail of these borrowings for the years 1997, 1996 and 1995 is presented in the following table:

                                       Federal Funds
                                       Purchased and
                                       Securities Sold                    Other
                                      Under Agreements   Commercial     Short-term
(Dollars in thousands)                 to Repurchase       Paper        Borrowings
-----------------------------------------------------------------------------------
1997
     Average balance                    $1,790,130      $   20,792      $  642,235
     Year-end balance                    2,085,679          23,176         679,212
     Maximum month-end outstanding       2,085,679          24,170         873,739
     Average rate for the year                5.01%           4.64%           6.23%
     Average rate at year-end                 5.56            4.70            6.07
1996
     Average balance                    $1,588,101      $   22,207      $  497,870
     Year-end balance                    1,881,187          22,648         354,721
     Maximum month-end outstanding       1,881,187          33,790         699,113
     Average rate for the year                4.91%           4.39%           6.15%
     Average rate at year-end                 5.65            4.43            5.92
1995
     Average balance                    $1,491,033      $   35,579      $  368,630
     Year-end balance                    1,674,225          29,402          57,118
     Maximum month-end outstanding       1,953,448          44,755         547,131
     Average rate for the year                5.43%           5.14%           7.07%
     Average rate at year-end                 4.96            4.59            6.52
-----------------------------------------------------------------------------------

At December 31, 1997, $50.0 million of borrowings under unsecured lines of credit from non-affiliated banks were available to the parent company to provide for general liquidity needs at an annual facility fee of .10 percent.

NOTE 10 - TERM BORROWINGS

The following table presents information pertaining to term borrowings (debt with original maturities greater than one year) for First Tennessee and its subsidiaries at December 31:

(Dollars in thousands)                                          1997         1996
-----------------------------------------------------------------------------------
FIRST TENNESSEE NATIONAL CORPORATION:
Subordinated capital notes:
     Matures on June 1, 1999 -- 10 3/8%                      $ 74,873      $ 74,782
     Matures on November 15, 2005 -- 6 3/4%                    74,356        74,275
FIRST TENNESSEE BANK NATIONAL ASSOCIATION:
Notes payable to Federal Home Loan Bank*:
     Matures on January 29, 1999 -- 7.95%                      15,000        15,000
     Matures through 1998 -- 7.50%                              1,383         6,661
     Matures through 2009 -- 8.10%                              2,383         2,583
     Matured on January 3, 1997 -- 7.95%                           --        25,000
     Matured on April 3, 1997 -- 7.95%                             --        25,000
     Matured on October 3, 1997 -- 8.05%                           --        10,000
Industrial development bond payable to City of
          Alcoa, Tennessee; matures 1999 -- 6.50%                 200           300
CLEVELAND BANK AND TRUST COMPANY:
Industrial development bond payable to City of
          Cleveland, Tennessee; matures through 1999 --
          65% of prime (5.525% and 5.3625% at
          December 31, 1997 and 1996, respectively)               698         1,044
-----------------------------------------------------------------------------------
             Total                                           $168,893      $234,645
===================================================================================

[FN]
* The Federal Home Loan Bank borrowings are collateralized 150 percent with first-lien permanent mortgage loans of FTBNA.

Annual principal repayment requirements as of December 31, 1997, are as follows:

(Dollars in thousands)
-----------------------------------------------------------------------
1998                                                            $ 1,929
1999                                                             90,752
2000                                                                200
2001                                                                200
2002                                                                200
2003-2010                                                        76,383
-----------------------------------------------------------------------

At maturity, the 10 3/8 percent subordinated notes will be redeemed, at First Tennessee's option, in cash from the proceeds of the sale of capital securities, or exchanged for qualifying capital securities having a market value equal to the principal amount of the notes. These notes are unsecured and subordinate to all present and future senior debt of First Tennessee.

NOTE 11 - GUARANTEED PREFERRED BENEFICIAL INTERESTS IN FIRST TENNESSEE'S JUNIOR SUBORDINATED DEBENTURES

On December 30, 1996, First Tennessee, through its underwriters, sold to institutional investors $100 million of capital securities. First Tennessee Capital I (Capital I), a Delaware business trust wholly owned by First Tennessee, issued $100 million of Capital Securities, Series A at 8.07%. The proceeds were upstreamed to First Tennessee as junior subordinated debt under the same terms and conditions. First Tennessee has, through various contractual arrangements, fully and unconditionally guaranteed all of Capital I's obligations with respect to the capital securities. These capital securities qualify as Tier I capital and are presented in the Consolidated Statements of Condition as "Guaranteed Preferred Beneficial Interests in First Tennessee's Junior Subordinated Debentures." The sole asset of Capital I is $103 million of junior subordinated debentures issued by First Tennessee. These junior subordinated debentures also carry an interest rate of 8.07 percent. Both the capital securities of Capital I and the junior subordinated debentures of First Tennessee will mature on January 6, 2027; however, under certain circumstances, the maturity of both may be shortened to a date not earlier than January 6, 2017. Although December 30, 1996, was the trade date for this sale, the transaction settled on January 6, 1997. During 1997, under an accelerated purchase program the proceeds from this issuance were used to repurchase 3.8 million shares at a cost of $83.3 million.

NOTE 12 - REGULATORY CAPITAL

First Tennessee is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on First Tennessee's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices must be met. Capital amounts and classification are also subject to qualitative judgment by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require First Tennessee to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets (leverage). Management believes, as of December 31, 1997, that First Tennessee met all capital adequacy requirements to which it was subject.

The most recent notification from the Office of the Comptroller of the Currency at November 30, 1997, categorized First Tennessee as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized First Tennessee must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. In the opinion of management, at December 31, 1997, no conditions or events have occurred since that notification that would change First Tennessee's category.

The actual capital amounts and ratios of First Tennessee and FTBNA (the primary banking subsidiary of First Tennessee) are presented in the table below:

                              First Tennessee National        First Tennessee Bank
                                     Corporation              National Association
                             ---------------------------    -----------------------
(Dollars in thousands)           Amount          Ratio          Amount       Ratio
-----------------------------------------------------------------------------------
AS OF DECEMBER 31, 1997:
Actual:
Total Capital                  $1,213,578        11.65%     $1,041,057       10.61%
Tier 1 Capital                    938,456         9.01         848,817        8.65
Leverage                          938,456         6.83         848,817        6.62

For Capital Adequacy Purposes:
Total Capital                     833,448   >or=  8.00         785,138  >or=  8.00
Tier 1 Capital                    416,724   >or=  4.00         392,569  >or=  4.00
Leverage                          549,791   >or=  4.00         513,165  >or=  4.00

To Be Well Capitalized Under
   Prompt Corrective
   Action Provisions:
Total Capital                   1,041,810   >or= 10.00         981,422  >or= 10.00
Tier 1 Capital                    625,086   >or=  6.00         588,853  >or=  6.00
Leverage                          687,239   >or=  5.00         641,456  >or=  5.00
-----------------------------------------------------------------------------------
As of December 31, 1996:
Actual:
Total Capital                  $1,123,633        11.81%       $993,977       11.11%
Tier 1 Capital                    856,769         9.00         809,513        9.05
Leverage                          856,769         6.80         809,513        6.93

For Capital Adequacy Purposes:
Total Capital                     761,209   >or=  8.00         715,724  >or=  8.00
Tier 1 Capital                    380,604   >or=  4.00         357,862  >or=  4.00
Leverage                          504,151   >or=  4.00         467,236  >or=  4.00

To Be Well Capitalized Under
   Prompt Corrective
   Action Provisions:
Total Capital                     951,511   >or= 10.00         894,655  >or= 10.00
Tier 1 Capital                    570,906   >or=  6.00         536,793  >or=  6.00
Leverage                          630,189   >or=  5.00         584,045  >or=  5.00
-----------------------------------------------------------------------------------

The following table details the actual regulatory capital ratios for other bank subsidiaries at December 31, 1997:

                                   FNB                          Peoples
                           CBT  Springdale  FTBNA-MS  Peoples  and Union  Planters
                           (1)     (2)         (3)      (4)       (5)        (6)
-----------------------------------------------------------------------------------
AS OF DECEMBER 31, 1997:
Total Capital            13.65%   17.91%      14.23%   18.93%    12.95%      19.07%
Tier 1 Capital           12.39    16.78       13.32    17.68     11.77       17.80
Leverage                  7.84     9.41        9.23     9.96      7.55        8.39
-----------------------------------------------------------------------------------

[FN]
(1)Cleveland Bank and Trust Company (2)First National Bank of Springdale
(3)First Tennessee Bank National Association Mississippi
(4)Peoples Bank of Senatobia (5)Peoples and Union Bank (6)Planters Bank

NOTE 13 - OTHER INCOME AND OTHER EXPENSE

Following is detail concerning "All other income and commissions" and "All other expense" as presented in the Consolidated Statements of Income:

(Dollars in thousands)                                  1997          1996          1995
------------------------------------------------------------------------------------------
ALL OTHER INCOME AND COMMISSIONS:
Check clearing fees                                   $ 13,043      $ 16,873      $ 17,585
Other service charges                                   10,474         9,891         7,709
Other                                                   37,953        31,517        25,888
------------------------------------------------------------------------------------------
       Total                                          $ 61,470      $ 58,281      $ 51,182
==========================================================================================
ALL OTHER EXPENSE:
Contract employment                                   $ 17,420      $ 11,288      $  5,744
Supplies                                                15,267        14,383        11,866
Legal and professional fees                             13,999        12,050        13,403
Travel and entertainment                                13,802        10,394         8,211
Foreclosed real estate                                  10,827         7,533         4,962
Distributions on guaranteed preferred securities         8,070            --            --
Fed service fees                                         5,799         7,814         9,489
Deposit insurance premium                                1,485         5,129         9,957
Other                                                   55,068        46,328        31,133
------------------------------------------------------------------------------------------
       Total                                          $141,737      $114,919      $ 94,765
==========================================================================================

NOTE 14 - INCOME TAXES

The components of income tax expense are as follows:

(Dollars in thousands)         1997           1996            1995
--------------------------------------------------------------------
Current:
  Federal                    $ 68,665       $ 52,090         $46,502
  State                         3,409         10,903           8,059
Deferred:
  Federal                      34,674         40,266          29,734
  State                        10,847           (992)          3,774
--------------------------------------------------------------------
       Total                 $117,595       $102,267         $88,069
====================================================================

The effective tax rates for 1997, 1996 and 1995 were 37.32 percent, 36.24 percent and 34.82 percent, respectively. Income tax expense was different than the amounts computed by applying the statutory federal income tax rate to income before income taxes because of the following:

(Dollars in thousands)                     1997             1996            1995
-----------------------------------------------------------------------------------
Federal income tax rate                        35%              35%             35%
-----------------------------------------------------------------------------------
Tax computed at statutory rate           $110,274         $ 98,761         $88,535
Increase/(decrease) resulting from:
    Tax-exempt interest                    (2,494)          (3,269)         (2,922)
    State income taxes                      9,073            6,472           7,691
    Adjustment of prior years'
      estimated liabilities                    --               --          (5,675)
    Other                                     742              303             440
-----------------------------------------------------------------------------------
         Total                           $117,595         $102,267         $88,069
===================================================================================

A deferred tax asset or liability is recognized for the tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The tax consequence is calculated by applying enacted statutory tax rates, applicable to future years, to these temporary differences. Temporary differences which gave rise to deferred tax (assets)/liabilities at December 31, 1997 and 1996, were as follows:

(Dollars in thousands)                        1997             1996
---------------------------------------------------------------------
DEFERRED TAX ASSETS:
Loss reserves                               $(52,101)       $(50,121)
Net operating loss carryforwards              (4,381)         (6,791)
Other                                         (8,896)         (6,221)
---------------------------------------------------------------------
     Gross deferred tax assets               (65,378)        (63,133)
---------------------------------------------------------------------
DEFERRED TAX LIABILITIES:
Capitalized mortgage servicing rights        115,704          74,838
Depreciation                                   6,553           7,150
Investments in loans and securities            9,424           1,694
Employee benefits                              5,866           4,879
Purchase accounting adjustments                4,268           4,510
Intangible assets                              6,187           4,870
Federal Home Loan Bank stock                   4,683           3,614
Operations services                            3,417           3,615
Other                                         14,448           9,888
---------------------------------------------------------------------
     Gross deferred tax liabilities          170,550         115,058
---------------------------------------------------------------------
        Net deferred tax liabilities        $105,172        $ 51,925
=====================================================================

NOTE 15 - EARNINGS PER SHARE

The following table shows a reconciliation of earnings per share to diluted earnings per share. All share and per share data have been adjusted to reflect the 1998 and 1996 two-for-one stock splits.

(Dollars in thousands, except per share data)             1997              1996               1995
------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE COMPUTATION:
Net income                                            $    197,472      $    179,907      $    164,888

Weighted average shares outstanding                    128,365,434       134,393,172       136,049,588
Earnings per share                                    $       1.54      $       1.34      $       1.21
======================================================================================================
DILUTED EARNINGS PER SHARE COMPUTATION:
Net income                                            $    197,472      $    179,907      $    164,888

Weighted average shares outstanding                    128,365,434       134,393,172       136,049,588
Dilutive effect due to stock options                     3,621,498         1,986,370         1,296,764
------------------------------------------------------------------------------------------------------
Weighted average shares outstanding, as adjusted       131,986,932       136,379,542       137,346,352
Diluted earnings per share                            $       1.50      $       1.32      $       1.20
======================================================================================================

NOTE 16 - RESTRICTIONS, CONTINGENCIES AND OTHER DISCLOSURES

RESTRICTIONS ON CASH AND DUE FROM BANKS. The commercial banking subsidiaries of First Tennessee are required to maintain average reserve and clearing balances with the Federal Reserve Bank. The balances required at December 31, 1997 and 1996, were $181,446,000 and $200,454,000, respectively. These reserves are included in "Cash and due from banks" on the Consolidated Statements of Condition.

RESTRICTIONS ON DIVIDENDS. Dividends are paid by First Tennessee from its assets which are mainly provided by dividends from its subsidiaries. Certain regulatory restrictions exist regarding the ability of the banking subsidiaries to transfer funds to First Tennessee in the form of cash, dividends, loans or advances. As of December 31, 1997, the banking subsidiaries had undivided profits of $749,348,000 of which $205,732,000 was available for distribution to First Tennessee as dividends without prior regulatory approval.

RESTRICTIONS ON INTERCOMPANY TRANSACTIONS. Under Federal banking law, banking subsidiaries may not extend credit to the parent company in excess of 10 percent of the banks' capital stock and surplus, as defined, or $115,916,000 at December 31, 1997. The parent company had borrowings of $21,950,000 from FTBNA at December 31, 1997. Certain loan agreements also define other restricted transactions related to additional borrowings.

CONTINGENCIES. In October 1997, the circuit court of Houston County, Alabama entered a final judgment approving a settlement of a class action filed against FTBNA on behalf of persons in Alabama who had financed with FTBNA their purchases of satellite dish television systems ("satellite systems"). In December 1997, after appeal time had expired, the Supreme Court of Alabama released an opinion in an unrelated case indicating that a judgment would be void if entered in a class action filed after another class action with substantially similar allegations already had been filed. Because another purported class action in Alabama (discussed below) was filed before this action, this settlement could be void. The issue of the validity of the FTBNA class action settlement is currently before the Supreme Court of Alabama. While ready to proceed with the settlement if declared valid, no prediction at this time can be made as to how the Supreme Court of Alabama will rule. All individual lawsuits previously filed in state court in Alabama relating to the financing of satellite systems by FTBNA have been finally settled.

FTBNA was also named as a defendant in a purported nationwide class action lawsuit filed in federal court in Alabama in which plaintiffs assert that FTBNA and another defendant engaged in unfair and deceptive practices in connection with the financing of satellite systems. The complaint alleges violations of the Truth in Lending Act and the federal RICO statute, and fraud by suppression with respect to Alabama residents. In addition to these theories, plaintiffs proceed against FTBNA on an agency theory. The complaint seeks unquantified compensatory, triple, and punitive damages. FTBNA has filed a motion requesting the dismissal of plaintiffs' RICO and fraudulent suppression claims, but the court has not ruled on the motion. In addition to the Alabama lawsuits, in September 1997, a nationwide class action was filed in state court in Tennessee relating to the same satellite systems financing program. The complaint asserts that material facts were withheld from the purchasers in connection with the financing, that FTBNA and First Tennessee were unjustly enriched from the sale of such systems, and that FTBNA and First Tennessee violated the Tennessee Consumer Protection Act. The trial court entered an order of conditional class certification and FTBNA and First Tennessee have requested a review of that certification order for the purpose of having the conditional order set aside. FTBNA and First Tennessee deny liability, deny that any co-defendant is their agent, and intend to defend these actions vigorously.

In addition to satellite systems cases, various other claims and lawsuits are pending against First Tennessee and its subsidiaries. Although First Tennessee cannot predict the outcome of the foregoing actions, after consulting with counsel, it is management's opinion that when resolved, the amount, if any, will not have a material adverse effect on the consolidated financial statements of First Tennessee and its subsidiaries.

OTHER DISCLOSURES - BANK OWNED LIFE INSURANCE. First Tennessee has purchased life insurance on certain of its employees and is the beneficiary on these policies. At December 31, 1997, the cash surrender value of these policies, which is included in "Capital markets receivables and other assets" on the Consolidated Statements of Condition, was $69,373,000. There are no restrictions on the proceeds from these benefits, and First Tennessee has not borrowed against the cash surrender value of these policies.

NOTE 17 - SHAREHOLDER PROTECTION RIGHTS AGREEMENT

In September 1989, First Tennessee adopted a Shareholder Protection Rights Agreement (the Agreement) and distributed a dividend of one right on each outstanding share of common stock held on September 18, 1989, or issued thereafter and prior to the time the rights separate. On January 21, 1997, First Tennessee amended and restated the Agreement. As so amended, the Agreement provides that until the 10th business day (subject to certain adjustments by the board of directors) after a person or group commences a tender or exchange offer that will result in such person or group owning 10 percent or more of First Tennessee's common stock, or the public announcement by First Tennessee that a person or group owns 10 percent or more of First Tennessee's common stock, the rights will be evidenced by the common stock certificates, will automatically trade with the common stock, and will not be exercisable. Thereafter, separate rights certificates will be distributed, and each right will entitle its holder to purchase one one-hundredth of a share of participating preferred stock having economic and voting terms similar to those of one share of common stock for an exercise price of $75.

If any person or group acquires 10 percent or more of First Tennessee's common stock, then each right (other than rights beneficially owned by holders of 10 percent or more of the common stock or transferees thereof, which rights become void) will entitle its holder to purchase, for the exercise price, a number of shares of First Tennessee common stock or participating preferred stock having a market value of twice the exercise price. Also, if there is a 10 percent shareholder and First Tennessee is involved in certain significant transactions, each right will entitle its holder to purchase, for the exercise price, a number of shares of common stock of the other party having a market value of twice the exercise price. If any person or group acquires between 10 percent and 50 percent of First Tennessee's common stock, First Tennessee's board of directors may, at its option, exchange one share of First Tennessee common stock or one one-hundredth of a share of participating preferred stock for each right. The rights will expire on the earliest of one of the following three times: the time of the exchange described in the preceding sentence; September 18, 1999; or the date the rights are redeemed as described in the following sentence. The rights may be redeemed by the board of directors for $0.0017 per right until 10 business days after First Tennessee announces that any person or group owns 10 percent or more of First Tennessee's common stock.

NOTE 18 - SAVINGS, PENSION AND OTHER EMPLOYEE BENEFITS

SAVINGS PLAN. Substantially all employees of First Tennessee are covered by a contributory savings plan in conjunction with a flexible benefits plan. During the year, First Tennessee makes contributions to each employee's flexible benefits plan account. These contributions are based on length of service and a percentage of the employee's salary. The employees have the option to direct a portion or all of the contribution into their savings plan accounts. Employees may also make pre-tax and after-tax personal contributions to the savings plan. First Tennessee matches the majority of employee pre-tax contributions invested in First Tennessee's common stock at a rate of $.50 for each $1.00 invested up to 6 percent of the employee's qualifying salary. Contributions made by First Tennessee to the flexible benefits plan were $13,716,000 for 1997, $13,202,000 for 1996 and $9,996,000 for 1995.

ACTUARIAL ASSUMPTIONS. The actuarial assumptions used in the defined benefit pension plan and the other employee benefit plans were as follows:

                                                               1997        1996        1995
--------------------------------------------------------------------------------------------
Discount rate                                                 7.25%       7.75%       7.25%
Weighted average rate of increase in future
   compensation                                                4.0         4.0         4.7
Expected long-term rate of return on assets dedicated
   to employees who retired prior to January 1, 1993           6.5         6.5         6.5
Expected long-term rate of return on assets                   10.0        10.0        10.0
--------------------------------------------------------------------------------------------

PENSION PLAN. Substantially all employees of First Tennessee are covered by a noncontributory, defined benefit pension plan. Pension benefits are based on years of service, average compensation near retirement, and estimated social security benefits at age 65. The annual funding is based on an actuarially determined amount using the entry age cost method. First Tennessee's policy to fund amounts which are actuarially determined is in accordance with the applicable provisions of the Employee Retirement Income Security Act.

Effective for the 1997 fiscal year, the measurement date for pension assets and liabilities was changed from December 31 to September 30. The change in measurement date had no effect on prior years' pension expense. The components of pension expense for the years ended December 31 were as follows:

(Dollars in thousands)                               1997           1996           1995
------------------------------------------------------------------------------------------
Service cost-benefits earned during the year       $  5,737       $  6,083       $  5,210
Interest cost on projected benefit obligation         8,187          7,895          6,907
Gain on plan assets                                 (45,198)       (12,330)       (27,516)
Net amortization and deferral                        28,957         (2,398)        15,677
------------------------------------------------------------------------------------------
     Pension expense/(benefit)                     $ (2,317)      $   (750)      $    278
------------------------------------------------------------------------------------------

The following table sets forth the plan's funded status and amounts recognized in the Consolidated Statements of Condition:

(Dollars in thousands)                                             1997           1996
-----------------------------------------------------------------------------------------
Plan assets at fair value                                        $218,342        $169,488
Actuarial present value of projected benefit
   obligation*                                                    139,467         107,403
-----------------------------------------------------------------------------------------
Plan assets in excess of projected benefit obligation              78,875          62,085
Unrecognized net gain from past experience different
   from that assumed and effects of changes in assumptions        (16,829)         (9,963)
Prior service cost not yet recognized in pension expense            3,004           2,848
Unrecognized net transitional asset                                (2,320)         (2,780)
--------------------------------------------------------------------------
     Prepaid pension expense at September 30                       62,730
Contributions paid from October 1 to December 31                       82
-----------------------------------------------------------------------------------------
     Prepaid pension expense recognized in the
         Consolidated Statements
         of Condition as of December 31                         $ 62,812        $ 52,190
=========================================================================================

[FN]
* At December 31, 1997 and 1996, respectively, the actuarial present values of the accumulated benefit obligation were $104,107,000 and $82,435,000, of which vested benefits were $101,990,000 and $80,741,000. The accumulated benefit obligation excludes projected future increases in compensation.

OTHER EMPLOYEE BENEFITS. First Tennessee provides postretirement medical insurance to full-time employees retiring under the provisions of the First Tennessee Pension Plan. The postretirement medical plan is contributory with retiree contributions adjusted annually. The plan is based on criteria that are a combination of the employee's age and years of service and utilizes a two-step approach. For any employee retiring on or after January 1, 1995, First Tennessee will contribute a fixed amount based on years of service and age at time of retirement.

Effective for the 1997 fiscal year, the measurement date for postretirement benefit assets and liabilities was changed from December 31 to September 30. The change in measurement date had no effect on prior years' postretirement benefits. Postretirement benefit expense included the following components:

(Dollars in thousands)                                    1997          1996         1995
-------------------------------------------------------------------------------------------
Service cost                                            $   584       $   608       $   427
Interest cost on accumlated postretirement benefit
   obligation (APBO)                                      1,781         1,689         1,762
Actual return on assets                                  (2,478)       (1,004)       (1,867)
Amortization of transition obligation                       989           989           989
Total of other components                                 1,575           121         1,048
-------------------------------------------------------------------------------------------
     Postretirement benefit expense                     $ 2,451       $ 2,403       $ 2,359
===========================================================================================

    The following table sets forth the plan's funded status reconciled to the amounts shown in the Consolidated Statements of Condition:

(Dollars in thousands)                                               1997           1996
-------------------------------------------------------------------------------------------
APBO:
     Retirees                                                      $(14,596)      $(16,083)
     Actives                                                         (8,645)        (7,779)
-------------------------------------------------------------------------------------------
          Total APBO                                                (23,241)       (23,862)
Plan assets at fair value                                            12,210         11,198
-------------------------------------------------------------------------------------------
APBO in excess of plan assets                                       (11,031)       (12,664)
Unrecognized:
     Net transition obligation                                       14,829         15,818
     Prior service cost                                                  38             41
     Prepaid benefit cost                                            (4,362)        (1,270)
----------------------------------------------------------------------------
          Prepaid postretirement benefit cost at September 30          (526)
Contributions paid from October 1 to December 31                      4,976
-------------------------------------------------------------------------------------------
          Prepaid postretirement benefit cost as recognized
               in the Consolidated Statements of Condition
               as of December 31                                   $  4,450       $  1,925
===========================================================================================

The cost of health care benefits was projected to increase at an annual per capita rate of 8.75 percent in 1997 and decrease evenly to a rate of 5.75 percent by the year 2000 and remain at an even level thereafter. In 1996, the annual rate of increase was assumed to be 9.75 percent decreasing evenly to a rate of 5.75 percent by the year 2000 and remaining at an even level thereafter. In 1995, the annual rate of increase was assumed to be 10.75 percent decreasing evenly to a rate of 5.75 percent by the year 2000 and remaining at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. The following table illustrates the effect of increasing the assumed health care cost trend rate by 1 percent:

                               Current     Increased      Percent
(Dollars in thousands)          Trend        Trend        Change
-----------------------------------------------------------------
APBO at December 31, 1997      $23,241      $24,310        4.6+
Service and interest cost        2,365        2,465        4.2+
-----------------------------------------------------------------

The funding policy for the plan is to fund the maximum amount deductible under the current tax regulations. The plan assets consist primarily of equity and fixed income securities. The trust holding the plan assets for employees that retired prior to January 1, 1993, is subject to federal income taxes at a 35 percent tax rate. The trust holding the plan assets for all other employees, actives and those retired since 1992, is not subject to federal income taxes.

First Tennessee provides benefits to former and inactive employees after employment but before retirement. The obligation/(benefit) recognized in accordance with accounting standards was $.6 million in 1997, $(.3) million in 1996 and $1.9 million in 1995.

Medical and group life insurance expenses incurred for active employees are shown in the following table:

(Dollars in thousands)                               1997         1996        1995
-----------------------------------------------------------------------------------
Medical plan expense based on claims incurred      $10,802      $10,762      $8,673
Participants                                         5,652        5,267       5,304
-----------------------------------------------------------------------------------
Group life insurance expense based on
   benefits incurred                               $   949      $   865      $  783
Participants                                         8,457        8,022       7,744
-----------------------------------------------------------------------------------

NOTE 19 - STOCK OPTION, RESTRICTIVE STOCK INCENTIVE, AND DIVIDEND REINVESTMENT PLANS

At its January 1998 meeting, the board of directors authorized a two-for-one split of First Tennessee's common stock. The shares were distributed February 20, 1998, to shareholders of record on February 6, 1998. Share and per share amounts in the accompanying text and tables have been adjusted for this stock split and the 1996 two-for-one stock split.

STOCK OPTION PLANS. First Tennessee issues non-qualified stock options under various plans to employees, non-employee directors, and bank advisory board members. The plans provide for the issuance of First Tennessee common stock at a price equal to its fair market value at the date of grant; however, the exercise price may be less than the fair market value if the grantee has agreed to receive the options in lieu of compensation. The foregone compensation plus the exercise price must equal the fair market value of the stock on the date of grant. All options expire 10 years from the date of grant, except for those options that were part of compensation deferral, which expire 20 years from the date of grant. There were 3,548,310 shares available for option plan grants at December 31, 1997. The summary of stock option activity is shown below:

                                                Weighted
                                Options         Average
                              Outstanding   Exercise Price
----------------------------------------------------------
January 1, 1995                6,345,608       $ 7.25
Options granted                2,422,336        10.32
Stock options exercised         (878,744)        5.53
Stock options canceled          (520,732)       10.25
                              ----------
December 31, 1995              7,368,468         8.25
                              ==========
Options exercisable            3,307,196         6.20
----------------------------------------------------------
January 1, 1996                7,368,468       $ 8.25
Options granted                4,157,596        14.53
Stock options exercised         (795,642)        7.16
Stock options canceled          (693,786)       12.83
                              ----------
December 31, 1996             10,036,636        10.62
                              ==========
Options exercisable            4,571,800         8.40
----------------------------------------------------------
January 1, 1997               10,036,636       $10.62
Options granted                4,791,158        20.53
Stock options exercised       (1,904,284)       12.76
Stock options canceled          (770,280)       15.99
                              ----------
December 31, 1997             12,153,230        13.85
                              ==========
Options exercisable            8,554,866        13.67
----------------------------------------------------------

The following table summarizes information about stock options outstanding at December 31, 1997:

                                                              Weighted                        Weighted
                                               Weighted        Average                         Average
                                               Average        Exercise                        Exercise
                                              Remaining        Price -                         Price -
                               Options       Contractual       Options         Options         Options
Exercise Price Range         Outstanding         Life        Outstanding     Exercisable     Exercisable
--------------------------------------------------------------------------------------------------------
$ 4.00 - $10.00               2,533,226       4.45 years       $ 6.07         2,533,226        $ 6.07
$10.01 - $15.00               4,094,444       9.76 years        11.31         1,744,480         11.81
$15.01 - $20.00               2,162,120      12.19 years        16.56         2,027,320         16.64
$20.01 - $30.00               3,363,440      11.84 years        21.05         2,249,840         21.02
--------------------------------------------------------------------------------------------------------

NOTE 19 - STOCK OPTION, RESTRICTIVE STOCK INCENTIVE, AND DIVIDEND REINVESTMENT PLANS (CONTINUED)

First Tennessee accounts for these plans under APB Opinion No. 25 pursuant to which no compensation cost has been recognized. Had compensation cost for these plans been determined consistent with SFAS No. 123, First Tennessee's net income and earnings per share would have been reduced to the following pro forma amounts:

                                                                  December 31
                                                   ------------------------------------------
(Dollars in thousands except per share data)         1997             1996              1995
---------------------------------------------------------------------------------------------
Net income, as reported                            $197,472         $179,907         $164,888
Pro forma net income                                189,366          178,068          164,354
Earnings per share, as reported                        1.54             1.34             1.21
Pro forma earnings per share                           1.48             1.32             1.21
---------------------------------------------------------------------------------------------

Total compensation costs that would have been recognized in income under SFAS No. 123 for all stock-based compensation awards was $13,267,000 for 1997, $3,010,000 for 1996, and $874,000 for 1995.

Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years. First Tennessee used the Black-Scholes Option Pricing Model to estimate the fair value of stock options granted in 1997, 1996 and 1995 with the following assumptions:

                                                                    1997            1996            1995
------------------------------------------------------------------------------------------------------------
Expected dividend yield                                           3.31%           3.76%           3.76%
Expected option lives of options issued at market                 6.01 years      5.72 years      4.03 years
Expected option lives of options issued below market              2.36 years      2.65 years      5.96 years
Expected volatility                                              17.29%          16.75%          16.75%
Risk-free interest rates                                          6.51%           6.16%           6.62%
------------------------------------------------------------------------------------------------------------

                                                                      Weighted
                                                                     Average Fair
                                                       Number      Value per Option
                                                       Issued       at Grant Date
-----------------------------------------------------------------------------------
1997:
Options issued at market on the date of grant         2,989,752      $   4.87
Options issued below market on the date of grant      1,801,406          4.81
-----------------------------------------------------------------------------------
1996:
Options issued at market on the date of grant         2,811,422      $   2.66
Options issued below market on the date of grant      1,346,174          3.48
-----------------------------------------------------------------------------------
1995:
Options issued at market on the date of grant         2,143,600      $   1.69
Options issued below market on the date of grant        278,736          4.26
-----------------------------------------------------------------------------------

RESTRICTED STOCK INCENTIVE PLANS. First Tennessee has authorized the issuance of its common stock for awards to executive employees who have a significant impact on the profitability of First Tennessee under restricted stock incentive plans. Additionally, the plans provide for 6,000 shares of restricted stock to be granted to each new non-employee director upon election to the board with restrictions lapsing as defined in the plans. For 1997 First Tennessee granted no restricted shares under the plans. For the years 1996 and 1995, First Tennessee granted 222,392 and 16,400 restricted shares under the plans, respectively. Compensation expense related to these plans was $1,275,000, $1,541,000, and $1,165,000 for the years 1997, 1996 and 1995, respectively.
There were 757,936 shares available for restricted stock incentive grants at December 31, 1997.

DIVIDEND REINVESTMENT PLAN. The Dividend Reinvestment and Stock Purchase Plan, as amended in 1995, authorizes the sale of First Tennessee's common stock from authorized, but unissued common stock or from shares acquired on the open market to shareholders who choose to invest all or a portion of their cash dividends and make optional cash payments of $25 to $10,000 per quarter without paying commissions. Since 1988, shares for this plan have been purchased on the open market. The price of the shares purchased directly from First Tennessee is the mean between the high and low sales price on the investment date. The price of shares purchased on the open market is the average price paid.

NOTE 20 - BUSINESS SEGMENT INFORMATION

First Tennessee provides traditional retail/commercial banking and other financial services to its customers. First Tennessee has two broad groups: a regional banking group and national lines of business. The regional banking group consists of the retail/commercial bank, credit card, and trust operations. The national lines of business include capital markets, mortgage banking and transaction processing. Banking subsidiaries offer general banking products in 21 Tennessee counties, in northern Mississippi and in northwest Arkansas. Mortgage banking provides services in 30 states, and capital markets has offices in Chicago, Dallas, Kansas City, Knoxville, Memphis, Mobile and New York.

Total revenue, expense, and asset levels reflect those which are specifically identifiable or which are allocated based on an internal allocation method. Because the allocations are based on internally developed assignments and allocations, they are to an extent subjective. This assignment and allocation has been consistently applied for all periods presented. The following table reflects the approximate amounts of consolidated revenue, expense and assets for the three years ended December 31, for each segment:

                              Regional
                              Banking         Mortgage       Capital     Transaction
(Dollars in thousands)         Group          Banking        Markets      Processing    Corporate      Consolidated
-------------------------------------------------------------------------------------------------------------------
1997
Interest income             $   817,327      $   86,151      $ 19,632      $ 17,434      $   749       $   941,293
Interest expense                377,953          59,561        17,007         3,676           --           458,197
-------------------------------------------------------------------------------------------------------------------
   Net interest income          439,374          26,590         2,625        13,758          749           483,096
Other revenues                  179,021         330,467        98,311        61,257         (926)          668,130
Other expenses*                 398,520         297,588        74,246        57,684        8,121           836,159
-------------------------------------------------------------------------------------------------------------------
   Pre-tax income           $   219,875      $   59,469      $ 26,690      $ 17,331      $(8,298)      $   315,067
===================================================================================================================
Identifiable assets         $11,199,768      $2,302,440      $375,624      $510,065      $    --       $14,387,897
-------------------------------------------------------------------------------------------------------------------
1996
Interest income             $   779,224      $   85,965      $ 16,461      $ 14,847      $    --       $   896,497
Interest expense                380,348          48,493        13,652         2,816           --           445,309
-------------------------------------------------------------------------------------------------------------------
   Net interest income          398,876          37,472         2,809        12,031           --           451,188
Other revenues                  157,831         274,728        85,871        55,400       (2,681)          571,149
Other expenses*                 358,263         256,309        66,703        55,065        3,823           740,163
-------------------------------------------------------------------------------------------------------------------
   Pre-tax income           $   198,444      $   55,891      $ 21,977      $ 12,366      $(6,504)      $   282,174
===================================================================================================================
Identifiable assets         $10,826,758      $1,443,740      $316,459      $471,945      $    --       $13,058,902
-------------------------------------------------------------------------------------------------------------------
1995
Interest income             $   730,936      $   56,846      $ 18,393      $ 16,354      $    --       $   822,529
Interest expense                382,223          30,237        17,105         2,310           --           431,875
-------------------------------------------------------------------------------------------------------------------
   Net interest income          348,713          26,609         1,288        14,044           --           390,654
Other revenues                  144,925         213,612        82,814        48,856        2,404           492,611
Other expenses*                 313,900         195,630        61,611        52,820        6,347           630,308
-------------------------------------------------------------------------------------------------------------------
   Pre-tax income           $   179,738      $   44,591      $ 22,491      $ 10,080      $(3,943)      $   252,957
===================================================================================================================
Identifiable assets         $10,075,967      $1,168,010      $349,443      $483,462      $    --       $12,076,882
-------------------------------------------------------------------------------------------------------------------

[FN]
*Includes loan loss provision.

Capital expenditures occurred primarily in the regional banking group and were $56,099,000, $37,549,000 and $38,545,000 for the years ended December 31, 1997,
1996 and 1995, respectively. Depreciation and amortization in the mortgage banking segment were $54,572,000, $41,689,000 and $23,211,000 for 1997, 1996 and
1995, respectively. The remainder of depreciation and amortization expense occured primarily in the regional banking group and totaled $31,211,000, $37,102,000 and $45,733,000 for 1997, 1996 and 1995, respectively.

NOTE 21 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting standards require the disclosure of estimated fair values of all asset, liability and off-balance sheet financial instruments. The following fair value estimates are determined as of a specific point in time utilizing various assumptions and estimates. The use of assumptions and various valuation techniques, as well as the absence of secondary markets for certain financial instruments, will likely reduce the comparability of fair value disclosures between financial institutions. In some cases, book value is a reasonable estimate of fair value due to the relatively short period of time between origination of the instrument and its expected realization. The following table summarizes the book value and estimated fair value of financial instruments recorded in the Consolidated Statements of Condition as of December 31, 1997 and 1996:

                                                AT DECEMBER 31, 1997                At December 31, 1996
                                           -----------------------------       ------------------------------
                                               Book             Fair              Book              Fair
(Dollars in thousands)                         Value            Value             Value             Value
-------------------------------------------------------------------------------------------------------------
ASSETS:
Loans, net of unearned income:
     Floating                              $ 4,150,569       $ 4,151,045       $ 3,492,411       $ 3,492,699
     Fixed                                   4,122,366         4,137,707         4,216,866         4,209,728
     Nonaccrual                                 38,415            38,415            18,926            18,926
     Allowance for loan losses                (125,859)         (125,859)         (117,748)         (117,748)
-------------------------------------------------------------------------------------------------------------
                    Total net loans          8,185,491         8,201,308         7,610,455         7,603,605
Liquid assets                                  481,623           481,623           290,689           290,689
Mortgage loans held for sale                 1,240,648         1,248,114           787,362           783,993
Securities available for sale                2,133,303         2,133,303         2,173,620         2,173,620
Securities held to maturity                     53,230            54,323            65,914            66,677
Nonearning assets                              966,201           966,201         1,145,796         1,145,796
-------------------------------------------------------------------------------------------------------------
LIABILITIES:
Deposits:
     Defined maturity                      $ 3,430,870       $ 3,470,409       $ 3,441,338       $ 3,455,330
     Undefined maturity                      6,240,909         6,240,909         5,591,724         5,591,724
-------------------------------------------------------------------------------------------------------------
                    Total deposits           9,671,779         9,711,318         9,033,062         9,047,054
Short-term borrowings                        2,788,067         2,788,067         2,258,556         2,258,556
Term borrowings                                168,893           174,854           234,645           241,616
Other noninterest-bearing liabilities          212,565           210,919           176,340           173,727
-------------------------------------------------------------------------------------------------------------

[FN]
Information on the fair value of off-balance sheet financial instruments can be found in Note 22 - Financial Instruments with Off-Balance Sheet Risk.

The following describes the assumptions and methodologies used to estimate the fair value for financial instruments:

FLOATING RATE LOANS. With the exception of floating rate 1-4 family residential mortgage loans, the fair value is approximated by the book value. Floating rate 1-4 family residential mortgage loans reprice annually and will lag movements in market rates; whereas, commercial and consumer loans typically reprice monthly. The fair value for floating rate 1-4 family mortgage loans is calculated by discounting future cash flows to their present value. Future cash flows are discounted to their present value by using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same time period. Prepayment assumptions based on historical prepayment speeds have been applied to the floating rate 1-4 family residential mortgage portfolio.

FIXED RATE LOANS. The fair value is estimated by discounting future cash flows to their present value. Future cash flows are discounted to their present value by using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same time period. Prepayment assumptions based on historical prepayment speeds have been applied to the fixed rate mortgage and installment loan portfolios.

NONACCRUAL LOANS.  The fair value is approximated by the book value.

ALLOWANCE FOR LOAN LOSSES. The fair value is approximated by the book value. Additionally, the credit exposure known to exist in the loan portfolio is embodied in the allowance for loan losses.

LIQUID ASSETS. The fair value is approximated by the book value. For the purpose of this disclosure, liquid assets consist of federal funds sold, securities purchased under agreements to resell, capital markets inventory and investment in bank time deposits.

MORTGAGE LOANS HELD FOR SALE. Fair values are based primarily on quoted market prices.

SECURITIES AVAILABLE FOR SALE. Fair values are based primarily on quoted market prices.

SECURITIES HELD TO MATURITY. Fair values are based primarily on quoted market prices.

NONEARNING ASSETS. The fair value is approximated by the book value. For the purpose of this disclosure, nonearning assets include cash and due from banks, accrued interest receivable, capital markets receivables and excess mortgage servicing fees.

DEFINED MATURITY DEPOSITS. The fair value is estimated by discounting future cash flows to their present value. Future cash flows are discounted by using the current market rates of similar instruments applicable to the remaining maturity. For the purpose of this disclosure, defined maturity deposits include all certificates of deposit and other time deposits.

UNDEFINED MATURITY DEPOSITS. The fair value is considered to be equal to the book value. For the purpose of this disclosure, undefined maturity deposits include demand deposits, checking interest accounts, savings accounts and money market accounts.

SHORT-TERM BORROWINGS. The fair value of federal funds purchased, securities sold under agreements to repurchase, commercial paper, bank notes and other short-term borrowings is approximated by the book value. The fair value for Federal Home Loan Bank borrowings is determined using discounted future cash flows.

TERM BORROWINGS. The fair value is approximated by the present value of the contractual cash flows discounted by the investor's yield which considers First Tennessee's debt rating.

OTHER NONINTEREST-BEARING LIABILITIES. For the purpose of this disclosure, other noninterest-bearing liabilities include accrued interest payable and capital markets payables. Accrued interest, which is not payable until maturity, has been discounted to its present value given current market rates and the maturity structure of the financial instrument. The fair value of capital markets payables approximates the book value.

NOTE 22 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

First Tennessee utilizes various financial instruments as part of its risk management strategy and as a means to meet customers' needs. These instruments are subject to credit and market risks that are not reflected on the balance sheet. The activities which currently employ financial instruments with off-balance sheet risk are mortgage banking, interest rate risk management and capital markets operations. First Tennessee also enters into commitments for lending related purposes to meet customers' financial needs. Controls and monitoring procedures for these instruments have been established and are routinely revised. The Asset/Liability Committee (ALCO) monitors the usage and effectiveness of financial instruments. ALCO, in conjunction with senior credit officers, also periodically reviews and revises counterparty credit limits.

Credit Risk represents the maximum potential loss due to possible non-performance by obligors and counterparties under the terms of contracts. First Tennessee manages credit risk by entering into financial instrument transactions through national exchanges, primary dealers or approved counterparties, and using mutual margining agreements whenever possible to limit potential exposure. With exchange-traded contracts, the credit risk is limited to the clearinghouse used. For non-exchange traded instruments, credit risk may occur when there is a gain in the fair value of the financial instrument and the counterparty fails to perform according to the terms of the contract and/or when the collateral proves to be of insufficient value.

Market Risk represents the potential loss due to the decrease in the value of a financial instrument caused primarily by changes in interest rates, prepayment speeds or the prices of debt instruments. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on- and off-balance sheet hedges are aggregated, and the resulting net positions are identified.

LENDING RELATED
First Tennessee enters into fixed and variable loan commitments with customers. When these commitments have contract rate adjustments that lag changes in market rates, the financial instruments have characteristics similar to option contracts. First Tennessee follows the same credit policies and underwriting practices in making commitments as it does for on-balance sheet instruments. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if any, is based on management's credit evaluation of the counterparty.

Commitments To Extend Credit are contractual obligations to lend to a customer as long as all established contractual conditions are met. These commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The majority of First Tennessee's loan commitments have maturities less than one year and reflect the prevailing market rates at the time of the commitment. Since commitments may expire without being fully drawn upon, the total contract amount does not necessarily represent future cash requirements.

Commercial and Standby Letters of Credit are conditional commitments issued by First Tennessee to guarantee the performance and/or payment of a customer to a third party in connection with specified transactions. The credit risk involved in issuing commercial and standby letters of credit is essentially the same as that involved in extending loan facilities to customers.

The following is a summary of the maximum credit exposure of each class of lending related off-balance sheet financial instruments outstanding at December 31:

(Dollars in millions)                                    1997        1996
--------------------------------------------------------------------------
Commitments to extend credit:
       Consumer credit card lines                       $1,867      $1,622
       Consumer home equity                                413         320
       Commercial real estate and construction and
            land development                               371         300
       Mortgage banking                                    762         548
       Commercial and other                              1,877       1,642
--------------------------------------------------------------------------
            Total loan commitments                       5,290       4,432
Other commitments:
       Standby letters of credit                           513         470
       Commercial letters of credit                          6           3
--------------------------------------------------------------------------
            Total loan and other commitments            $5,809      $4,905
==========================================================================

The following table shows the notional or contractual amounts and related fair values for the off-balance sheet financial instruments at December 31:

                                                     1997                       1996
                                              -------------------      -----------------------
                                              Notional       Fair      Notional         Fair
(Dollars in millions)                          Value        Value        Value          Value
----------------------------------------------------------------------------------------------
Loan commitments                              $5,289.9       $5.4      $4,431.5       $    2.2
Commercial and standby letters of credit         518.5        6.4         473.1            5.9
----------------------------------------------------------------------------------------------
Foreign exchange contracts:
       Contracts to buy                       $   (2.5)         *      $    (.2)             *
       Contracts to sell                           2.7          *            .5              *
----------------------------------------------------------------------------------------------
            Net position                      $     .2                 $     .3
==============================================================================================

[FN]
*Amount is less than $100,000.

Mortgage banking loan commitments have an additional off-balance sheet value resulting from mortgage servicing rights of approximately $3.8 million at December 31, 1997, and $5.2 million at December 31, 1996.

MORTGAGE BANKING
First Tennessee uses both forward sales commitments and option contracts to protect the value of residential mortgage loans held for sale that are being underwritten for future sale to investors in the secondary market. Adverse market interest rate changes, between the time a customer receives a rate-lock commitment and the fully funded loan is sold to an investor, can erode the value of that mortgage. Therefore, First Tennessee enters into forward sales commitments and option contracts to mitigate the interest rate risk associated with the origination and sale of mortgage loans.

First Tennessee enters into interest rate contracts to hedge the decrease in the value of its mortgage servicing rights that could result from falling mortgage rates and increased mortgage prepayments. The credit risk inherent in these transactions relates to the possibility of a counterparty not paying according to the terms of the contract. This credit risk is controlled through credit approvals, risk control limits and on-going monitoring procedures through ALCO. The credit risk is represented by the aggregate fair value of only those interest rate contracts that currently have a positive fair value.

                                                                      1997                       1996
                                                              --------------------      ---------------------
                                                              Notional      Fair        Notional       Fair
(Dollars in millions)                                          Value        Value        Value         Value
-------------------------------------------------------------------------------------------------------------
Interest rate contracts:
       Mortgage pipeline and warehouse hedging:
           Forward contracts - commitments to sell            $1,644.8      $(4.3)      $1,089.0      $  3.4
           Option contracts - put options purchased**             26.0          *           13.0         (.1)
       Servicing portfolio hedging:
           Floors - purchased***                               3,750.0       27.5        2,080.0        16.2
           Option contracts - call options purchased****         640.0        2.5             --          --
------------------------------------------------------------------------------------------------------------

[FN]
     * Amount is less than $100,000.
    ** Put options purchased had a remaining book value of $.1 million at
       December 31, 1997 and 1996.
   *** Interest rate floors had a remaining book value of $16.0 million at
       December 31, 1997 and $17.0 million at December 31, 1996.
  **** Call options purchased had a remaining book value of $1.7 million at December 31, 1997.

Residential mortgage loans are originated by First Tennessee to be sold in the secondary market. Some of these loans are sold with provisions of recourse. As of December 31, 1997 and 1996, the outstanding principal amount of these loans was $111.6 million and $469.7 million, respectively. The associated credit risk on these loans sold with recourse was $111.6 million and $212.0 million for December 31, 1997 and 1996, respectively. A reserve has been established to cover any inherent losses. These loans are reviewed on a regular basis to ensure that reserves are adequate to provide for foreclosure losses. In addition, First Tennessee originates, sells and services loans guaranteed by the Veterans Administration (VA). A VA guaranty typically covers only the lesser of $46,000 or 25 percent to 50 percent of the unpaid loan balance. In the event of foreclosure, First Tennessee, as a servicer of VA loans, has credit risk to the extent that the outstanding loan balance exceeds the VA guarantee and the value of the underlying real estate. As of December 31, 1997 and 1996, the outstanding principal balance of VA loans serviced was $3.2 billion and $2.4 billion. These loans are reviewed on a regular basis, and a reserve has been established to cover any inherent losses.

INTEREST RATE RISK MANAGEMENT
First Tennessee's ALCO focuses on managing market risk by controlling and limiting earnings volatility attributable to changes in interest rates. Interest rate risk exists to the extent that interest-earning assets and liabilities have different maturity or repricing characteristics. First Tennessee uses off-balance sheet financial instruments that are designed to moderate the impact on earnings as interest rates move up or down.

Interest Rate Swaps involve the exchange of interest payments at specified intervals between two parties without the exchange of any underlying principal. Notional amounts are used in such contracts to calculate interest payments due to each counterparty and do not represent credit exposure. The primary risks associated with swaps are the exposure to movements in interest rates and the ability of counterparties to meet the terms of the contracts.

                                                           Notional      Fair     Weighted       Final
(Dollars in millions)                                       Value       Value    Average Rate  Maturity In
----------------------------------------------------------------------------------------------------------
1997
Interest rate contracts:
       Swaps - receive fixed/pay floating*                  $210.0      $  .1         6.200%      1998
       Caps:
            Purchased                                       $(20.0)     $ (.1)     Strike 8%      2002
            Written                                           20.0         .1      Strike 8%      2002
--------------------------------------------------------------------------------
                 Net position                               $   --      $  --
================================================================================
1996
       Amortizing swap - receive fixed/pay floating         $ 34.2      $ (.2)        4.885%      1997
----------------------------------------------------------------------------------------------------------

[FN]
*The weighted average rate paid on interest rate swaps at December 31,1997, was
 5.899 percent.

CAPITAL MARKETS (FORMERLY THE BOND DIVISION)
The capital markets division buys and sells mortgage securities, municipal bonds and other securities for trading purposes. When these securities settle on a delayed basis, they are considered forward contracts. These transactions are measured at fair value, and gains or losses are recognized in earnings as they occur. Futures contracts are utilized by capital markets, from time to time, to manage exposure arising from the inventory position. Credit risk related to these transactions is controlled through credit approvals, risk control limits and on-going monitoring procedures through ALCO.

                                                              For the Year Ended
                                              At               December 31, 1997
                                      December 31, 1997       ------------------
                                   ----------------------      Net       Average
                                    Notional        Fair      Gain/       Fair
(Dollars in millions)                Value          Value     (Loss)      Value
--------------------------------------------------------------------------------
Forward contracts:
       Commitments to buy:
            Gain position          $  (424.1)      $ 1.4
            Loss position           (1,174.4)       (4.2)
       Commitments to sell:
            Gain position            1,062.5         2.6
            Loss position              608.0        (1.9)
--------------------------------------------------------------------------------
                 Net position      $    72.0       $(2.1)     $61.2      $(1.5)
================================================================================
Option contracts:
       Purchased                   $   (11.0)          *      $  --          *
       Written                          11.0           *         --          *
--------------------------------------------------------------------------------
                 Net position      $      --       $  --      $  --      $  --
================================================================================

[FN]
*Amount is less than $100,000.

                                             At            For the Year Ended
                                     December 31, 1996     December 31, 1996
                                   ---------------------   ------------------
                                                             Net     Average
                                   Notional       Fair      Gain/      Fair
(Dollars in millions)               Value        Value      (Loss)    Value
-----------------------------------------------------------------------------
Forward contracts:
       Commitments to buy:
            Gain position          $ (566.9)    $  4.2
            Loss position            (606.3)      (3.3)
       Commitments to sell:
            Gain position             616.1        2.8
            Loss position             547.5       (4.8)
-----------------------------------------------------------------------------
                 Net position      $   (9.6)    $ (1.1)    $  61.2    $ (.3)
=============================================================================

[FN]
At December 31, 1996, there were no futures or option contracts outstanding. A net loss of approximately $100,000 was recognized on futures contracts in 1996. The average fair value for futures and option contracts was less than $100,000 in 1996.

NOTE 23 - PARENT COMPANY FINANCIAL INFORMATION

Following are condensed statements of the parent company:

STATEMENTS OF CONDITION                                       December 31
---------------------------------------------------------------------------------
(Dollars in thousands)                                    1997            1996
---------------------------------------------------------------------------------
ASSETS:
Cash                                                   $        2      $    3,094
Securities purchased from subsidiary
  bank under agreements to resell                          85,891          45,224
---------------------------------------------------------------------------------
       Total cash and cash equivalents                     85,893          48,318
Investment in bank time deposits                            5,094           4,240
Securities available for sale                              23,760          19,900
Notes receivable--long-term                                75,000          75,000
Investments in subsidiaries at equity:
    Bank                                                1,063,646       1,015,354
    Non-bank                                               16,636          12,181
Other assets                                               36,051          33,472
---------------------------------------------------------------------------------
       TOTAL ASSETS                                    $1,306,080      $1,208,465
=================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY:
Commercial paper and other
  short-term borrowings                                $   23,176      $   32,648
Accrued employee benefits
  and other liabilities                                    54,501          53,925
Term borrowings                                           274,307         167,366
---------------------------------------------------------------------------------
       Total liabilities                                  351,984         253,939
Shareholders' equity                                      954,096         954,526
---------------------------------------------------------------------------------
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $1,306,080      $1,208,465
=================================================================================

STATEMENTS OF INCOME                               Year Ended December 31
------------------------------------------------------------------------------------
(Dollars in thousands)                        1997            1996            1995
------------------------------------------------------------------------------------
Dividend income:
  Bank                                     $ 175,965       $  87,130       $  97,791
  Non-bank                                     3,557           2,850           3,982
------------------------------------------------------------------------------------
       Total dividend income                 179,522          89,980         101,773
Interest income                               11,287           9,626           9,950
Other income                                     460              38             248
------------------------------------------------------------------------------------
       Total income                          191,269          99,644         111,971
------------------------------------------------------------------------------------
Interest expense:
  Short-term debt                              1,132           1,725           2,395
  Term borrowings                             22,729          13,150           9,569
------------------------------------------------------------------------------------
       Total interest expense                 23,861          14,875          11,964
Compensation, employee benefits, and
  other expense                               10,903          10,203          15,685
------------------------------------------------------------------------------------
       Total expense                          34,764          25,078          27,649
------------------------------------------------------------------------------------
Income before income taxes
  and equity in undistributed
  net income of subsidiaries                 156,505          74,566          84,322
Applicable income taxes                      (10,458)         (6,099)         (6,825)
------------------------------------------------------------------------------------
Income before equity in undistributed
  net income of subsidiaries                 166,963          80,665          91,147
Equity in undistributed net
  income of subsidiaries:
    Bank                                      29,439          98,148          73,073
    Non-bank                                   1,070           1,094             668
------------------------------------------------------------------------------------
NET INCOME                                 $ 197,472       $ 179,907       $ 164,888
====================================================================================

STATEMENTS OF CASH FLOWS                                                  Year Ended December 31
----------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                             1997            1996            1995
----------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
Net income                                                      $ 197,472       $ 179,907       $ 164,888
  Less undistributed net income
    of subsidiaries                                                30,509          99,242          73,741
----------------------------------------------------------------------------------------------------------
Income before undistributed
    net income of subsidiaries                                    166,963          80,665          91,147
Adjustments to reconcile income to net cash
    provided by operating activities:
      Provision/(benefit) for deferred income taxes                 1,797          (2,763)            (17)
      Depreciation and amortization                                 2,176           2,087           1,926
      Loss/(gain) on disposal of fixed assets                           3              56            (225)
      Net change in interest receivable and other assets           (4,740)         (1,541)         (4,042)
      Net change in interest payable and other liabilities          5,678           9,879           4,077
----------------------------------------------------------------------------------------------------------
           Total adjustments                                        4,914           7,718           1,719
----------------------------------------------------------------------------------------------------------
           Net cash provided by
             operating activities                                 171,877          88,383          92,866
----------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
Securities:
    Maturities                                                         40             270           5,151
    Purchases                                                      (3,900)        (18,660)           (202)
Premises and equipment:
    Sales                                                              --              21           1,608
    Purchases                                                         (72)           (166)           (426)
Investment in subsidiaries                                         (3,093)             --           2,656
Increase in investment in bank time deposits                         (854)         (4,140)           (100)
Acquisitions, cash received/(paid)                                   (185)            400          22,040
----------------------------------------------------------------------------------------------------------
           Net cash provided/(used) by
             investing activities                                  (8,064)        (22,275)         30,727
----------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
Common stock:
    Exercise of stock options                                      24,309           5,779           4,977
    Cash dividends                                                (78,348)        (71,310)        (62,694)
    Repurchase of shares                                         (169,520)        (28,356)       (122,796)
Term borrowings:
    Issuance                                                      106,793          18,250          74,183
    Payments                                                           --              --         (13,950)
Decrease in short-term borrowings                                  (9,472)        (16,753)        (18,419)
----------------------------------------------------------------------------------------------------------
           Net cash used by
             financing activities                                (126,238)        (92,390)       (138,699)
----------------------------------------------------------------------------------------------------------
           Net increase/(decrease) in cash
             and cash equivalents                                  37,575         (26,282)        (15,106)
----------------------------------------------------------------------------------------------------------
           Cash and cash equivalents
             at beginning of year                                  48,318          74,600          89,706
----------------------------------------------------------------------------------------------------------
           Cash and cash equivalents
             at end of year                                     $  85,893       $  48,318       $  74,600
==========================================================================================================
Total interest paid                                             $  19,167       $  14,706       $  11,281
Total income taxes paid                                            60,050          47,812          46,225
----------------------------------------------------------------------------------------------------------

CONSOLIDATED HISTORICAL STATEMENTS OF INCOME (UNAUDITED)                                        FIRST TENNESSEE NATIONAL CORPORATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Growth Rates (%)
                                                                                                                  ------------------
(Dollars in millions except per share data)          1997      1996       1995      1994       1993      1992       97/96    97/92*
------------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
Interest and fees on loans:
  Commercial                                       $ 298.9   $ 277.2    $ 264.4   $ 211.6    $ 178.7   $ 180.4      7.8  +   10.6  +
  Consumer                                           248.7     229.9      206.0     166.8      128.1     114.6      8.2  +   16.8  +
  Permanent mortgage                                  51.0      51.7       52.1      44.0       45.9      59.0      1.4  -    2.9  -
  Credit card receivables                             67.9      67.6       65.5      56.6       51.1      53.2       .4  +    5.0  +
  Real estate construction                            33.1      27.1       23.0      11.4        7.3       6.0     22.1  +   40.7  +
Investment securities:
  Taxable                                            135.3     136.0      130.9     128.9      175.8     187.1       .5  -    6.3  -
  Tax-exempt                                           4.5       5.1        4.6       5.2        7.2       8.7     11.8  -   12.4  -
Other earning assets:
  Mortgage loans held for sale                        76.9      82.1       54.7      56.0       44.9      15.7      6.3  -   37.4  +
  Investments in bank time deposits                     .5        .7         .2        .2         .2       2.5     28.6  -   27.5  -
  Federal funds sold and securities
    purchased under agreements to resell              11.1       5.0        8.5       7.6        3.7       6.8    122.0  +   10.3  +
  Capital markets inventory                           13.4      14.1       12.6      12.8        9.3      10.3      5.0  -    5.4  +
---------------------------------------------------------------------------------------------------------------
         Total interest income                       941.3     896.5      822.5     701.1      652.2     644.3      5.0  +    7.9  +
---------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposits:
  Savings                                              8.2       9.4       10.8      13.4       15.4      17.5     12.8  -   14.1  -
  Checking interest and money
    market account                                    95.1      92.7       95.8      65.7       54.3      65.4      2.6  +    7.8  +
  Certificates of deposit under $100,000
    and other time                                   160.5     166.5      167.8     122.0      117.3     147.3      3.6  -    1.7  +
  Certificates of deposit $100,000 and more           47.7      46.3       30.6      18.7       16.2      20.5      3.0  +   18.4  +
Federal funds purchased and securities
  sold under agreements to repurchase                 89.8      78.0       80.9      40.5       29.2      22.5     15.1  +   31.9  +
Commercial paper and other short-term
  borrowings                                          39.2      29.3       25.7      35.6       33.6      13.7     33.8  +   23.4  +
Federal Reserve Bank penalties                         1.8       2.3        2.2       1.1         .5        .7     21.7  -   20.8  +
Term borrowings                                       15.9      20.8       18.0       9.6        9.6      11.1     23.6  -    7.5  +
---------------------------------------------------------------------------------------------------------------
         Total interest expense                      458.2     445.3      431.8     306.6      276.1     298.7      2.9  +    8.9  +
---------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                  483.1     451.2      390.7     394.5      376.1     345.6      7.1  +    6.9  +
Provision for loan losses                             51.1      35.7       20.6      17.2       36.5      45.2     43.1  +    2.5  +
---------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION                  432.0     415.5      370.1     377.3      339.6     300.4      4.0  +    7.5  +
---------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME:
Mortgage banking                                     330.1     275.4      213.6     188.2      139.6      33.6     19.9  +   58.0  +
Capital markets                                       98.3      85.9       82.8      77.5       91.5      80.3     14.5  +    4.1  +
Deposit transactions and cash management              86.1      78.2       74.1      65.8       59.6      54.6     10.0  +    9.5  +
Trust services and investment management              40.9      34.7       34.4      27.9       25.5      22.8     18.0  +   12.4  +
Merchant processing                                   32.1      24.2       19.2      14.7       12.0      10.7     32.8  +   24.5  +
Cardholder fees                                       19.8      17.2       14.9      15.6       15.8      15.6     15.6  +    4.9  +
Equity securities gains/(losses)                       (.8)     (2.5)       3.2      24.3        (.5)       .3     65.8  +   N/A
Debt securities gains/(losses)                          .1       (.2)       (.8)     (4.3)       1.4      (1.5)     N/A      N/A
All other income and commissions                      61.5      58.3       51.2      46.5       43.2      37.4      5.5  +   10.4  +
---------------------------------------------------------------------------------------------------------------
         Total noninterest income                    668.1     571.2      492.6     456.2      388.1     253.8     17.0  +   21.4  +
---------------------------------------------------------------------------------------------------------------
ADJUSTED GROSS INCOME AFTER PROVISION              1,100.1     986.7      862.7     833.5      727.7     554.2     11.5  +   14.7  +
---------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE:
Employee compensation, incentives and
  benefits                                           409.8     385.4      340.5     349.8      308.6     214.3      6.3  +   13.8  +
Operations services                                   49.9      44.1       38.8      33.7       28.7      24.3     13.1  +   15.5  +
Occupancy                                             42.8      39.8       37.9      34.1       27.7      24.7      7.6  +   11.6  +
Equipment rentals, depreciation and
  maintenance                                         40.1      34.1       31.8      29.2       22.2      17.5     17.5  +   18.0  +
Amortization of mortgage servicing rights             37.4      26.0       15.0      14.9       25.5       4.5     43.8  +   52.9  +
Communications and courier                            34.9      33.0       29.9      30.7       24.8      18.0      5.8  +   14.1  +
Advertising and public relations                      18.7      17.6       13.0      10.7        8.0       6.2      6.2  +   24.9  +
Amortization of intangible assets                      9.6       9.5        8.1       6.4        5.8       9.8      1.5  +     .5  -
All other expense                                    141.8     115.0       94.7     116.2      101.3      85.3     23.3  +   10.7  +
---------------------------------------------------------------------------------------------------------------
         Total noninterest expense                   785.0     704.5      609.7     625.7      552.6     404.6     11.4  +   14.2  +
---------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                           315.1     282.2      253.0     207.8      175.1     149.6     11.7  +   16.1  +
Applicable income taxes                              117.6     102.3       88.1      60.7       65.4      56.9     15.0  +   15.6  +
---------------------------------------------------------------------------------------------------------------
NET INCOME                                         $ 197.5   $ 179.9    $ 164.9   $ 147.1    $ 109.7   $  92.7      9.8  +   16.3  +
===============================================================================================================
FULLY TAXABLE EQUIVALENT ADJUSTMENT                $   4.3   $   5.4    $   5.0   $   4.8    $   6.3   $   8.4     20.4  -   12.5  -
---------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE                                 $  1.54   $  1.34    $  1.21   $  1.07    $   .81   $   .72     14.9  +   16.4  +
---------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE                         $  1.50   $  1.32    $  1.20   $  1.07    $   .80   $   .71     13.6  +   16.1  +
---------------------------------------------------------------------------------------------------------------

[FN]
* Compound annual growth rate.
Certain previously reported amounts have been reclassified to agree with current presentation. Per share data reflect the 1998 and 1996 two-for-one stock splits.

CONSOLIDATED AVERAGE BALANCE SHEETS AND
RELATED YIELDS AND RATES (UNAUDITED)                                                            FIRST TENNESSEE NATIONAL CORPORATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                        1997                             1996              Average
                                                          -------------------------------    ----------------------------- Balance
                                                                        Interest  Average                Interest  Average Growth(%)
(Fully taxable equivalent)                                 Average      Income/   Yields/    Average     Income/   Yields/ ---------
(Dollars in millions)                                      Balance      Expense   Rates      Balance     Expense   Rates     97/96
------------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Earning assets:
Loans, net of unearned income:
  Commercial                                              $ 3,624.8     $299.8     8.27%    $ 3,383.5    $278.2      8.22%     7.1 +
  Consumer                                                  2,760.0      248.7     9.01       2,607.5     229.9      8.82      5.8 +
  Permanent mortgage                                          638.4       51.0     7.99         660.0      51.7      7.83      3.3 -
  Credit card receivables                                     544.7       67.9    12.47         530.2      67.6     12.74      2.7 +
  Real estate construction                                    337.4       33.0     9.79         275.1      27.0      9.82     22.6 +
  Nonaccrual loans                                             39.8         .9     2.16          15.8       1.5      9.62    151.9 +
-------------------------------------------------------------------------------------------------------------------------
      Total loans, net of unearned income                   7,945.1      701.3     8.83       7,472.1     655.9      8.78      6.3 +
-------------------------------------------------------------------------------------------------------------------------
Investment securities:
  U.S. Treasury and other U.S. government agencies          1,963.3      129.3     6.59       2,031.2     131.0      6.45      3.3 -
  States and municipalities                                    83.7        6.8     8.06          98.1       7.9      8.02     14.7 -
  Other                                                        92.4        6.1     6.65          73.9       4.8      6.51     25.0 +
-------------------------------------------------------------------------------------------------------------------------
      Total investment securities                           2,139.4      142.2     6.65       2,203.2     143.7      6.52      2.9 -
-------------------------------------------------------------------------------------------------------------------------
Other earning assets:
  Mortgage loans held for sale                              1,005.9       76.9     7.64       1,059.4      82.1      7.74      5.1 -
  Investment in bank time deposits                              9.8         .5     5.05          14.6        .7      5.05     32.9 -
  Federal funds sold and securities purchased
    under agreements to resell                                207.1       11.1     5.37          94.2       5.0      5.30    119.9 +
  Capital markets inventory                                   204.8       13.6     6.65         218.5      14.5      6.66      6.3 -
-------------------------------------------------------------------------------------------------------------------------
      Total other earning assets                            1,427.6      102.1     7.15       1,386.7     102.3      7.38      2.9 +
-------------------------------------------------------------------------------------------------------------------------
      Total earning assets                                 11,512.1      945.6     8.21      11,062.0     901.9      8.15      4.1 +
Allowance for loan losses                                    (123.6)                           (117.1)                         5.6 +
Cash and due from banks                                       658.6                             662.8                           .6 -
Premises and equipment, net                                   195.1                             181.4                          7.6 +
Capital markets receivables and other assets                1,038.4                             799.2                         29.9 +
-------------------------------------------------------------------------------------------------------------------------
      Total assets/Interest income                        $13,280.6     $945.6              $12,588.3    $901.9                5.5 +
=========================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
Interest-bearing deposits:
  Savings                                                 $   376.5     $  8.2     2.17%    $   424.3    $  9.4      2.23%    11.3 -
  Checking interest and money market                        2,963.7       95.1     3.21       2,715.9      92.7      3.41      9.1 +
  Certificates of deposit under $100,000
    and other time                                          2,798.0      160.5     5.74       2,885.2     166.5      5.77      3.0 -
  Certificates of deposit $100,000 and more                   843.0       47.7     5.66         835.8      46.3      5.54       .9 +
-------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing deposits                       6,981.2      311.5     4.46       6,861.2     314.9      4.59      1.7 +
Federal funds purchased and securities sold
  under agreements to repurchase                            1,790.1       89.8     5.01       1,588.1      78.0      4.91     12.7 +
Commercial paper and other short-term borrowings              663.0       41.0     6.18         520.1      31.6      6.07     27.5 +
Term borrowings                                               185.5       15.9     8.60         253.7      20.8      8.24     26.9 -
-------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing liabilities                    9,619.8      458.2     4.76       9,223.1     445.3      4.83      4.3 +
Demand deposits                                             1,695.8                           1,816.1                          6.6 -
Other noninterest-bearing deposits                            530.1                             268.2                         97.7 +
Capital markets payables and other liabilities                457.5                             383.4                         19.3 +
Guaranteed preferred beneficial interests in First
  Tennessee's junior subordinated debentures                   98.6                               -                           N/A
Shareholders' equity                                          878.8                             897.5                          2.1 -
-------------------------------------------------------------------------------------------------------------------------
      Total liabilities and shareholders'
        equity/Interest expense                           $13,280.6     $458.2              $12,588.3    $445.3                5.5 +
=========================================================================================================================
Net interest income-tax equivalent basis/Yield                          $487.4     4.23%                 $456.6      4.13%
Fully taxable equivalent adjustment                                       (4.3)                            (5.4)
-------------------------------------------------------------------------------------------------------------------------
Net interest income                                                     $483.1                           $451.2
=========================================================================================================================
Net interest spread                                                                3.45%                             3.32%
Effect of interest-free sources used to fund
  earning assets                                                                    .78                               .81
-------------------------------------------------------------------------------------------------------------------------
Net interest margin                                                                4.23%                             4.13%
=========================================================================================================================

[FN]
Certain previously reported amounts have been reclassified to agree with current presentation. Yields and corresponding income amounts are adjusted to a fully taxable equivalent. Earning assets yields are expressed net of unearned income. Rates are expressed net of unamortized debenture cost for long-term debt. Net interest margin is computed using total net interest income.

CONSOLIDATED AVERAGE BALANCE SHEETS AND
RELATED YIELDS AND RATES (UNAUDITED)                                                            FIRST TENNESSEE NATIONAL CORPORATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                1995                               1994
                                                                  -------------------------------    -------------------------------
                                                                                Interest  Average                 Interest   Average
(Fully taxable equivalent)                                        Average       Income/   Yields/      Average    Income/    Yields/
(Dollars in millions)                                             Balance       Expense   Rates        Balance    Expense    Rates
------------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Earning assets:
Loans, net of unearned income:
  Commercial                                                      $  3,148.4     $265.3     8.43%    $  2,775.7    $212.4      7.65%
  Consumer                                                           2,367.1      206.0     8.70        2,082.6     166.8      8.01
  Permanent mortgage                                                   658.4       52.1     7.91          557.5      44.0      7.90
  Credit card receivables                                              480.4       65.5    13.63          432.7      56.6     13.08
  Real estate construction                                             216.4       23.0    10.65          117.3      11.4      9.71
  Nonaccrual loans                                                      16.5        1.4     8.48           18.6       1.3      7.25
------------------------------------------------------------------------------------------------------------------------------------
      Total loans, net of unearned income                            6,887.2      613.3     8.90        5,984.4     492.5      8.23
------------------------------------------------------------------------------------------------------------------------------------
Investment securities:
  U.S. Treasury and other U.S. government agencies                   2,004.3      125.9     6.28        2,063.4     122.8      5.95
  States and municipalities                                             81.4        7.0     8.63           84.3       7.8      9.26
  Other                                                                 75.3        4.9     6.53          101.0       5.9      5.91
------------------------------------------------------------------------------------------------------------------------------------
      Total investment securities                                    2,161.0      137.8     6.38        2,248.7     136.5      6.07
------------------------------------------------------------------------------------------------------------------------------------
Other earning assets:
  Mortgage loans held for sale                                         706.1       54.7     7.75          767.9      56.0      7.29
  Investment in bank time deposits                                       3.1         .2     5.79            5.3        .2      3.88
  Federal funds sold and securities purchased
    under agreements to resell                                         157.5        8.5     5.42          191.9       7.6      3.97
  Capital markets inventory                                            179.8       13.0     7.22          208.0      13.1      6.28
------------------------------------------------------------------------------------------------------------------------------------
      Total other earning assets                                     1,046.5       76.4     7.30        1,173.1      76.9      6.55
------------------------------------------------------------------------------------------------------------------------------------
      Total earning assets                                          10,094.7      827.5     8.20        9,406.2     705.9      7.50
Allowance for loan losses                                             (113.0)                            (113.1)
Cash and due from banks                                                659.0                              659.7
Premises and equipment, net                                            166.0                              149.1
Capital markets receivables and other assets                           552.8                              477.9
------------------------------------------------------------------------------------------------------------------------------------
      Total assets/Interest income                                $ 11,359.5     $827.5              $ 10,579.8    $705.9
====================================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
Interest-bearing deposits:
  Savings                                                         $    459.5     $ 10.8     2.35%    $    544.3    $ 13.4      2.47%
  Checking interest and money market                                 2,378.9       95.8     4.03        2,295.6      65.7      2.86
  Certificates of deposit under $100,000
    and other time                                                   2,872.6      167.8     5.84        2,529.4     122.0      4.82
  Certificates of deposit $100,000 and more                            531.9       30.6     5.75          460.2      18.7      4.06
------------------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing deposits                                6,242.9      305.0     4.89        5,829.5     219.8      3.77
Federal funds purchased and securities sold
  under agreements to repurchase                                     1,491.1       80.9     5.43        1,045.6      40.5      3.87
Commercial paper and other short-term borrowings                       404.2       27.9     6.90          683.2      36.7      5.37
Term borrowings                                                        208.9       18.0     8.63          101.8       9.6      9.41
------------------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing liabilities                             8,347.1      431.8     5.17        7,660.1     306.6      4.00
Demand deposits                                                      1,746.8                            1,742.7
Other noninterest-bearing deposits                                     142.7                              142.2
Capital markets payables and other liabilities                         300.1                              275.3
Guaranteed preferred beneficial interests in First
  Tennessee's junior subordinated debentures                             -                                  -
Shareholders' equity                                                   822.8                              759.5
------------------------------------------------------------------------------------------------------------------------------------
      Total liabilities and shareholders'
        equity/Interest expense                                   $ 11,359.5     $431.8              $ 10,579.8    $306.6
====================================================================================================================================
Net interest income-tax equivalent basis/Yield                                   $395.7     3.92%                  $399.3      4.25%
Fully taxable equivalent adjustment                                                (5.0)                             (4.8)
------------------------------------------------------------------------------------------------------------------------------------
Net interest income                                                              $390.7                            $394.5
====================================================================================================================================
Net interest spread                                                                         3.03%                              3.50%
Effect of interest-free sources used to fund
  earning assets                                                                             .89                                .75
------------------------------------------------------------------------------------------------------------------------------------
Net interest margin                                                                         3.92%                              4.25%
====================================================================================================================================

[FN]
Certain previously reported amounts have been reclassified to agree with current presentation. Yields and corresponding income amounts are adjusted to a fully taxable equivalent. Earning assets yields are expressed net of unearned income. Rates are expressed net of unamortized debenture cost for long-term debt. Net interest margin is computed using total net interest income.

CONSOLIDATED AVERAGE BALANCE SHEETS AND
RELATED YIELDS AND RATES (UNAUDITED)                                                            FIRST TENNESSEE NATIONAL CORPORATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                          1993                           1992
                                                            ------------------------------   ----------------------------- Average
                                                                        Interest  Average               Interest  Average  Growth(%)
(Fully taxable equivalent)                                  Average     Income/   Yields/    Average    Income/   Yields/  ---------
(Dollars in millions)                                       Balance     Expense    Rates     Balance    Expense   Rates      97/92*
------------------------------------------------------------------------------------------------------------------------------------
ASSETS:
Earning assets:
Loans, net of unearned income:
  Commercial                                                $2,435.3     $179.4     7.37%    $2,332.2    $182.9      7.84%    9.2  +
  Consumer                                                   1,524.9      128.1     8.40      1,231.8     114.6      9.30    17.5  +
  Permanent mortgage                                           527.4       45.9     8.70        643.2      59.0      9.17      .1  -
  Credit card receivables                                      396.5       51.1    12.90        388.1      53.2     13.72     7.0  +
  Real estate construction                                      82.0        7.3     8.92         58.9       6.0     10.21    41.8  +
  Nonaccrual loans                                              30.3        1.8     5.86         44.2       1.5      3.48     2.1  -
-------------------------------------------------------------------------------------------------------------------------
      Total loans, net of unearned income                    4,996.4      413.6     8.28      4,698.4     417.2      8.88    11.1  +
-------------------------------------------------------------------------------------------------------------------------
Investment securities:
  U.S. Treasury and other U.S. government agencies           2,679.9      160.8     6.00      2,224.4     154.3      6.94     2.5  -
  States and municipalities                                    109.2       10.8     9.92        127.2      13.0     10.26     8.0  -
  Other                                                        226.2       14.9     6.60        452.3      32.6      7.21    27.2  -
-------------------------------------------------------------------------------------------------------------------------
      Total investment securities                            3,015.3      186.5     6.19      2,803.9     199.9      7.13     5.3  -
-------------------------------------------------------------------------------------------------------------------------
Other earning assets:
  Mortgage loans held for sale                                 615.3       44.9     7.29        188.8      15.7      8.29    39.7  +
  Investment in bank time deposits                               4.2         .2     3.84         40.6       2.5      6.08    24.7  -
  Federal funds sold and securities purchased
    under agreements to resell                                 142.0        3.7     2.63        222.8       6.8      3.05     1.5  -
  Capital markets inventory                                    180.4        9.6     5.34        158.4      10.6      6.70     5.3  +
-------------------------------------------------------------------------------------------------------------------------
      Total other earning assets                               941.9       58.4     6.20        610.6      35.6      5.82    18.5  +
-------------------------------------------------------------------------------------------------------------------------
      Total earning assets                                   8,953.6      658.5     7.35      8,112.9     652.7      8.05     7.2  +
Allowance for loan losses                                     (109.6)                          (103.3)                        3.7  +
Cash and due from banks                                        582.5                            487.7                         6.2  +
Premises and equipment, net                                    126.3                            117.3                        10.7  +
Capital markets receivables and other assets                   429.6                            296.9                        28.5  +
-------------------------------------------------------------------------------------------------------------------------
      Total assets/Interest income                          $9,982.4     $658.5              $8,911.5    $652.7               8.3  +
=========================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
Interest-bearing deposits:
  Savings                                                   $  567.9     $ 15.4     2.72%    $  518.0    $ 17.5      3.38%    6.2  -
  Checking interest and money market                         2,221.9       54.3     2.44      2,090.3      65.4      3.13     7.2  +
  Certificates of deposit under $100,000
    and other time                                           2,439.4      117.3     4.81      2,621.5     147.3      5.62     1.3  +
  Certificates of deposit $100,000 and more                    414.0       16.2     3.91        472.7      20.5      4.34    12.3  +
-------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing deposits                        5,643.2      203.2     3.60      5,702.5     250.7      4.40     4.1  +
Federal funds purchased and securities sold
  under agreements to repurchase                             1,029.0       29.2     2.84        691.7      22.5      3.26    20.9  +
Commercial paper and other short-term borrowings               724.5       34.1     4.70        251.1      14.4      5.75    21.4  +
Term borrowings                                                102.8        9.6     9.39        132.8      11.1      8.33     6.9  +
-------------------------------------------------------------------------------------------------------------------------
      Total interest-bearing liabilities                     7,499.5      276.1     3.68      6,778.1     298.7      4.41     7.3  +
Demand deposits                                              1,542.8                          1,327.7                         5.0  +
Other noninterest-bearing deposits                               -                                -                           N/A
Capital markets payables and other liabilities                 256.0                            183.2                        20.1  +
Guaranteed preferred beneficial interests in First
  Tennessee's junior subordinated debentures                     -                                -                           N/A
Shareholders' equity                                           684.1                            622.5                         7.1  +
-------------------------------------------------------------------------------------------------------------------------
      Total liabilities and shareholders'
        equity/Interest expense                             $9,982.4     $276.1              $8,911.5    $298.7               8.3  +
=========================================================================================================================
Net interest income-tax equivalent basis/Yield                           $382.4     4.27%                $354.0      4.36%
Fully taxable equivalent adjustment                                        (6.3)                           (8.4)
-------------------------------------------------------------------------------------------------------------------------
Net interest income                                                      $376.1                          $345.6
=========================================================================================================================
Net interest spread                                                                 3.67%                            3.64%
Effect of interest-free sources used to fund
  earning assets                                                                     .60                              .72
-------------------------------------------------------------------------------------------------------------------------
Net interest margin                                                                 4.27%                            4.36%
=========================================================================================================================

[FN]
Certain previously reported amounts have been reclassified to agree with current presentation. Yields and corresponding income amounts are adjusted to a fully taxable equivalent. Earning assets yields are expressed net of unearned income. Rates are expressed net of unamortized debenture cost for long-term debt. Net interest margin is computed using total net interest income. *Compound annual growth rate

                               CORPORATE OFFICERS

RALPH HORN
     Chairman of the Board, President and
     Chief Executive Officer

J. KENNETH GLASS
     President
     Tennessee Banking Group
     First Tennessee Bank National Association

JOHN C. KELLEY, JR.
     President
     Memphis Banking Group
     First Tennessee Bank National Association

GEORGE P. LEWIS
     Executive Vice President
     Money Management Group
     First Tennessee Bank National Association

SUSAN SCHMIDT BIES
     Executive Vice President
     Risk Management

HARRY A. JOHNSON, III
     Executive Vice President
     General Counsel

JOHN P. O'CONNOR, JR.
     Executive Vice President
     Chief Credit Officer

ELBERT L. THOMAS, JR.
     Executive Vice President
     Chief Financial Officer

G. ROBERT VEZINA
     Executive Vice President
     Personnel Division Manager

JAMES F. KEEN
     Senior Vice President
     Corporate Controller

RICHARD M. FAUST
     Senior Vice President
     Audit and Security

TERESA A. ROSENGARTEN
     Vice President
     Treasurer

LENORE S. CRESON
     Corporate Secretary





                               CORPORATE DIRECTORS

ROBERT C. BLATTBERG
     Polk Brothers Distinguished Professor of Retailing
     J.L. Kellogg Graduate School of Management
     Northwestern University

CARLOS H. CANTU
     President and Chief Executive Officer
     The ServiceMaster Company

GEORGE E. CATES


     Chairman of the Board and Chief Executive Officer
     Mid-America Apartment Communities, Inc.

J. KENNETH GLASS
     President-Tennessee Banking Group
     First Tennessee Bank National Association

JAMES A. HASLAM, III
     Chief Executive Officer and Chief Operating Officer
     Pilot Corporation

RALPH HORN
     Chairman of the Board,
     President and Chief Executive Officer
     First Tennessee National Corporation
     First Tennessee Bank National Association

JOHN C. KELLEY, JR.
     President-Memphis Banking Group
     First Tennessee Bank National Association

R. BRAD MARTIN
     Chairman of the Board and Chief Executive Officer
     Profitt's, Inc.

JOSEPH ORGILL, III
     Chairman of the Board
     Orgill, Inc.

VICKI R. PALMER
     Corporate Vice President and Treasurer
     Coca-Cola Enterprises, Inc.

MICHAEL D. ROSE
     Private Investor

WILLIAM B. SANSOM
     Chairman of the Board and Chief Executive Officer
     The H.T. Hackney Co.

GORDON P. STREET, JR.
     Chairman of the Board,
     Chief Executive Officer and President
     North American Royalities, Inc.

                                                                        APPENDIX

                                  [FRONT]

      [LOGO]  FIRST
             TENNESSEE


                      FIRST TENNESSEE NATIONAL CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned appoints James L. Boren, Jr., Lewis R. Donelson, and George P. Lewis, or any one or more of them with full power of substitution, as Proxy or Proxies, to represent and vote all shares of stock standing in my name on the books of the Corporation at the close of business on February 27, 1998, which I would be entitled to vote if personally present at the Annual Meeting of Shareholders of First Tennessee National Corporation to be held in the Auditorium, First Tennessee Building, 165 Madison Avenue, Memphis, Tennessee, April 21, 1998, at 10 a.m. or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The Proxies are further authorized to vote in their discretion as to any other matters which may come before the meeting. The Board of Directors, at the time of preparation of the Proxy Statement, knows of no business to come before the meeting other than that referred to in the Proxy Statement.

      THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED FOR THE PROPOSALS DESCRIBED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ON THE REVERSE SIDE OF THIS PROXY.


            (Continued, and to be signed and dated on reverse side)

                   YOU CAN NOW VOTE YOUR PROXY BY TELEPHONE.

                         (See instructions on reverse.)

                                                        COMPANY #_____________
                                                        CONTROL #_____________

                               VOTE BY TELEPHONE
                          QUICK *** EASY *** IMMEDIATE
                  CALL TOLL FREE *** ON A TOUCH TONE TELEPHONE
                            1-800-240-6326 - ANYTIME
Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, dated, signed and returned your proxy card. The deadline for telephone voting is noon (ET), April 20, 1998.
                    AUTOMATED TELEPHONE VOTING INSTRUCTIONS:
1. Using a touch-tone telephone, dial 1-800-240-6326. Please make sure you stay on the line until you receive a confirmation of your vote.
2. When prompted, enter the 3 digit Company Number located in the box on the upper right hand corner of the proxy card.
3. When prompted, enter your 7 digit numeric Control Number that follows the Company Number.
OPTION #1:        TO VOTE AS THE (FIRST TENNESSEE NATIONAL CORPORATION) BOARD
                  OF DIRECTORS RECOMMENDS ON ALL PROPOSALS: PRESS 1
                  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 - THANK
                  YOU FOR VOTING.
OPTION #2         IF YOU CHOOSE TO VOTE ON EACH PROPOSAL SEPARATELY, PRESS
                  0. YOU WILL HEAR THESE INSTRUCTIONS:
                  Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD
                              FOR ALL nominees, press 9; to WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.
                  Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0
                          When asked, please confirm your vote by pressing 1 - THANK YOU FOR VOTING.
              IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK YOU PROXY
                               Please detach here

The First Tennessee National Corporation                                  [LOGO]          FIRST TENNESSEE
Annual Meeting
First Tennessee Building
M-Level Auditorium
165 Madison Avenue
Memphis, Tennessee  38103
April 21, 1998
10:00 a.m. Central Daylight Time

[X] Please mark votes as in this example.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS.

1.    Election of four Class II directors to serve until the 2001 Annual Meeting of Shareholders.

      Nominees:   (01) Robert C. Blattberg, (02) J. Kenneth Glass, (03) John C. Kelley, Jr. and (04) Michael D. Rose

                  [ ]  FOR                               [ ]  WITHHELD
                        all nominees                            from all nominees



To withhold authority to vote for any nominee(s),                       --------------------------------------------------
write the number(s) of the nominee(s) in the box to the right.
                                                                        --------------------------------------------------

2. Ratification of appointment of Arthur Andersen LLP as auditors.

                  FOR            AGAINST     ABSTAIN
                  [ ]             [ ]          [ ]

      Address change?  Mark Box.  Indicate changes below:       [ ]

      The undersigned hereby acknowledges receipt of notice of said meeting and the related proxy statement.

                                           Date
                                               -------------------------------


                                            ----------------------------------

                                            ----------------------------------

                               Signatures in Box
Shareholder sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.